As filed with the Securities and Exchange Commission on April 1, 2013

Registration Statement No. 333-

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Ellington Residential Mortgage REIT

(Exact Name of Registrant as Specified in Its Governing Instruments)

Ellington Residential Mortgage REIT

53 Forest Avenue

Old Greenwich, CT 06870

(203) 698-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Laurence Penn

Ellington Residential Mortgage REIT

53 Forest Avenue

Old Greenwich, CT 06870

(203) 698-1200

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel M. LeBey, Esq.	Paul Tropp, Esq.
Christopher C. Green, Esq.	Fried, Frank, Harris, Shriver & Jacobson LLP
Hunton & Williams LLP	One New York Plaza
Riverfront Plaza, East Tower	New York, New York 10004
951 E. Byrd Street	Tel (212) 859-8000
Richmond, Virginia 23219	Fax (212) 859-4000
Tel (804) 788-8200
Fax (804) 788-8218

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Shares of Beneficial Interest, $0.01 par value per share	$100,000,000	$13,640

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes the offering price of common shares that may be purchased by the underwriters upon the exercise of their over-allotment option.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

SUBJECT TO COMPLETION, DATED APRIL 1, 2013

Shares

Ellington Residential Mortgage REIT

Common Shares

This is the initial public offering of Ellington Residential Mortgage REIT. We are offering             of our common shares of beneficial interest, $0.01 par value per share, or common shares. Prior to this offering, there has been no public market for our common shares. We intend to apply to list our common shares on the New York Stock Exchange under the symbol “EARN.”

We were formed in August 2012 to specialize in acquiring, investing in and managing residential mortgage- and real estate-related assets. Our primary objective is to generate attractive current yields and risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by constructing and actively managing a portfolio comprised primarily of RMBS for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, and to a lesser extent on other RMBS and mortgage-related assets.

We were formed through an initial strategic venture between affiliates of Ellington Management Group, L.L.C., an investment management firm and registered investment adviser with a 18-year history of investing in a broad spectrum of mortgage-backed securities and related derivatives, with an emphasis on the RMBS market, and a group of funds managed by an affiliate of The Blackstone Group LP, a leading investment and advisory firm. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. These additional investments, when combined with the gross proceeds from this offering, will result in $             million in gross proceeds to our company.

We will elect and intend to qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or a REIT. To assist us in qualifying as a REIT, among other purposes, our declaration of trust generally limits beneficial and constructive ownership of our shares by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our shares. See “Description of Our Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”

We are an “emerging growth company” under the federal securities laws, and as such we have elected to comply with certain reduced public company reporting requirements in this prospectus and in future filings.

The underwriters have an option to purchase a maximum of              additional common shares to cover over-allotments of shares.

Investing in our common shares involves risk. See “Risk Factors” beginning on page 21.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer(2)
Per Share
Total

(1)	The Manager or its affiliates have agreed to pay the underwriting discounts and commissions in connection with this offering.
(2)	Reflects proceeds, before expenses, to us.

Delivery of the common shares will be made on or about                     , 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse	Deutsche Bank Securities
Citigroup	UBS Investment Bank

The date of this prospectus is                 , 2013

You should rely only on the information contained in this document. We have not authorized anyone to provide information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Until                 , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

GLOSSARY

“Agency” means a U.S. government agency, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, which guarantees payments of principal and interest on MBS.

“Agency certificates” means Ginnie Mae, Fannie Mae or Freddie Mac certificates.

“Agency RMBS” means government agency RMBS, which are mortgage pass-through certificates backed by pools of residential mortgage loans issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Our Agency RMBS may also consist of Agency CMOs, which are securities that are structured interests in Agency-backed mortgage pass-through certificates. See definition of “CMO,” below.

“Alt-A mortgage loans” means residential mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation.

“ARMs” means adjustable-rate residential mortgage loans.

“CMO” means a collateralized mortgage obligation. CMOs are structured instruments representing interests in specified mortgage loan collateral. CMO securitizations consist of multiple classes, or tranches, of securities, with each tranche having specified characteristics, based on the rules described in the securitization documents governing the division of the monthly principal and interest distributions, including prepayments, from the underlying mortgage collateral among the various tranches. Interest-only securities, or “IOs,” are CMOs that only receive interest payments while principal-only securities, or “POs,” receive only principal payments.

“conforming loans” means residential mortgage loans that conform to the Agency underwriting guidelines and meet the funding criteria of Fannie Mae and Freddie Mac.

“Fannie Mae” means the Federal National Mortgage Association.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHA” means the Federal Housing Administration.

“FHFA” means the U.S. Federal Housing Finance Agency.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“FRMs” means fixed-rate residential mortgage loans.

“Ginnie Mae” means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development.

“GSE” means a government-sponsored enterprise. When we refer to GSEs, we mean Fannie Mae, Freddie Mac or Ginnie Mae.

“highly rated” tranches of MBS refer to those tranches which we consider to be the more senior tranches of a given securitization.

“hybrid ARMs” means residential mortgage loans that have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index.

“IIOs” means inverse interest-only securities. These debt securities receive no principal payments and have a coupon rate which has an inverse relationship to its reference index.

“IO strips” are a type of stripped security. IO strips receive a specified portion of the interest on the underlying assets.

“inverse floaters” are a type of debt security with a coupon rate which has an inverse relationship to its reference index.

“jumbo mortgage loans” means residential mortgage loans with an original principal balance in excess of the maximum amount permitted by the Agency underwriting guidelines.

“manufactured homes” means housing units that are largely assembled in factories and then transported to sites of use. Manufactured housing loans include both manufactured housing installment sales contracts secured by security interests in manufactured homes (and, in some cases, by liens on the real estate on which the manufactured homes are located) and mortgage loans secured by first liens on the real estate on which manufactured homes are permanently affixed.

“MBS” means mortgage-backed securities.

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“MSRs” are mortgage servicing rights. Our investments in MSRs will typically consist of investments in the monthly interest payments collected from a pool of mortgage loans, net of a base fee paid to a sub-servicer, as well as the obligations associated with being a servicer, to the extent they are not subcontracted.

“Neg-Am ARMs” means ARMs that allow unpaid accrued interest to be capitalized monthly and added back to the loan’s outstanding principal balance. This negative amortization only occurs in loans where the monthly payment does not cover the amount of interest due for that period. Such mortgage loans typically employ (i) a “recast date” before which the outstanding principal loan balance is permitted to negatively amortize but after which it is not, and (ii) a principal balance cap based on federal and state legislation. Neg-Am ARMs are typically made to borrowers in high-cost areas because monthly mortgage payments are relatively low for these loans, and are made for the purposes of cash management and increased payment flexibility.

“non-Agency RMBS” means MBS that are not issued or guaranteed by an Agency, including investment grade (AAA through BBB rated) and non-investment grade (BB rated through unrated) classes.

“PO strips” are a type of stripped security. PO strips receive a specified portion of the principal on the underlying assets.

“prime mortgage loans” means residential mortgage loans that generally conform to Agency underwriting guidelines.

“prime jumbo mortgage loans” means mortgage loans that generally conform to Agency underwriting guidelines, except that the mortgage balance exceeds the maximum amount permitted by Agency underwriting guidelines.

“residential mortgage pass-through certificates” represent interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal (including principal prepayments), on the underlying residential mortgage loans are made monthly to holders of the certificates, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

“RMBS” means MBS backed by residential mortgage loans.

“second lien mortgage loan” means a mortgage loan that is subordinate to the primary mortgage loan on a property. The second lien mortgage loan can be in the form of a revolving home equity line of credit or in a closed-end non-revolving loan. In the event of a default or a bankruptcy of the borrower, the second lien mortgage loan will not be paid off until the first lien mortgage loan is paid off. The subordination inherent in the second lien mortgage loan and the resulting difficulty in asset recovery following a bankruptcy makes this type of loan a greater risk to lenders, and consequently such loans generally carry higher interest rates than first lien mortgage loans.

“SIFMA” means the Securities Industry and Financial Markets Association.

“single family residential” means residential single family one to four unit homes, that can be owner occupied primary residences, second homes, or investment properties, that can be detached homes, condominiums or planned-unit-development properties.

“stripped securities” are MBS structured with two or more classes that receive different distributions of principal or interest on a pool of Agency certificates, whole loans or private pass-through MBS.

“subprime mortgage loans” means residential mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting conforming loans and Alt-A mortgage loans. These lower standards permit loans to be made to borrowers having low credit scores and/ or imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), loans with no income disclosure or verification, and loans with high loan-to-value ratios.

“TBAs” means forward-settling Agency RMBS where the pool is “to-be-announced.” In a TBA, a buyer will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date.

“Treasury” means the U.S. Department of Treasury.

“VA” means the Department of Veterans Affairs.

“whole loans” means direct investments in whole residential mortgage loans, as opposed to investments in CMOs or other structured products that are backed by such loans.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before making an investment in our common shares. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, “EARN,” “we,” “us” and “our” refer to Ellington Residential Mortgage REIT and its subsidiaries, our “Manager” refers to Ellington Residential Mortgage Management LLC, our external manager, and “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time. References to “Blackstone” mean The Blackstone Group LP. The “Blackstone Funds” means the group of funds that are managed by an affiliate of Blackstone and that have made a substantial capital commitment to our company. Unless indicated otherwise, the information in this prospectus assumes no exercise of the underwriters’ over-allotment option described on the cover page of this prospectus.

Our Company

Ellington Residential Mortgage REIT is a Maryland real estate investment trust formed in August 2012 that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets. Our primary objective is to generate attractive current yields and risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by constructing and actively managing a portfolio comprised primarily of Agency RMBS. We also expect to opportunistically acquire non-Agency RMBS and other types of residential mortgage-related and real estate-related asset classes, such as residential whole mortgage loans, MSRs, and residential real properties. We believe that being able to combine Agency RMBS with non-Agency RMBS and other residential mortgage and real estate-related asset classes enables us to balance a range of mortgage-related risks.

We were formed through an initial strategic venture among affiliates of Ellington, an investment management firm and registered investment adviser with a 18-year history of investing in a broad spectrum of MBS and related derivatives, with an emphasis on the RMBS market, and the Blackstone Funds. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. As of December 31, 2012, we had deployed these contributed funds in approximately $13.5 million of non-Agency RMBS.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer; Laurence Penn, Vice Chairman of Ellington, who serves as our President and Chief Executive Officer; Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer; Paul Asaro, Chief Financial Officer of Ellington, who serves as our interim Chief Financial Officer and Treasurer; and Daniel Margolis, General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager. We currently do not have any employees.

We will elect and intend to qualify to be taxed as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes and to maintain our exclusion from regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager does not have any employees of its own and instead relies on the employees of Ellington to perform its obligations to us.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions—Services Agreement” for a description of the terms of the services agreement between our Manager and Ellington. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Ellington has extensive experience in buying, selling, analyzing and structuring fixed income securities throughout various market cycles, including the severe economic downturn that began in 2007. During the economic downturn, market conditions adversely affected both (i) the credit performance and valuations of assets targeted by many of Ellington’s clients at that time, especially non-Agency RMBS, and (ii) the cost and availability of financing for those assets, primarily in the form of repurchase agreements and securitizations. In particular, the economic downturn resulted in a severely illiquid market for many mortgage-related instruments, as evidenced by significantly greater difficulty buying and selling such instruments, and significant volatility and uncertainty in valuations. By way of illustration, the ABX indices, which give a general indication of prices of a variety of subprime RMBS, declined substantially during the economic downturn, although such declines varied widely depending upon the vintage and seniority of the reference obligations.1 Although economic conditions have recently improved, the asset classes that we are targeting are sensitive to economic downturns and adverse conditions in the mortgage and residential markets may affect our portfolio. See “Risk Factors—Risks Related To Our Business—Difficult conditions in the mortgage and residential real estate markets as well as general market concerns may adversely affect the value of the assets in which we invest and these conditions may persist for the foreseeable future.”

Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of RMBS collateral and RMBS market transactions and other mortgage- and real estate-related assets. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 18-year history of investing in RMBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of December 31, 2012, Ellington employed over 110 employees and had assets under management of approximately $4.9 billion, comprised of our company and various other investment vehicles, including Ellington Financial LLC, a specialty finance company listed on the NYSE (NYSE:EFC).

Our Initial Investors

In September 2012, we received an aggregate initial investment of approximately $31.5 million from Ellington and the Blackstone Funds. These investors have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitment through a private placement concurrent with this offering. The Blackstone Funds are managed by an affiliate of Blackstone, a leading investment and advisory firm. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses, which collectively had total assets under management of $210 billion as of December 31, 2012, include the management of private equity funds, real estate funds, hedge fund solutions, and credit businesses. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services.

Market Opportunity

Trends in RMBS

We intend to acquire and actively manage a portfolio comprised primarily of Agency RMBS, and to a lesser extent, non-Agency RMBS and other mortgage-related assets. We believe that those two markets offer attractive opportunities.

                Agency RMBS. Even though we remain in a low interest rate environment, mortgage principal prepayment rates are much lower than historical precedent would predict. Additionally, there is significant dispersion in prepayment rates across different pools of mortgage loans, caused in large part by differences in underlying pool attributes (such as loan characteristics) and servicer behavior. As a result, and based on our prepayment projections, we expect to target pools that we believe (1) will generate attractive yields, (2) will have less prepayment sensitivity to government policy shocks, and/or (3) will create opportunities for trading gains once the market recognizes their fundamental value, which for newer pools may come only after several months, when actual prepayment experience can be observed. We believe that our Manager’s research team, its proprietary prepayment models, and its extensive databases remain essential tools in Ellington’s implementation of this strategy. In addition, as a result of the persistent impact on the mortgage market of the recent credit crisis, as evidenced by more stringent underwriting standards, declining home values and negative equity in homes, there has generally been a muted borrower response to the current historically low mortgage rates, thereby enhancing the value of Agency RMBS. We believe that our

1	For instance, the ABX 2006-1 PENAAA declined by only 10% from the end of August 2008 to the end of August 2009, while the ABX 2006-2 AAA declined by 46% over the same period. The ABX 2006-1 PENAAA is a synthetic index referencing a basket of 20 subprime mortgage-backed securities issued during the last six months of 2005 with the second longest expected weighted average life among AAA-rated tranches of their respective issuers. The ABX 2006-2 AAA is a synthetic index referencing a basket of 20 subprime mortgage-backed securities issued during the first six months of 2006 with the longest expected weighted average life among AAA-rated tranches of their respective issuers.

current Agency RMBS strategy will benefit from the current market environment characterized by a substantial continuous supply of Agency RMBS securities, favorable yield spreads, relatively low financing and hedging costs, and ample availability of leverage.

Non-Agency RMBS. We believe that the long-term fundamental prospects for non-Agency RMBS are attractive. Our view is based on an overall better outlook for home prices in non-judicial foreclosure states, low absolute prices on certain riskier vintage securities, favorable default and delinquency trends and improving economic conditions. We also believe that the non-Agency RMBS markets exhibit positive long-term technical trends. Although ratings-based capital requirements reduced the demand by banks for non-Agency RMBS over the past few years, the U.S. Federal Reserve’s recently released Simplified Supervisory Formula Approach is expected to reduce the anticipated required capital charge substantially for such securities. This recently released proposal will not take full effect for some time, but the implied effective increased bank buying power for the sector is significant. In addition, there is robust demand for non-Agency RMBS from a variety of sources, including insurance companies, money managers, distressed funds, and other REITs. Meanwhile, since the completion of the Maiden Lane non-Agency RMBS auctions there has been significantly less distressed supply in the RMBS market. We expect this supply-demand relationship, coupled with the continuing decline in the total outstanding amount of non-Agency RMBS, and the ability to modestly leverage non-Agency assets, will provide continued support for non-Agency RMBS.

Evolving Housing Market and Mortgage Landscape

While the housing market continues to stabilize and improve in many regions, the mortgage market continues to evolve quickly, and we believe that there are likely to be significant opportunities to capitalize on changes in the mortgage market overall and on the dispersion in performance among different securities.

As noted above under “Trends in RMBS,” we generally intend to seek Agency pools with certain prepayment protection characteristics, or “prepayment protected pools.” Examples of prepayment protected pools are those comprised of low loan balance mortgages, mortgages backing investor properties, those containing mortgages originated through the government-sponsored “Making Home Affordable” refinancing programs, or “MHA programs,” and those containing mortgages with various other prepayment protection characteristics. The success of the various MHA programs implemented to date and the expansion of such programs are resulting in new categories of collateral with prepayment characteristics and disparities with respect to prepayment speeds on otherwise similar assets, which we believe represents a significant market opportunity.

The third round of quantitative easing announced in September 2012 involves the U.S. Federal Reserve’s purchases of Agency RMBS at a pace of $40 billion per month; however, this buying program generally targets the cheapest-to-deliver pass-throughs with coupons at the prevailing mortgage rates, leaving behind pools with collateral characteristics believed to mitigate or reduce prepayment risk, which may offer greater relative value.

There are many additional governmental policy actions proposed to stimulate and support home price recovery, to increase the availability of mortgage credit, and to encourage the re-entry of private capital into the U.S. mortgage market that may benefit our business. Against this favorable policy back-drop, these opportunities would come available at a time when the financing environment remains very attractive as the U.S. Federal Reserve continues to keep interest rates at nearly zero, resulting in a relatively steep yield curve. We believe the subdued economic recovery should cause these conditions to persist for the near term.

In addition, the origination landscape continues to evolve with many small originators participating in the industry. The performance of these originators varies greatly depending upon size and expertise, creating inefficiencies, and in turn trading opportunities for us.

Other Opportunities

The current market landscape is also generating new opportunities in other mortgage-related strategies such as those involving whole mortgage loans, MSRs and single-family housing. These strategies require substantial infrastructure to model and manage and, therefore, pose a serious barrier to entry for inexperienced investment managers. We believe that our Manager’s proprietary research, models and analytics, trading and structuring expertise, risk management and asset-sourcing capabilities will allow us to be flexible in identifying these opportunities and capitalizing on them to complement our Agency and non-Agency RMBS strategies. To the extent we acquire MSRs, it may be necessary to hold such assets through a taxable REIT subsidiary, or “TRS.” As a result, a portion of the income from such assets may be subject to U.S. corporate income tax.

Our Strategy

We intend to capitalize on the current market opportunity by utilizing an opportunistic strategy that we believe will enable us to generate attractive current yields and risk-adjusted total returns for our shareholders. In particular, our strategy will consist of:

•	utilizing an investment model that focuses on security selection and allocates capital to assets that balance a range of mortgage-related risks;

•	constructing and actively managing a hybrid investment portfolio comprised primarily of Agency RMBS and, to a lesser extent, non-Agency RMBS, designed to:

•	take advantage of opportunities in the Agency RMBS market by acquiring Agency RMBS on a leveraged basis; and

•	take advantage of opportunities in the non-Agency residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

opportunistically acquiring and managing other mortgage- and real estate-related assets, such as MSRs, residential whole mortgage loans and residential real properties that we would hold for appreciation and/or current income; and

•	opportunistically mitigating our interest rate and prepayment risk and, to a lesser extent, credit risk, by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and to maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we intend to focus on the acquisition and management primarily of Agency RMBS, and to a lesser extent, non-Agency RMBS, residential whole mortgage loans, MSRs and residential real properties, our acquisition and management decisions will depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To the extent that we acquire MSRs, it may be necessary to hold such assets through a TRS. As a result, a portion of the income from such assets may be subject to U.S. corporate income tax. Our Manager is authorized to follow very broad investment guidelines and, as a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent trustees will periodically review our investment guidelines and our portfolio, they generally will not review our proposed asset acquisitions or asset management decisions.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS.

Our Competitive Strengths

We believe the following competitive strengths uniquely position us to implement our business strategy:

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Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with access to investment opportunities and management expertise across our targeted asset classes. Certain of our officers were founding principals of Ellington and each of these officers has over 25 years of experience in the mortgage securities business with both buy side and sell side experience. Included among the members of our management team are the former heads of RMBS origination and trading, whole loan MBS origination and trading and fixed income research and quantitative systems at Kidder Peabody. One of the founding principals of Ellington and also our President and Chief Executive Officer, Mr. Penn, worked for ten years at Lehman Brothers, where, prior to joining Ellington in 1995 shortly after its inception, he co-headed Lehman Brothers’ trading desk for CMOs.

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Access to an Established Asset Manager with an Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington by having access to Ellington’s investment ideas, proprietary research, models and analytics, trading and structuring expertise, risk management and asset-sourcing capabilities. We believe this relationship will provide us with unique insights into attractive opportunities and access to market information that enhances our ability to make decisions regarding our combined Agency RMBS and non-Agency RMBS portfolio, which we believe is a significant competitive advantage. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

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Expertise in Prepayment, Interest Rate and Credit Modeling and Investing. We expect to benefit from Ellington’s proprietary analytical models and investment infrastructure, which were developed utilizing more than 18 years of experience by Ellington, a leading participant in the markets we intend to target. Ellington’s investment process emphasizes the quantitative assessment of interest rate risk, prepayment risk and, where applicable, credit risk, both on a portfolio basis and a security-by-security basis. This process relies on the sophisticated quantitative tools and methodologies that are the foundation of Ellington’s investment technique and asset surveillance. We believe that Ellington has differentiated itself with its long experience in investing and leveraging large pools of capital in complex mortgage and derivative instruments, through various economic and business cycles. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over most other market participants.

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Disciplined Security Selection Process. We intend to use a disciplined approach to security selection as a fundamental component of our asset acquisition strategy. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s proprietary analytics allow it to analyze securities individually based upon, among other things, available borrower credit information and property attributes. In order to generate attractive current yields and risk-adjusted returns on our investments, we intend to construct a portfolio with a focus on managing the various associated risks, such as duration and cash flow risk, including by selecting securities that have favorable prepayment characteristics and through the liability hedging strategy we will employ. In addition, we intend to actively and opportunistically manage the portfolio as market conditions permit.

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Strong Risk Management and Risk Mitigation Focus. Risk management is one of Ellington’s core competencies and we implement techniques that are intended to mitigate the risks inherent in our business. In addition, our disciplined security selection process and our concentrated focus on managing our duration risk are also important components of what we believe to be our competitive advantages in our primary RMBS asset classes. Ellington has several employees dedicated to compliance and risk management, including its chief compliance officer. See “—Risk Management—Liquidity Management.”

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Strong Sponsorship and Alignment of Interests Between Our Shareholders and Our Manager. We were founded with investment and organizational assistance from affiliates of Blackstone and Ellington. Blackstone is a leading investment and advisory firm. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. Affiliates of Ellington retain a capital commitment of $1 million and the Blackstone Funds retain a commitment of $20 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. These investments will result in affiliates of our Manager and the Blackstone Funds owning approximately     % and     %, respectively, of our outstanding common shares upon completion of this offering. In addition, one individual affiliated with Blackstone will serve on our Board of Trustees and two individuals affiliated with Ellington will serve on our Board of Trustees. Furthermore, these investors have agreed not to sell or otherwise transfer any of our common shares for a period of             months after the completion of this offering. We believe that the ownership of our common shares by affiliates of our sponsors, including affiliates of our Manager, will further align our Manager’s interests with our shareholders’ interests.

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Agency RMBS

•    Agency RMBS collateralized by either fixed rate mortgage loans, adjustable rate mortgage loans or hybrid mortgage loans, or derivatives thereof, including:

•    whole pool mortgage pass-through certificates;

•    Agency CMOs, including IOs, POs, IIOs, and inverse floaters; and

•    TBAs.

Non-Agency RMBS	• RMBS backed by prime jumbo, Alt-A, manufactured housing and subprime mortgages;

• RMBS backed by fixed rate mortgages, ARMs, Option-ARMs and Hybrid ARMs;

• RMBS backed by first lien and second lien mortgages;

• Investment grade and non-investment grade securities;

• Senior and subordinated securities; and

• Non-Agency CMOs, including IOs, POs, IIOs and inverse floaters.

Other	• Residential whole mortgage loans;

• MSRs;

Asset Class	Principal Assets
• Residential real properties; and • Other mortgage- and real estate-related assets, including asset backed securities and certain hedging transactions.

Our Portfolio

Our portfolio consisted of the following investments as of                 , 2013:

	Current Principal	Fair Value	Average Price	Cost	Average Cost
Agency RMBS
Agency 30 Year Fixed RMBS
Agency 15 Year Fixed RMBS
Agency Hybrid/ARM RMBS
Non-Agency RMBS
Subprime
Alt-A
Prime RMBS
Other Target Asset Classes

Investment Process

Our investment process benefits from the resources and professionals of our Manager and Ellington. The process is managed by an investment and risk management committee, which includes, among others, the following officers of our Manager: Messrs. Vranos, Penn and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer, President and Chief Executive Officer and Co-Chief Investment Officer, respectively. The investment and risk management committee operates under investment guidelines and meet periodically to develop a set of preferences for the composition of our portfolio. The primary focus of the investment and risk management committee is to review and approve our investment policies and our portfolio composition and related compliance with our guidelines. Under the management agreement between us and our Manager, our Manager has the authority to enter into transactions consistent with our investment guidelines, subject to the oversight of our Board of Trustees. Any transactions deviating in a material way from these guidelines must be approved by our Board of Trustees.

Risk Management

Risk management is a cornerstone of Ellington’s portfolio management process. Ellington’s risk management infrastructure system includes “ELLiN,” a proprietary portfolio management system that Ellington uses for all of its accounts, which provides real-time and batch reporting to all departments at Ellington, including trading, research, risk management, finance, operations, accounting and compliance. We will benefit from Ellington’s comprehensive risk management infrastructure and ongoing assessment of both portfolio and operational risks. In addition, we will utilize derivatives and other hedging instruments to opportunistically manage our interest rate risk.

Our Hedging Strategy

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we may utilize various derivative instruments and other hedging instruments to mitigate interest rate risk, credit risk and other risks. For example, we intend to opportunistically hedge interest rate risk by entering into interest rate swaps, Eurodollar futures, TBA transactions, and other hedging instruments, and for the purposes of the REIT qualification tests, we will generally seek to designate these instruments as hedging our repurchase agreement indebtedness. Finally, although we do not intend to operate our non-Agency RMBS investment strategy on a credit-hedged basis in general, we may selectively use credit default swaps to hedge non-Agency credit risk.

Our Financing Strategies and Use of Leverage

We intend to finance our assets with what we believe to be a prudent amount of leverage, which will vary from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Our borrowings will primarily consist of repurchase agreements collateralized by our Agency RMBS and non-Agency RMBS. The terms of these repurchase agreements may require additional collateral to be posted with our counterparties from time to time as a result of a margin call. See “Risk Factors—Risks Related to Our Business—Adverse market developments could cause our lenders to require us to pledge additional assets as collateral. If our assets were insufficient to meet these collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at unfavorable prices.” We currently have master repurchase agreements in place with six repurchase agreement counterparties.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our Board of Trustees, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio, although we currently expect that our debt-to-equity ratio initially will be within a range of 6:1 to 10:1 for our Agency RMBS and 0:1 to 2:1 for our non-Agency RMBS. To the extent we employ leverage with respect to other mortgage and real-estate related investments we may make from time to time, we do not expect the debt-to-equity ratio on those investments to exceed 1:1.

Our Formation and Structure

We were formed as a Maryland real estate investment trust in August 2012, and we completed a private placement of common shares in September 2012 through an initial strategic venture among affiliates of Ellington and the Blackstone Funds. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. Of the total equity capital commitments by, and common shares that we have issued and sold to date to our initial shareholders, approximately 95% is allocated to the Blackstone Funds and approximately 5% is allocated to affiliates of Ellington. Following the completion of this offering, we expect the Blackstone Funds to hold approximately     % of our common shares, and affiliates of Ellington to hold approximately     % of our common shares.

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, will depend on our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended, or the “Code,” relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital shares. We believe that, commencing with our short taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2013.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our shareholders, but taxable income generated by any TRS that we may form or acquire will be subject to federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income to their shareholders. If we failed to qualify as a REIT in any calendar year and did not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

The following chart illustrates our organizational structure immediately following completion of this offering (assuming no exercise by the underwriters of their over-allotment option):

(Footnotes appear on the next page)

(1)	EMG Holdings, L.P. is a holding company that beneficially owns a majority ownership interest in Ellington and other Ellington affiliates, including our Manager. VC Investments L.L.C. is the general partner of EMG Holdings, L.P. and is also the managing member of Ellington and of the Ellington affiliate that owns 100% of the ownership interests in our Manager, and as such controls each of these entities. The limited partners of EMG Holdings L.P. include Mr. Vranos and certain other Ellington principals. Mr. Vranos beneficially owns a controlling interest in VC Investments L.L.C.
(2)	Our Manager is a wholly-owned subsidiary of an Ellington affiliate that is controlled by EMG Holdings, L.P. and VC Investments L.L.C. VC Investments L.L.C. is the general partner of EMG Holdings, L.P. and is also the managing member of Ellington and of the Ellington affiliate that owns our Manager. The Blackstone Funds that currently own approximately 95% of our outstanding common shares (and which are expected to own % of our outstanding common shares following this offering) also hold special non-voting membership interests in the Ellington affiliate that owns our Manager, which entitle the holders thereof to a profits interest in such Ellington affiliate based on the management fees we pay to our Manager.
(3)	Ellington Residential Mortgage LP is our operating partnership. We hold all of our assets and conduct all of our operations primarily through subsidiaries of our operating partnership. Through EARN OP GP LLC, our wholly owned subsidiary, we are the sole general partner of our operating partnership. See “Operating Partnership and the Partnership Agreement.”
(4)	We expect EARN Securities LLC, EARN CMO LLC and EARN TRS LLC to qualify for the exclusion from regulation as an investment company provided by Section 3(c)(7) of the Investment Company Act.
(5)	We expect EARN Mortgage LLC to qualify for the exclusion from regulation as an investment company provided by Section 3(c)(5)(C) of the Investment Company Act. As a result at least 55% of this subsidiary’s assets on an unconsolidated basis are expected to be whole pool pass-through securities.

Our Management Agreement

In September 2012, we and each of our current subsidiaries entered into a management agreement with our Manager pursuant to which our Manager is required to manage our business affairs in conformity with policies and investment guidelines that are approved and monitored by our Board of Trustees. Our Manager will be subject to the direction and oversight of our Board of Trustees. Our Manager will be responsible for, among other things:

•	the identification, selection, purchase and sale of our portfolio investments;

•	our financing and risk management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

In addition, our Manager is responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be necessary or appropriate.

Term and Termination. The initial term of the management agreement will expire in September 2017 and will be automatically renewed for a one-year term on such date and on each anniversary of such date thereafter unless terminated as described below.

Either we or our Manager may elect not to renew the management agreement upon expiration of its initial term or any renewal term by providing written notice of non-renewal at least 180 days, but not more than 270 days, before expiration. In the event we elect not to renew the term, we will be required to pay our Manager a termination fee equal to five percent (5%) of our shareholders’ equity as of the end of the month preceding the date on which the term of the management agreement is terminated. No termination fee will be due to the Manager if the Manager determines not to renew or to terminate the management agreement unless we have defaulted on the management agreement. The Manager is entitled to terminate the management agreement and receive the termination fee upon 60 days prior written notice of termination to us in the event that we have defaulted in the performance or observance of any material term, condition, or covenant in the management agreement and such default has continued for a period of 30 days after written notice specifying such default and requesting that the default be remedied in such 30 day period.

We have the right to terminate the management agreement for cause, as defined in the management agreement, at any time during the term upon 30 days’ prior written notice, without payment of any termination fee.

Following the completion of this offering, our Board of Trustees will review our Manager’s performance annually and, as a result of such review, upon the affirmative vote of at least two-thirds of the members of our Board of Trustees or of the holders of a majority of our outstanding common shares, we may terminate the management agreement based upon a determination that our Manager’s performance has been unsatisfactory and materially detrimental to us or a determination by our independent trustees that the management fees payable to our Manager are not fair, subject to the right of our Manager to prevent such a termination by agreeing to a reduction of the management fees payable to our Manager. Upon any termination of the management agreement based on unsatisfactory performance or unfair management fees, we are required to pay our Manager the termination fee described above.

Our Manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act. Our Manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager the termination fee described above.

The following table summarizes the fees and expense reimbursements that we are required to pay to our Manager. Our Manager is not entitled to receive any incentive fee under the management agreement.

Type	Description	Payment

Management fee(1)

1.50% per annum of our shareholders’ equity, with shareholders’ equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of common shares or other equity securities of our company or our operating partnership (without double counting) since inception, plus (2) our and our operating partnership’s (without double counting) retained earnings or accumulated deficit calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our operating partnership has paid to repurchase common shares, limited partnership interests in our operating partnership or other equity securities since inception. Shareholders’ equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in net income, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent trustees and approval by a majority of our independent trustees.

Our shareholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of shareholders’ equity shown on our financial statements.

Quarterly in arrears in cash

Type	Description	Payment

Assuming (i) the sale of common shares in this offering (which assumes no exercise of the underwriters’ over-allotment option) and the sale of an additional common shares to our initial investors through one or more private placements prior to or concurrent with this offering and (ii) we issue no additional equity during the year ending December 31, 2013, we estimate the management fee payable to our Manager for the year ending December 31, 2013 will be approximately $ million.

Expense reimbursement	Reimbursement of documented expenses incurred by our Manager on our behalf, including among others: (i) documented cost of certain legal, accounting, due diligence tasks and other services performed by our Manager’s or Ellington’s employees and services that outside professionals or outside consultants otherwise would perform; and (ii) costs of the wages, salaries and benefits incurred by our Manager if our Manager elects to provide us with a dedicated chief financial officer, controller, internal legal counsel and/or investor relations professional (or a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, if our Manager elects to provide a partially dedicated chief financial officer, controller, internal legal counsel and/or investor relations professional, based on the percentage of their working time and efforts spent on matters related to our company). The amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated officers that our Manager elects to provide to us will be subject to the approval of the Compensation Committee of our Board of Trustees.	Quarterly in cash

Termination fee	Termination fee equal to five percent (5%) of our shareholders’ equity (as defined above next to “Management Fee”), calculated as of the end of the most recently completed fiscal month prior to the date of termination.	Upon any termination of the management agreement by us, other than for cause, any non-renewal of the management agreement by us or any termination of the management agreement by our Manager due to our material breach of the management agreement.

(1)	The Blackstone Funds hold special non-voting membership interests in the Ellington affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees we pay to our Manager.

See “Our Manager and the Management Agreement—The Management Agreement” for a more detailed description of the terms of the Management Agreement.

Services Agreement

Our Manager and Ellington are parties to a services agreement, pursuant to which Ellington is required to provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Ellington in connection with the services provided. Our Manager and Ellington are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings, L.P. and VC Investments L.L.C., other than in respect of the special non-voting membership interests that the Blackstone Funds hold in the Ellington affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees we pay to our Manager.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages various funds, accounts, and other vehicles, which we sometimes refer to as “clients,” that have strategies that are similar to, or overlap with, our strategy including Ellington Financial LLC, a specialty finance company listed on the NYSE. As of December 31, 2012, Ellington had approximately $4.9 billion of total assets under management, excluding our assets, and the vast majority of these clients are permitted to and do invest in our targeted assets. These clients have agreed to pay Ellington a base management fee based upon net asset value for assets under management or committed capital. In addition, while our Manager is not entitled to receive an incentive fee under the terms of the management agreement, certain of these clients have agreed to pay Ellington incentive fees that are based upon achievement of certain profit thresholds. For example, pursuant to the terms of the management agreement between Ellington and Ellington Financial LLC, Ellington is entitled to receive a quarterly base management fee in an amount equal to 1.50% per annum of Ellington Financial LLC’s shareholders’ equity (calculated in accordance with GAAP) as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter), subject to certain adjustments. In addition to the base management fees, Ellington Financial LLC pays Ellington an incentive fee payable in an amount equal to 25% of the dollar amount by which adjusted net income (as defined in the Ellington Financial LLC management agreement) exceeds an annual rate of return equal to the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate.

Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

Because the Agency pass-through certificates, Agency and non-Agency CMOs and certain other asset classes in which we intend to invest are typically available only in specified quantities and are also targeted assets for certain other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for:

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Cross Transactions. Cross transactions are defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Pursuant to the terms of the management agreement, our Manager may enter into cross transactions where it acts on our behalf and where Ellington or our Manager acts on behalf of the other party to the transaction; provided, however, that our Manager will not enter into any cross transactions on our behalf unless the cross transaction involves a “level one” asset for GAAP accounting purposes which is being crossed at market prices, or the cross transaction has received approval of a majority of our independent trustees. Although we believe such restrictions on our Manager’s ability to engage in cross transactions on our behalf mitigate many risks, cross transactions, even at market prices, may potentially create a conflict of interest between our Manager’s and our officers’ duties to and interests in us and their duties to and interests in the other party. Subject to our Board of Trustees authorizing such action and upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Prior to reaching a determination to revoke our consent, we expect that our board of trustees would consider and discuss information gathered by it from our Manager and other advisors it elects to rely on with respect to our and our Manager’s experience with cross transactions and such other factors that our Board deems relevant at the applicable time. Additionally, unless approved in advance by a majority of our independent trustees or pursuant to and in accordance with a policy that has been approved by a majority of our independent trustees, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third party dealers, or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

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Principal Transactions. Principal transactions are defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent trustees and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

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Investment in Other Ellington Accounts. Pursuant to our management agreement, if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination or structuring fees, the management fee payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any such management, origination or structuring fees.

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Split Price Executions. Pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

Our Manager is authorized to follow very broad investment guidelines. Our Board of Trustees will periodically review our investment guidelines and our portfolio. However, our Board of Trustees generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, our Board of Trustees will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Trustees. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our trustees, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our trustees, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by the Board of Trustees or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Our Tax Status

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our shareholders and the concentration of ownership of our capital shares. We believe that, commencing with our short-taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2013. In connection with this offering of our common shares, we will receive an opinion from Hunton & Williams LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

Our Distribution Policy

To qualify as a REIT, we must distribute annually to our shareholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We currently expect to distribute substantially all of our REIT taxable income to our shareholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our shares or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from this offering or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

The timing and frequency of distributions will be determined by our Board of Trustees based upon a variety of factors deemed relevant by our trustees, including restrictions under applicable law, capital requirements of our company and the REIT requirements of the Code. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment. For a discussion of the U.S. federal income tax treatment of our distributions, see “Material U.S. Federal Income Tax Considerations.”

Restrictions on Ownership and Transfer

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, effective upon the completion of this offering and subject to certain exceptions, our declaration of trust will provide that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares. See “Description of Our Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”

Our declaration of trust also prohibits any person from, among other matters:

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beneficially or constructively owning or transferring our shares if such ownership or transfer would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT, effective upon the completion of this offering; and

•	transferring our shares if such transfer would result in our shares being owned by less than 100 persons.

Our Board of Trustees may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our declaration of trust and may establish or increase an excepted holder percentage limit for such person if our Board of Trustees obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause us to lose our qualification as a REIT.

Our declaration of trust also provides that any ownership or purported transfer of our shares in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to our shares being beneficially owned by fewer than 100 persons will be void ab initio. If the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Our Exclusion From Regulation Under the Investment Company Act

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We are organized as a holding company and conduct our businesses primarily through our operating partnership and its wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company. Some of our subsidiaries will rely on Section 3(c)(5)(C) of the Investment Company Act, a provision designed for companies primarily engaged in the mortgage business. The SEC or its staff could provide more specific guidance about our exclusions from the definition of investment company. In fact, in August 2011, the SEC published a concept release asking for comments on various aspects of Section 3(c)(5)(C). The loss of our exception from this definition, and thus our ability to avoid regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. For additional information see “Business—Investment Company Act Exclusion.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•

we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	we have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Summary Risk Factors

An investment in our common shares involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing our common shares.

•	We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

•

Difficult conditions in the mortgage and residential real estate markets as well as general market concerns may adversely affect the value of the assets in which we invest and these conditions may persist for the foreseeable future.

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

Interest rate mismatches between our assets and our borrowings may reduce our income during periods of changing interest rates and increases in interest rates could adversely affect the value of our assets.

•	Certain actions by the U.S. Federal Reserve could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our shareholders.

•	Prepayment rates can change, adversely affecting the performance of our assets.

•	Mortgage loan modification programs, refinancing programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

•	Our assets include subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities.

•	Less stringent underwriting guidelines and the resultant potential for delinquencies or defaults on certain mortgage loans could lead to losses on many of the non-Agency RMBS we hold.

•	We are highly dependent on communications and information systems and systems failures could significantly disrupt our business.

•

Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•

We intend to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.

•

Our lenders and our derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms.

•

Hedging against interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our shareholders.

•

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager, and we may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

•

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate, including in the event of a non-renewal of the management agreement or a termination for poor performance.

•

Failure to qualify, or maintain our qualification, as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common shares and would substantially reduce the cash available for distribution to our shareholders.

•

Loss of our exclusion from regulation as an investment company under the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Our Offices

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, Connecticut 06870. Our telephone is (203) 698-1200 and our website is www.                    .com. The offices of Ellington and our Manager are located at the same address. Information on our website and the website of Ellington or any of its affiliates is not incorporated into this prospectus.

THE OFFERING

Common shares offered by us	shares (plus up to an additional shares that we may issue and sell upon the exercise by the underwriters of their over-allotment option).

Common shares to be outstanding after completion of this offering	shares(1)

Use of proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $ million (or approximately $ million if the underwriters fully exercise their over-allotment option), after deducting offering expenses payable by us and excluding the underwriting discounts and commissions payable by our Manager or its affiliates.

We intend to deploy the net proceeds of this offering as follows:

• approximately % to % in Agency RMBS backed by 30-year fixed rate mortgages;

• approximately % to % in Agency RMBS backed by 15-year fixed rate mortgages;

• approximately % to % in Agency RMBS backed by Hybrid/ARM mortgages; and

• approximately % to % in non-Agency RMBS backed by Subprime/Alt-A/Prime mortgages and in our other targeted assets.

We expect to deploy at least 80% of the net proceeds of this offering in Agency RMBS backed by 30-year and 15-year fixed rate mortgages.

Our asset acquisition decisions will be based on market conditions and other factors that our Manager deems relevant at the applicable time. We expect to borrow against our securities through repurchase agreements and use the proceeds of the borrowings to acquire additional assets. We reserve the right to change our targeted allocation at any time and from time to time, depending on prevailing market conditions, including, among other things, the pricing and supply of Agency RMBS, the performance of our portfolio and the availability and terms of financing and our assessment of actual or potential governmental policy changes or interventions. Over time, we expect to opportunistically deploy or redeploy a portion of our capital into other targeted assets that may include MSRs and other mortgage- and real estate-related assets. We may also use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

(1)	Includes, in addition to the common shares offered by us in this offering, 1,575,000 common shares issued in connection with our initial capitalization and up to additional common shares that we expect to issue and sell to our initial investors in a private placement concurrent with this offering. Excludes up to additional common shares that we may issue and sell upon any exercise by the underwriters of their over-allotment option.

Ownership and transfer restrictions	To assist us in qualifying as a REIT, among other purposes, our declaration of trust generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares. In addition, our declaration of trust contains various other restrictions on the ownership and transfer of our shares. See “Description of Our Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”

Proposed NYSE symbol	“EARN”

Risk factors	Investing in our common shares involves risks. See “Risk Factors” and other information in this prospectus for a discussion of factors you should consider carefully before investing in our common shares.

RISK FACTORS

An investment in our common shares involves significant risks. Before making an investment decision, you should carefully consider the following risks in addition to the other information contained in this prospectus. The risks discussed in this prospectus can materially adversely affect our business, financial condition, liquidity, results of operations and ability to pay dividends. This could cause the value of our common shares to decline significantly, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related To Our Business

We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We commenced operations beginning in September 2012. As a result, we have a limited operating history. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of targeted assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and general economic conditions.

Difficult conditions in the mortgage and residential real estate markets as well as general market concerns may adversely affect the value of the assets in which we invest and these conditions may persist for the foreseeable future.

Our business is materially affected by conditions in the residential mortgage market, the residential real estate market, the financial markets and the economy including inflation, energy costs, unemployment, geopolitical issues, concerns over the creditworthiness of governments worldwide and the stability of the global banking system. In particular, the residential mortgage market in the U.S. has experienced a variety of difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These factors have impacted investor perception of the risk associated with RMBS, other real estate-related securities and various other asset classes in which we may invest. As a result, values for RMBS, other real estate-related securities and various other asset classes in which we may invest have experienced significant volatility. By way of illustration, the ABX indices, which give a general indication of prices of a variety of subprime RMBS, declined substantially during the economic downturn, although such declines varied widely depending upon the vintage and seniority of the reference obligations.1

In the aftermath of the financial crisis, homeowner access to residential mortgage loans has been substantially limited. Lending standards have become significantly more stringent than in past periods, and access to many mortgage products has been severely curtailed or eliminated. This financing limitation has had an impact on new demand for homes, has lowered homeownership rates and is weighing heavily on home price performance. There is a strong correlation between home price depreciation and mortgage loan delinquencies. Any deterioration of the mortgage market and investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

While the payments we receive on our Agency RMBS are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, the guarantees of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the United States, and so in the event of their failure to perform under their guarantees the payments we receive on our Agency RMBS would depend upon a steady stream of payments by borrowers on the underlying mortgages. Ginnie Mae, which guarantees MBS backed by federally insured or guaranteed loans primarily consisting of loans insured by the FHA or guaranteed by the VA, is part of a U.S. government agency and its guarantees are backed by the full faith and credit of the United States.

1	For instance, the ABX 2006-1 PENAAA declined by only 10% from the end of August 2008 to the end of August 2009, while the ABX 2006-2 AAA declined by 46% over the same period. The ABX 2006-1 PENAAA is a synthetic index referencing a basket of 20 subprime mortgage-backed securities issued during the last six months of 2005 with the second longest expected weighted average life among AAA-rated tranches of their respective issuers. The ABX 2006-2 AAA is a synthetic index referencing a basket of 20 subprime mortgage-backed securities issued during the first six months of 2006 with the longest expected weighted average life among AAA-rated tranches of their respective issuers.

During 2008, there were increased market concerns about Fannie Mae’s and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the Federal Government. In September 2008 Fannie Mae and Freddie Mac were placed into the conservatorship of the Federal Housing Finance Agency, or “FHFA,” their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. Under this conservatorship, Fannie Mae and Freddie Mac are required to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency RMBS.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the U.S. Treasury and FHFA entered into preferred stock purchase agreements with Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury ensured that each of Fannie Mae and Freddie Mac maintained a positive net worth through 2012; (ii) the U.S. Treasury established a secure lending credit facility for Fannie Mae, Freddie Mac, and the FHFA to serve as a liquidity backup; and (iii) the U.S. Treasury initiated a program to purchase RMBS issued by Fannie Mae and Freddie Mac. In August 2012, the Treasury announced a set of modifications to its preferred stock agreements with the FHFA, with a goal of expediting the wind down of Fannie Mae and Freddie Mac. The revised agreements replace the 10% dividend payments made to the Treasury with a sweep of all profits from Fannie Mae and Freddie Mac going forward. These agreements, as amended, also require the reduction of Fannie Mae’s and Freddie Mac’s mortgage and Agency securities portfolios (they must be reduced by at least 15% each year until their respective mortgage assets reach $250 billion).

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the U.S. Treasury noted that the guarantee structure of Fannie Mae and Freddie Mac required examination and that changes in the structures of the entities were necessary to reduce risk to the financial system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements or even eliminated. The U.S. Treasury could also stop providing financial support for Fannie Mae and Freddie Mac in the future. The substantial financial assistance provided by the Federal Government to Fannie Mae and Freddie Mac, especially in the course of their being placed into conservatorship and thereafter, together with the substantial financial assistance provided by the Federal Government to the mortgage-related operations of other GSEs and government agencies, such as the FHA, the VA, and Ginnie Mae, has stirred debate among many federal policymakers over the continued role of the Federal Government in providing such financial support for the mortgage-related GSEs in particular, and for the mortgage and housing markets in general. In fact, in February 2011, the U.S. Treasury released a white paper entitled “Reforming America’s Housing Finance Market” in which the U.S. Treasury outlined three possible options for reforming the Federal Government’s role in housing finance. Under each option, the role of the Federal Government in the mortgage market would be reduced. Each of Fannie Mae, Freddie Mac and Ginnie Mae could be dissolved and the Federal Government could determine to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae, Freddie Mac or Ginnie Mae were eliminated, or their structures were to change radically or the Federal Government significantly reduced its support for any or all of them, we may be unable or significantly limited in our ability to acquire Agency RMBS, which would drastically reduce the amount and type of Agency RMBS available for purchase which, in turn, could materially adversely affect our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act. Moreover, any changes to the nature of the guarantees provided by, or laws affecting, Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the credit quality of the guarantees, could increase the risk of loss on purchases of Agency RMBS issued by these GSEs and could have broad adverse market implications for the Agency RMBS they currently guarantee. Any action that affects the credit quality of the guarantees provided by Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the value of our Agency RMBS.

In addition, we expect to rely on our Agency RMBS (as well as non-Agency RMBS and other securities) as collateral for our financings under the repurchase agreements that we have entered, or will enter, into. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our Agency RMBS on acceptable terms or at all, or to maintain compliance with the terms of any financing transactions.

Interest rate mismatches between our assets and our borrowings may reduce our income during periods of changing interest rates and increases in interest rates could adversely affect the value of our assets.

Some of our assets are fixed-rate securities or have a fixed rate component (such as RMBS backed by hybrid ARMs). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our RMBS backed by ARMs generally will adjust for changing interest rates, such interest rate adjustments may not occur as quickly as the interest rate adjustments to any related borrowings, and such interest rate adjustments will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. We intend to fund our fixed-rate targeted assets with short-term borrowings. Therefore, to the extent we finance our assets with floating-rate debt or debt with shorter maturities, such as repurchase agreements, there will be an interest rate mismatch between our assets and liabilities. The use of interest rate hedges also will introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. Additionally, to the extent cash flows from RMBS are reinvested in new RMBS, the spread between the yields of the new RMBS and available borrowing rates may decline, which could reduce our net interest margin or result in losses.

Fixed income assets, including many RMBS, typically decline in value if interest rates increase. If long-term rates increased significantly, not only will the market value of these assets be expected to decline, but these assets could lengthen in duration because borrowers are less likely to prepay their mortgages.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Subject to qualifying and maintaining our qualification as a REIT, we opportunistically hedge our exposure to changes in interest rates, but there can be no assurances that our hedges will be successful, or that we will be able to enter into or maintain such hedges. As a result, interest rate fluctuations can cause significant losses, reductions in income, and limitations on our cash available for distribution to shareholders.

Certain actions by the U.S. Federal Reserve could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our shareholders.

On September 21, 2011, the U.S. Federal Reserve announced “Operation Twist,” a program by which it purchased, by the end of December 2012, more than $650 billion of U.S. Treasury securities with remaining maturities between six and 30 years and sold an equal amount of U.S. Treasury securities with remaining maturities of three years or less. In addition, on September 13, 2012, the Federal Reserve announced a third round of quantitative easing, or “QE3,” which is an open-ended program designed to expand the Federal Reserve’s holdings of long-term securities by purchasing an additional $40 billion of Agency RMBS per month until key economic indicators show sufficient signs of improvement.

In December 2012, in an effort to keep long-term interest rates at low levels, the U.S. Federal Reserve announced an expansion of its asset buying program starting in January 2013, at which time it would commence outright purchases of longer-term U.S. Treasury securities at a pace of $45 billion per month. This new U.S. Treasury securities purchase program replaces “Operation Twist,” which expired in December 2012. On January 30, 2013, the U.S Federal Reserve affirmed its intention to continue this policy. The effect of Operation Twist, or the securities purchase program that replaced it, has been and could continue to be a flattening in the yield curve, which could result in increased prepayment rates (resulting from lower long-term interest rates, including mortgage rates) and a narrowing of our net interest margin. Conversely, the precipitous termination of (or even just a phasing out of) U.S. Federal Reserve asset purchase programs could cause interest rates to rise substantially. See “—Interest rate mismatches between our assets and our borrowings may reduce our income during periods of changing interest rates and increases in interest rates could adversely affect the value of our assets.” The modification or termination by the U.S. Federal Reserve of any of its programs could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our shareholders.

Prepayment rates can change, adversely affecting the performance of our assets.

The frequency at which prepayments (including both voluntary prepayments by borrowers and liquidations due to defaults and foreclosures) occur on mortgage loans underlying RMBS is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal, and other factors. Generally, borrowers tend to prepay their mortgages when prevailing mortgage rates fall below the interest rates on their mortgage loans. When borrowers prepay their mortgage loans at rates that are faster or slower than expected, it results in prepayments that are faster or slower than expected on the related RMBS. These faster or slower than expected payments may adversely affect our profitability.

We may purchase securities or loans that have a higher interest rate than the then prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the security or loan. In accordance with GAAP, we amortize this premium over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.

We also may purchase securities or loans that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the security or loan. We accrete this discount over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of investment portfolio and result in a lower than expected yield on securities and loans purchased at a discount to par.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayments can also occur when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation or when borrowers default on their mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property. Fannie Mae and Freddie Mac will generally, among other conditions, purchase mortgages that are 120 days or more delinquent from mortgage-backed securities trusts when the cost of guaranteed payments to security holders, including advances of interest at the security coupon rate, exceeds the cost of holding the nonperforming loans in their portfolios. Consequently, prepayment rates also may be affected by conditions in the housing and financial markets, which may result in increased delinquencies on mortgage loans, the government-sponsored entities, cost of capital, general economic conditions and the relative interest rates on fixed and adjustable rate loans, which could lead to an acceleration of the payment of the related principal. Additionally, changes in the government-sponsored entities’ decisions as to when to repurchase delinquent loans can materially impact prepayment rates.

The adverse effects of prepayments may impact us in various ways. First, particular investments may experience outright losses, as in the case of IOs and IIOs in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to any hedges that we may have constructed for these assets, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many RMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. Furthermore, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates our business, financial condition and results of operations and ability to make distributions to our shareholders could be materially adversely affected.

Interest rate caps on the ARMs and hybrid ARMs that back our RMBS may reduce our net interest margin during periods of rising interest rates.

ARMs and hybrid ARMs are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of the loan. We may fund our RMBS with borrowings that typically are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, our financing costs could increase without limitation while caps could limit the interest we earn on the ARMs and hybrid ARMs that will back our RMBS. This problem is magnified for ARMs and hybrid ARMs that are not fully indexed because such periodic interest rate caps prevent the coupon on the security from fully reaching the specified rate in one reset. Further, some ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on RMBS backed by ARMs and hybrid ARMs than necessary to pay interest on our related borrowings. Interest rate caps on RMBS backed by ARMs and hybrid ARMs could reduce our net interest margin if interest rates were to increase beyond the level of the caps, which could materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our shareholders.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

In the second half of 2008, the Federal Government, through the U.S. Treasury, FHA and the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding foreclosure. The programs involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. Extension and expansion of these programs and adoption of new mortgage loan modification programs have been regularly discussed as part of the ongoing debate regarding the country’s housing market including most recently as part of President Obama’s “Blueprint for an America Built to Last,” announced as part of his January 2012 State of the Union address. It is likely that loan modifications would result in interest rate reductions or principal reductions on some of the mortgage loans that back our RMBS. However, it is also likely that loan modifications would result in increased prepayments on some RMBS. See below “—Prepayment rates can change, adversely affecting the performance of our assets,” for information relating to the impact of prepayments on our business.

Congress and various state and local legislatures are considering, and in the future may consider, legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process, and would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business or whether any such legislation will require us to change our practices or make changes in our portfolio in the future. These changes, if required, could materially adversely affect our business, results of operations and financial condition and our ability to make distributions to our shareholders, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, our assets, which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our assets include subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities.

Certain securities that we acquire are deemed by rating companies to have substantial vulnerability to default in payment of interest and/or principal. Other securities we acquire have the lowest quality ratings or are unrated. Many securities that we acquire are subordinated in cash flow priority to other more “senior” securities of the same securitization. The exposure to defaults on the underlying mortgages is severely magnified in subordinated securities. Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk. Such securities therefore are considered to be highly speculative investments. Also, the risk of declining real estate values, in particular, is amplified in subordinated RMBS, as are the risks associated with possible changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. Accordingly, these securities may experience significant price and performance volatility relative to more senior securities and they are subject to greater risk of loss than more senior securities which, if realized, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Less stringent underwriting guidelines and the resultant potential for delinquencies or defaults on certain mortgage loans could lead to losses on many of the non-Agency RMBS we hold.

Many, if not most, of the non-Agency RMBS in which we invest are collateralized by Alt-A and subprime mortgage loans, which are mortgage loans that were originated using less stringent underwriting guidelines than those used in underwriting prime mortgage loans (mortgage loans that generally conform to Fannie Mae or Freddie Mac underwriting guidelines). These underwriting guidelines were more permissive as to borrower credit history or credit score, borrower debt-to-income ratio, loan-to-value ratio, and/or as to documentation (such as whether and to what extent borrower income was required to be disclosed or verified). In addition, even when specific underwriting guidelines were represented by loan originators as having been used in connection with the origination of mortgage loans, these guidelines were in many cases not followed as a result of aggressive lending practices, fraud (including borrower or appraisal fraud), or other factors. Mortgage loans that were underwritten pursuant to less stringent or looser underwriting guidelines, or that were poorly underwritten to their stated guidelines, have experienced, and should be expected to experience in the future, substantially higher rates of delinquencies, defaults and foreclosures than those experienced by mortgage loans that were underwritten in a manner more consistent with Fannie Mae or Freddie Mac guidelines. Thus, because of the higher delinquency rates and losses associated with Alt-A and subprime mortgage loans, the performance of RMBS backed by Alt-A and subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Investments in second lien mortgage loans could subject us to increased risk of losses.

We may invest in second lien mortgage loans or RMBS backed by such loans. If a borrower defaults on a second lien mortgage loan or on its senior debt (i.e., a first-lien loan, in the case of a residential mortgage loan), or in the event of a borrower bankruptcy, such loan will be satisfied only after all senior debt is paid in full. As a result, if we invest in second lien mortgage loans and the borrower defaults, we may lose all or a significant part of our investment.

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and, therefore, are subject to increased risks, including credit risk.

Our portfolio includes non-Agency RMBS which are backed by residential mortgage loans that do not conform to the Fannie Mae or Freddie Mac underwriting guidelines, including subprime, manufactured housing, Alt-A and prime jumbo mortgage loans. Consequently, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the Federal Government.

Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. A residential mortgage loan is typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, unemployment, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their mortgage loans. In periods following home price declines, “strategic defaults” (decisions by borrowers to default on their mortgage loans despite having the ability to pay) also may become more prevalent.

In the event of defaults under mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Additionally, in the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If borrowers default on the mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Residential whole mortgage loans, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans, are subject to increased risks.

We may acquire and manage whole mortgage loans. Residential whole mortgage loans, including subprime mortgage loans and non-performing and sub-performing mortgage loans, are subject to increased risks of loss. Unlike Agency RMBS, whole mortgage loans generally are not guaranteed by the U.S. government or any GSE, though in some cases they may benefit from private mortgage insurance. Additionally, by directly acquiring whole mortgage loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. A whole mortgage loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Whole mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as a mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.

To the extent that due diligence is conducted on potential assets, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before making an investment, we may decide to conduct (either directly or using third parties) certain due diligence. There can be no assurance that we will conduct any specific level of due diligence, or that, among other things, our due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans we may purchase. Such loss mitigation efforts may be unsuccessful or not cost effective.

We depend on a variety of services provided by third-party service providers related to our non-Agency RMBS and whole mortgage loans we may acquire. We rely on the mortgage servicers who service the mortgage loans backing our non-Agency RMBS to, among other things, collect principal and interest payments on the underlying mortgages and perform loss mitigation services. Our mortgage servicers and other service providers to our non-Agency RMBS, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. In addition, legislation that has been enacted or that may be enacted in order to reduce or prevent foreclosures through, among other things, loan modifications may reduce the value of mortgage loans backing our non-Agency RMBS or whole mortgage loans that we acquire. Mortgage servicers may be incentivized by the federal government to pursue such loan modifications, as well as forbearance plans and other actions intended to prevent foreclosure, even if such loan modifications and other actions are not in the best interests of the beneficial owners of the mortgage loans. In addition to legislation that creates financial incentives for mortgage loan servicers to modify loans and take other actions that are intended to prevent foreclosures, legislation has also been adopted that creates a safe harbor from liability to creditors for servicers that undertake loan modifications and other actions that are intended to prevent foreclosures. Finally, recent laws delay the initiation or completion of foreclosure proceedings on specified types of residential mortgage loans or otherwise limit the ability of mortgage servicers to take actions that may be essential to preserve the value of the mortgage loans underlying the mortgage servicing rights. Any such limitations are likely to cause delayed or reduced collections from mortgagors and generally increase servicing costs. As a result of these legislative actions, the mortgage loan servicers on which we rely may not perform in our best interests or up to our expectations. If our third-party service providers including mortgage servicers do not perform as expected, our business, financial condition, results of operations and ability to make distributions to our shareholders may be materially adversely affected.

In addition, if we purchase pools of whole mortgage loans, we may engage in our own loss mitigation efforts over and above the efforts of the mortgage servicers, including more hands-on mortgage servicer oversight and management, borrower refinancing solicitations, as well as other efforts. Our loss mitigation efforts may be unsuccessful in limiting delinquencies, defaults and losses, or may not be cost effective, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

One of the biggest risks overhanging the RMBS market has been uncertainty around the timing and ability of servicers to remove delinquent borrowers from their homes, so that they can liquidate the underlying properties and ultimately pass the liquidation proceeds through to RMBS holders. Given the magnitude of the housing crisis, and in response to the well-publicized failures of many servicers to follow proper foreclosure procedures (such as involving “robo-signing”), mortgage servicers are being held to much higher foreclosure-related documentation standards than they previously were. However, because many mortgages have been transferred and assigned multiple times (and by means of varying assignment procedures) throughout the origination, warehouse and securitization processes, mortgage servicers are generally having much more difficulty furnishing the requisite documentation to initiate or complete foreclosures. This leads to stalled or suspended foreclosure proceedings, and ultimately additional foreclosure-related costs. Foreclosure-related delays also tend to increase ultimate loan loss severities as a result of property deterioration, amplified legal and other costs, and other factors. Many factors delaying foreclosure, such as borrower lawsuits and judicial backlog and scrutiny, are outside of servicers’ control and have delayed, and will likely continue to delay, foreclosure processing in both judicial states (where foreclosures require court involvement) and non-judicial states. The extension of foreclosure timelines also increases the inventory backlog of distressed homes on the market and creates greater uncertainty about housing prices. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in RMBS and residential whole loans.

Sellers of the mortgage loans that underlie the non-Agency RMBS in which we invest may be unable to repurchase defective mortgage loans, which could have a material adverse effect on the value of the loans held by the trust that issued the RMBS and could cause shortfalls in the payments due on the RMBS.

Sellers of mortgage loans to the trusts that issued the non-Agency RMBS in which we invest made various representations and warranties related to the mortgage loans sold by them to the trusts that issued the RMBS. If a seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the trustee or the servicer of the loans may have the right to require that the seller repurchase the defective mortgage loan (or in some cases substitute a performing mortgage loan). It is possible, however, that for financial or other reasons, the seller either may not be capable of repurchasing defective mortgage loans, or may dispute the validity of or otherwise resist its obligation to repurchase defective mortgage loans. The inability or unwillingness of a seller to repurchase defective mortgage loans from a non-Agency RMBS trust in which we invest would likely cause higher rates of delinquencies, defaults and losses for the mortgage loans backing such non-Agency RMBS trust, and ultimately greater losses for our investment in such non-Agency RMBS.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Residential mortgage loan originators and servicers are required to comply with various federal, state and local laws and regulations, including anti-predatory lending laws and laws and regulations imposing certain restrictions on requirements on “high cost” loans. Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The real estate assets and real estate-related assets (including mortgage loans and RMBS) we intend to or may invest in are subject to the risks associated with real property.

We own and expect to acquire in the future assets that are secured by real estate and we may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate assets are subject to various risks, including;

•	continued declines in the value of real estate;

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and zoning ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold;

•	potential liabilities for other legal actions related to property ownership including tort claims; and

•	the potential for uninsured or under-insured property losses.

The occurrence of any of the foregoing or similar events may reduce our return from an affected property or asset and, consequently, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be exposed to environmental liabilities with respect to properties in which we have an interest.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Our Manager relies on analytical models (both proprietary and third-party models) of Ellington and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information about collateral may be incorrect, incomplete or misleading;

•

collateral or RMBS historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g. different RMBS issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	collateral or RMBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If our market data inputs are incorrect or our model prices differ substantially from market prices, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed.

The values of some of the assets in our portfolio are not readily determinable. We value these assets quarterly at fair value, as determined in good faith, subject to the oversight of a valuation committee. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ from the values that would have been used if a ready market for these assets existed or from the prices at which trades occur. Furthermore, we may not obtain third party valuations for all of our assets. Changes in the fair value of our assets directly impact our net income through recording unrealized appreciation or depreciation of our investments and derivative transactions, and so our determination of fair value has a material impact on our net income.

Valuations of certain assets are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our assets have the effect of increasing the amount of management fees we pay to our Manager. Therefore, conflicts of interest exist because our Manager is involved in the determination of fair value of our assets.

Our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected if our fair value determinations of these assets were materially different from the values that would exist if a ready market existed for these assets.

The lack of liquidity in our assets may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may acquire assets or other instruments that are not publicly traded. As such, they may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly-traded securities. Other assets that we acquire, while publicly traded, have limited liquidity on account of their complexity, turbulent market conditions or other factors. In addition, mortgage-related assets from time to time have experienced extended periods of illiquidity, including during times of financial stress (such as the during the recent financial crisis), which is often the time that liquidity is most needed. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value or sell if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. We may also face other restrictions on our ability to liquidate any assets for which we or our Manager has or could be attributed with material non-public information. Furthermore, assets that are illiquid are more difficult to finance, and to the extent that we finance assets that are or become illiquid, we may lose that financing or have it reduced. If we are unable to sell our assets at favorable prices or at all, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We are highly dependent on information systems and system failures could significantly disrupt our business, which may, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including RMBS trading activities, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We depend upon the availability of adequate capital and financing sources to fund our operations. Our lenders are generally large global financial institutions, with exposures both to global financial markets and to more localized conditions. For example, several of our lenders are large European-based banks with substantial exposure to the creditworthiness of certain European countries, and concerns persist over the ability of these European countries to honor their sovereign debt obligations. Whether because of a global or local financial crisis or other circumstances, if one or more of our lenders experiences severe financial difficulties, they or other lenders could become unwilling or unable to provide us with financing, or could increase the costs of that financing, or could become insolvent, as was the case with Lehman Brothers. Moreover, we are currently party to short-term borrowings (in the form of repurchase agreements) and there can be no assurance that we will be able to replace these borrowings, or “roll” them, as they mature on a continuous basis and it may be more difficult for us to obtain debt financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our shareholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, and increase the risk of default on our assets which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to shareholders.

Our operating results will depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in many cases, the income from our assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, to the extent not offset by our interest rate hedges, may significantly influence our financial results.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk that our borrowing costs will approach, or even exceed, the yields on our assets, and the risk of adverse fluctuations in prepayment rates.

Fixed income assets, including many RMBS, typically decline in value if interest rates increase. If long-term rates increased significantly, not only will the market value of these assets be expected to decline, but these assets could lengthen in duration because borrowers are less likely to prepay their mortgages. Further, an increase in short-term interest rates would increase the rate of interest payable on any short-term borrowings used to finance these securities. See “—Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.”

Subject to qualifying and maintaining our qualification as a REIT, we opportunistically hedge our exposure to changes in interest rates, but there can be no assurances that our hedges will be successful, or that we will be able to enter into or maintain such hedges. As a result, interest rate fluctuations can cause significant losses, reductions in income, and limitations on our cash available for distribution to shareholders.

We intend to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.

We intend to use leverage to finance our investment operations and to enhance our financial returns. We expect that our primary source of leverage will be short-term repurchase agreement financing for our Agency and non-Agency RMBS assets. Other sources of leverage may include credit facilities, including term loans and revolving credit facilities.

Through the use of leverage, we may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. For example, by entering into repurchase agreements with advance rates, or haircut levels, of 3%, we could theoretically leverage capital allocated to Agency RMBS by a debt-to-equity ratio of as much as 33 to 1. There is no specific limit on the amount of leverage that we may use. Leverage can enhance our potential returns but can also exacerbate losses. Even if an asset increases in value, if the asset fails to earn a return that equals or exceeds our cost of borrowing, the leverage will diminish our returns.

Leverage also increases the risk of our being forced to precipitously liquidate our assets. See below—“Our lenders and our derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms.”

Our lenders and our derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms.

Our repurchase agreements and our derivative contracts allow our lenders and derivative counterparties, to varying degrees, to determine an updated market value of our collateral and derivative contracts to reflect current market conditions. If the market value of our collateral or our derivative contracts with a particular lender or derivative counterparty declines in value, we may be required by the lender or derivative counterparty to provide additional collateral or repay a portion of the funds advanced on minimal notice, which is known as a margin call. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets. Additionally, in order to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to make distributions. We receive margin calls from our lenders and derivative counterparties from time to time in the ordinary course of business similar to other entities in the specialty finance business. In the event we default on our obligation to satisfy these margin calls, our lenders or derivative counterparties can accelerate our indebtedness, terminate our derivative contracts (potentially on unfavorable terms requiring additional payments, including additional fees and costs), increase our borrowing rates, liquidate our collateral and terminate our ability to borrow. In certain cases, a default on one repurchase agreement or derivative contract (whether caused by a failure to satisfy margin calls or another event of default) can trigger “cross defaults” on other such agreements. A significant increase in margin calls could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders, and could increase our risk of insolvency.

To the extent we might be compelled to liquidate qualifying real estate assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which could jeopardize our qualification as a REIT. Losing our REIT qualification would cause us to be subject to U.S. federal income tax (and any applicable state and local taxes) on all of our income and decrease profitability and cash available for distributions to shareholders.

Our rights under repurchase agreements that we may enter into are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and costs to us and, if and when received, may be substantially less than the damages we actually incur.

Hedging against interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Subject to qualifying and maintaining our qualification as a REIT and exemption from registration under the Investment Company Act, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates and, to a lesser extent, credit risk. Our hedging activity is expected to vary in scope based on the level and volatility of interest rates, the types of liabilities and assets held and other changing market conditions. Hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related assets or liabilities being hedged;

•	most hedges are structured as over-the-counter contracts with private counterparties, raising the possibility that the hedging counterparty may default on their obligations;

•

to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty to another counterparty;

•

to the extent hedging transactions do not satisfy certain provisions of the Code and are not made through a TRS, the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•

the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our earnings and our shareholders’ equity;

•	we may fail to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets in the portfolio being hedged;

•	our Manager may fail to recalculate, re-adjust, and execute hedges in an efficient and timely manner; and

•	the hedging transactions may actually result in poorer over-all performance for us than if we had not engaged in the hedging transactions.

Although we do not intend to operate our non-Agency RMBS investment strategy on a credit-hedged basis in general, we may from time to time opportunistically enter into short positions using credit default swaps to protect against adverse credit events with respect to our non-Agency RMBS, provided that our ability to do so may be limited in order to qualify and maintain our qualification as a REIT and maintain our exclusion from regulation as an investment company under the Investment Company Act.

Our hedging transactions, which would be intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our shareholders.

Our use of derivatives may expose us to counterparty risks.

We enter into interest rate swaps and other derivatives. If a derivative counterparty cannot perform under the terms of the derivative contract, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the derivative, and the hedged liability would cease to be hedged by such instrument. We may also be at risk for any collateral we have pledged to secure our obligations under a derivative contract if the counterparty becomes insolvent or files for bankruptcy and we may incur significant costs in attempting to recover such collateral.

Hedging instruments and other derivatives, including some credit default swaps, may not, in many cases, be traded on regulated exchanges, or may not be guaranteed or regulated by any U.S. or foreign governmental authority and involve risks and costs that could result in material losses.

Hedging instruments and other derivatives, including credit default swaps, involve risk because they may not, in many cases, be traded on regulated exchanges and may not be guaranteed or regulated by any U.S. or foreign governmental authorities. Consequently, for these instruments there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. While Title VII of the Dodd-Frank Act provides for new federal regulation of the swaps market and sweeping changes to its structure, many of the provisions of Title VII that will have the most fundamental impact on the swaps market have not been finalized. Any such rulemaking may make our hedging more difficult or increase costs. Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, our Manager has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and their general reputation as participants in these markets. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default under the hedging agreement. Default by a party with whom we enter into a hedging transaction may result in losses and may force us to re-initiate similar hedges with other counterparties at the then-prevailing market levels. Generally we will seek to reserve the right to terminate our hedging transactions upon a counterparty’s insolvency, but absent an actual insolvency, we may not be able to terminate a hedging transaction without the consent of the hedging counterparty, and we may not be able to assign or otherwise dispose of a hedging transaction to another counterparty without the consent of both the original hedging counterparty and the potential assignee. If we terminate a hedging transaction, we may not be able to enter into a replacement contract in order to cover our risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and therefore we may be required to maintain any hedging position until exercise or expiration, which could adversely affect our business, financial condition and results of operations.

The U.S. Commodity Futures Trading Commission, or “CFTC,” and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We engage in short selling transactions, which may subject us to additional risks.

Many of our hedging transactions, and occasionally our investment transactions, are short sales. Short selling may involve selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Changes in regulations relating to swaps activities may cause us to limit our swaps activity or subject us and our Manager to additional disclosure, recordkeeping, and other regulatory requirements.

The enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. Recently, new regulations have been promulgated by U.S. and foreign regulators attempting to strengthen oversight of derivative contracts. Any actions taken by regulators could constrain our strategy and could increase our costs, either of which could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders. In particular, the Dodd-Frank Act requires most derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs. On December 7, 2012, the CFTC issued a No-Action Letter that provides mortgage REITs relief from such registration, or No-Action Letter, if they meet certain conditions and submit a claim for such no-action relief by email to the CFTC. We believe we meet the conditions set forth in the No-Action Letter and we intend to file our claim with the CFTC to perfect the use of the no-action relief from registration. However, if in the future we do not meet the conditions set forth in the No-Action Letter or the relief provided by the No-Action Letter becomes unavailable for any other reason, we may need to seek to obtain another exemption from registration or our Manager, which is already registered as a “commodity pool operator” with the CFTC, will become subject to additional disclosure, recordkeeping and reporting requirements, which may increase our expenses.

We, Ellington, or its affiliates may be subject to adverse legislative or regulatory changes.

At any time, laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be enacted or amended. For example, on July 21, 2010, President Obama signed into law the Dodd-Frank Act, which requires significant revisions to the existing financial regulations. Certain portions of the Dodd-Frank Act were effective immediately, while other portions will be effective only following rulemaking and extended transition periods, but many of these changes could in the future materially impact the profitability of our business or the business of our Manager or Ellington, the value of the assets that we hold, expose us to additional costs, require changes to business practices, or adversely affect our ability to pay dividends. For example, the Dodd-Frank Act alters the regulation of commodity interests, imposes new regulation on the over-the-counter derivatives market, places restrictions on residential mortgage loan originations and reforms the asset-backed securitization markets most notably by imposing credit requirements. While there continues to be uncertainty about the exact impact of all of these changes, we do know that the Company and the Manager will be subject to a more complex regulatory framework, and will incur costs to comply with new requirements as well as to monitor compliance in the future.

We cannot predict when or if any new law, regulation or administrative interpretation, including those related to the Dodd-Frank Act, such as increased regulatory oversight of derivative transactions, or any amendment to any existing law, regulation or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, the adoption or implementation of any new law, regulation or administrative interpretation, or any revisions in these laws, regulations or administrative interpretations, including those related to the Dodd-Frank Act, could cause us to change our portfolio, could constrain our strategy or increase our costs. We could be adversely affected by any change in or any promulgation of new law, regulation, or administrative interpretation.

We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies without notice or shareholder consent, which may materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our shareholders. In addition, our declaration of trust provides that our Board of Trustees may authorize us to revoke or otherwise terminate our REIT election, without the approval of our shareholders.

Our Board of Trustees has the authority to change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies at any time without notice to or consent from our shareholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment or hedging strategy may increase our exposure real estate values, interest rates, and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus.

In addition, our declaration of trust provides that our Board of Trustees may authorize us to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. These changes could adversely affect our financial condition, results of operations, the market value of our common shares, and our ability to make distributions to our shareholders.

We operate in a highly competitive market.

Our profitability depends, in large part, on our ability to acquire targeted assets at favorable prices. We compete with a number of entities when acquiring our targeted assets, including other mortgage REITs, financial companies, public and private funds, commercial and investment banks and residential and commercial finance companies. We may also compete with (i) the U.S. Federal Reserve and the U.S. Treasury to the extent they purchase assets in our targeted asset classes and (ii) companies that partner with and/or receive financing from the Federal Government. Many of our competitors are substantially larger and have considerably greater access to capital and other resources than we do. Furthermore, new companies with significant amounts of capital have recently been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with ours, which may create competition for assets we wish to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as funding from the U.S. government. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire and establish more relationships than us. We also may have different operating constraints from those of our competitors including, among others, (i) tax-driven constraints such as those arising from our qualification as a REIT, (ii) restraints imposed on us by our attempt to comply with certain exclusions from the definition of an “investment company” or other exemptions under the Investment Company Act and (iii) restraints and additional costs arising from our status as a public company. Furthermore, competition for assets in our targeted asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

An increase in interest rates may cause a decrease in the volume of certain of our targeted assets, which could adversely affect our ability to acquire targeted assets that satisfy our investment objectives and to generate income and pay dividends.

Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of targeted assets available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. If rising interest rates cause us to be unable to acquire a sufficient volume of our targeted assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends may be materially and adversely affected.

Lack of diversification in the number of assets we acquire would increase our dependence on relatively few individual assets.

Our management objectives and policies do not place a limit on the amount of capital used to support, or the exposure to (by any other measure), any individual asset or any group of assets with similar characteristics or risks. As a result, our portfolio may be concentrated in a small number of assets or may be otherwise undiversified, increasing the risk of loss and the magnitude of potential losses to us and our shareholders if one or more of these assets perform poorly.

For example, our portfolio of mortgage-related assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our ability to pay dividends will depend on our operating results, our financial condition and other factors, and we may not be able to pay dividends at a fixed rate or at all under certain circumstances.

We intend to pay dividends and to make distributions to our shareholders in amounts such that we distribute all or substantially all of our taxable income in each year (subject to certain adjustments). This distribution policy will enable us to avoid being subject to U.S. federal income tax on our taxable income that we distribute to our shareholders. However, our ability to pay dividends will depend on our earnings, our financial condition and such other factors as our Board of Trustees may deem relevant from time to time. We may not pay an initial distribution until a significant portion of the proceeds of this offering have been invested. We will declare and pay dividends only to the extent approved by our Board of Trustees.

Risks Related to our Relationship with our Manager and Ellington

Our Manager has limited experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has limited experience operating a REIT. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The management fees payable to our Manager are payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager management fees, which may be substantial, based on our shareholders’ equity (as defined in the management agreement) regardless of the performance of our portfolio. The management fee takes into account the net issuance proceeds of both common and preferred share offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

Our Board of Trustees has approved very broad investment guidelines for our Manager and will not approve each decision made by our Manager to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow very broad guidelines in pursuing our strategy. Our Board of Trustees will periodically review our guidelines and our portfolio and asset-management decisions. However, it generally will not review all of our proposed acquisitions, dispositions and other management decisions. In addition, in conducting periodic reviews, our Board of Trustees will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Trustees. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets subject to our qualifying and maintaining our qualification as a REIT. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies. Therefore, we compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time managing our assets.

We compete with other Ellington accounts for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Many, if not most, of our targeted assets are also targeted assets of other Ellington accounts, and Ellington has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington makes available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation policy, it being understood that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

Since many of our targeted assets are typically available only in specified quantities, Ellington often is not able to buy as much of any asset or group of assets as would be required to satisfy the needs of all of Ellington’s accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As part of these policies, accounts that are in a “start-up” or “ramp-up” phase may get allocations above their proportion of available capital, which could work to our disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. In addition, the policies permit departure from proportional allocations under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account, which may also result in our not participating in certain allocations.

Following the completion of this offering, the Blackstone Funds will continue to have significant influence over us and may have conflicts of interest with us or you now or in the future.

Following the completion of this offering, the Blackstone Funds will continue to own a significant portion of our common shares, and one of our trustees who is an affiliate of Blackstone will continue to serve as a trustee. As a result, Blackstone may have influence over our ability to enter into any corporate transaction that requires the approval of shareholders regardless of whether shareholders believe that any such transactions are in their best interests. Similarly, Blackstone may have influence over transactions that we engage in including transactions which require the approval of our trustees. Such items may include decisions related to future capital raises, investment strategy, dividend declarations, financing decisions and decisions regarding our Manager. Blackstone is also in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Blackstone may also pursue acquisition opportunities that are complementary to our business, and, as a result, those acquisition opportunities may not be available to us. As long as funds controlled by or associated with Blackstone continue to own a significant amount of our outstanding common shares, or Blackstone affiliates continue to serve as our trustees, Blackstone may continue to be able to influence our decisions.

There will be conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

We are subject to conflicts of interest arising out of our relationship with Ellington and our Manager. Currently, all of our executive officers, and two of our trustees, are or will be employees of Ellington or one or more of its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Ellington or our Manager. For example, Mr. Penn, our President and Chief Executive Officer and one of our trustees, also serves as the President and Chief Executive Officer of, and as a Member of the Board of Directors of, Ellington Financial LLC, and Mr. Vranos, our Co-Chief Investment Officer and one of our trustees, also serves as the Co-Chief Investment Officer of, and as a Member of the Board of Directors of, Ellington Financial LLC.

We may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

Acquisitions made for entities with similar objectives may be different from those made on our behalf. Ellington may have economic interests in or other relationships with others in whose obligations or securities we may acquire. In particular, such persons may make and/or hold an investment in securities that we acquire that may be pari passu, senior or junior in ranking to our interest in the securities or in which partners, security holders, officers, directors, agents or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to our interests.

In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our Board of Trustees, two of our trustees will also be Ellington employees. Because our Manager earns management fees that are based on the total amount of our equity capital, our Manager may have an incentive to recommend that we issue additional equity securities. In addition, as described in “Certain Relationships and Related Party Transactions—Management Agreement,” through its non-voting special membership interests in an affiliate of Ellington, the Blackstone Funds are entitled to receive distributions from such affiliate equal to a portion of the management fees that are paid to our Manager, and therefore our trustee affiliated with Blackstone may have a similar incentive for us to issue additional equity securities. See below for further discussion of the adverse impact future debt or equity offerings could have on our common shares. Future offerings of debt securities, which would rank senior to our common shares upon liquidation, and future offerings of equity securities which would dilute the common shares holdings of our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common shares.

The officers of our Manager and its affiliates devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities that Ellington advises or manages will likewise require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

We, directly or through Ellington, may obtain confidential information about the companies or securities in which we have invested or may invest. If we do possess confidential information about such companies or securities, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. Our Manager’s and Ellington’s management of other accounts could create a conflict of interest to the extent our Manager or Ellington is aware of material non-public information concerning potential investment decisions. We have implemented compliance procedures and practices designed to ensure that investment decisions are not made while in possession of material non-public information. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The management agreement that we have entered into with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

The management agreement that we have entered into with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause, including termination for poor performance or non-renewal, is subject to several conditions which may make such a termination difficult and costly. Termination of the management agreement with our Manager may require us to pay our Manager a substantial termination fee, which will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Trustees in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, Ellington, and their affiliates and each of their officers, directors, trustees, members, shareholders, partners, managers, investment and risk management committee members, employees, agents, successors and assigns, will not liable to us for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, fraud or reckless disregard of their duties under the management agreement. In addition, we will indemnify our Manager, Ellington, and their affiliates and each of their officers, directors, trustees, members, shareholders, partners, managers, investment and risk management committee members, employees, agents, successors and assigns, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, fraud or material breach or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager’s failure to identify and acquire assets that meet our asset criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our asset criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. Our shareholders will not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common shares. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations, our ability to qualify and maintain our qualification as a REIT and our ability to make distributions to our shareholders.

If our Manager ceases to be our Manager pursuant to the management agreement, our lenders and our derivative counterparties may cease doing business with us.

If our Manager ceases to be our Manager, or if one or more of our Managers’ key personnel cease to provide services for us, it could constitute an event of default or early termination event under many of our financing and hedging agreements, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement and we are unable to obtain or renew financing or enter into or maintain derivative transactions, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license we will be required to change our name and trademark. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas even though we expect to use the brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

We, Ellington, or its affiliates may be subject to regulatory inquiries or proceedings.

At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager. For example, over the years, Ellington and its affiliates have received, and we expect in the future that they may receive, inquiries and requests for documents and information from various federal, state, and foreign regulators.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe that the heightened scrutiny of MBS market participants in general, and CDO market participants in particular (including large CDO collateral managers such as Ellington) increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Risks Related to Our Organizational Structure

Maintenance of our exclusion from regulation as an investment company under the Investment Company Act imposes significant limitations on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership will be organized as holding companies and will conduct our business primarily through wholly-owned subsidiaries of our operating partnership. The securities issued by our operating partnership’s subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, together with other investment securities our operating partnership may own, cannot exceed 40% of the value of all our operating partnership’s assets (excluding U.S. government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Certain of our operating partnership’s subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the definition of investment company under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion or exemption from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

The ownership limits in our declaration of trust may discourage a takeover or business combination that may have benefited our shareholders.

To assist us in qualifying as a REIT, among other purposes, our declaration of trust restricts the beneficial or constructive ownership of our shares by any person to no more than 9.8% in value or the number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares. This and other restrictions on ownership and transfer of our shares contained in our declaration of trust may discourage a change of control of us and may deter individuals or entities from making tender offers for our common shares on terms that might be financially attractive to you or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our shareholders, these provisions may also decrease your ability to sell our common shares.

Our shareholders’ ability to control our operations is severely limited.

Our Board of Trustees has approval rights with respect to our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our Board of Trustees may amend or revise these and other strategies without a vote of our shareholders.

Certain provisions of Maryland law could inhibit a change in our control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to a Maryland real estate investment trust may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then prevailing market price of such shares. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations between us and an “interested shareholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder and, thereafter, imposes minimum price or supermajority shareholder voting requirements on these combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of a real estate investment trust prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our Board of Trustees has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our Board of Trustees, including a majority of our trustees who are not affiliates or associates of such person. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Trustees does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Business Combinations.”

The “control share” provisions of the MGCL provide that holders of “control shares” of a Maryland real estate investment trust (defined as shares which, when aggregated with all other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in the election of trustees) acquired in a “control share acquisition” (defined as the acquisition of “control shares,” subject to certain exceptions) have no voting rights with respect to the control shares except to the extent approved by its shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, its officers and its trustees who are also employees of the Maryland real estate investment trust. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Control Share Acquisitions.”

The “unsolicited takeover” provisions of the MGCL permit our Board of Trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain provisions if we have a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which we will have upon the completion of this offering), and at least three independent trustees. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Subtitle 8.”

Our authorized but unissued common and preferred shares may prevent a change in our control.

Our declaration of trust authorizes us to issue additional authorized but unissued common shares and preferred shares. In addition, our Board of Trustees may, without shareholder approval, approve amendments to our declaration of trust to increase the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue and may classify or reclassify any unissued common shares or preferred shares and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, among other things, our Board may establish a class or series of common shares or preferred shares that could delay or prevent a transaction or a change in our control that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Our rights and the rights of our shareholders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interest.

Our declaration of trust limits the liability of our present and former trustees and officers to us and our shareholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former trustees and officers will not have any liability to us or our shareholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the trustee or officer that was established by a final judgment and is material to the cause of action.

Our declaration of trust authorizes us to indemnify our present and former trustees and officers for actions taken by them in those and other capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former trustee or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us as a trustee or officer or in certain other capacities. In addition, we may be obligated to pay or reimburse the expenses incurred by our present and former trustees and officers without requiring a preliminary determination of their ultimate entitlement to indemnification.

As a result, we and our shareholders may have more limited rights against our present and former trustees and officers than might otherwise exist absent the current provisions in our declaration of trust and bylaws or that might exist with other companies, which could limit your recourse in the event of actions not in your best interest.

Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for “cause” (as defined in our declaration of trust), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. Vacancies generally may be filled only by a majority of the remaining trustees in office, even if less than a quorum, for the full term of the class of trustees in which the vacancy occurred. These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control that is in the best interests of our shareholders.

Our declaration of trust generally does not permit ownership in excess of 9.8% of any class or series of our shares of beneficial interest, and attempts to acquire our shares in excess of the share ownership limits will be ineffective unless an exemption is granted by our Board of Trustees.

Our declaration of trust generally prohibits beneficial or constructive ownership by any person of more than 9.8% in value or by number of shares, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest and contains certain other limitations on the ownership and transfer of our shares. Our Board of Trustees, in its sole discretion, may grant an exemption to certain of these prohibitions, subject to certain conditions and receipt by our board of certain representations and undertakings. Our Board of Trustees may from time to time increase this ownership limit for one or more persons and may increase or decrease such limit for all other persons. Any decrease in the ownership limit generally applicable to all shareholders will not be effective for any person whose percentage ownership of our shares is in excess of such decreased ownership limit until such time as such person’s percentage ownership of our shares equals or falls below such decreased ownership limit, but any further acquisition of our shares in excess of such decreased ownership limit will be in violation of the decreased ownership limit. Our Board of Trustees may not increase the ownership limit (whether for one person or all shareholders) if such increase would allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding shares.

Our declaration of trust’s constructive ownership rules are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of any class or series by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the outstanding shares of such class or series and thus violate the ownership limit or other restrictions on ownership and transfer of our shares. Any attempt to own or transfer our common shares or preferred shares (if and when issued) in excess of the ownership limit without the consent of our board of trustees or in a manner that would cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the shares are held during the last half of a taxable year) or otherwise fail to qualify as a REIT will result in the shares being automatically transferred to a trustee for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the share ownership limits or the restrictions on ownership and transfer of our shares, any such transfer of our shares will be void ab initio. Further, any transfer of our shares that would result in our shares being beneficially owned by fewer than 100 persons will be void ab initio.

Risks Related to This Offering

There is currently no public market for our common shares, a trading market for our common shares may never develop following this offering and our common share price may be volatile and could decline substantially following this offering.

Our common shares are newly issued securities for which there is no established trading market. We expect that our common shares will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common shares will develop. Accordingly, no assurance can be given as to the ability of our shareholders to sell their common shares or the price that our shareholders may obtain for their common shares.

If an active market does not develop or is not maintained, the market price of our common shares may decline and you may not be able to sell our common shares. Even if an active trading market develops for our common shares subsequent to this offering, the market price of our common shares may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common shares. Some of the factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key personnel;

•	actions by shareholders;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles; and

•	passage of legislation or other regulatory developments that adversely affect us or our industry.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common shares less attractive as a result. The result may be a less active trading market for our common shares and our share price may be more volatile.

We could remain an “emerging growth company” for up to five years or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

We qualify as an “emerging growth company” and plan to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

We qualify as an emerging growth company as defined in the JOBS Act. Pursuant to Section 107 of the JOBS Act, as an “emerging growth company,” we are permitted to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, which would allow us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. As a result of our election to utilize the extended transition period, our financial statements may not be comparable to those of other public companies that comply with such new or revised accounting standards. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” for further discussion of our election to utilize the extended transition period for complying with new or revised accounting standards.

Future sales of our common shares or other securities convertible into our common shares could cause the market value of our common shares to decline and could result in dilution of your shares.

Sales of substantial amounts of our common shares could cause the market price of our common shares to decrease significantly. We cannot predict the effect, if any, of future sales of our common shares, or the availability of our common shares for future sales, on the value of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market values for our common shares. In connection with this offering, we, our current shareholders, our officers and trustees and our Manager and its executive officers will enter into lock-up agreements that prevent us and each of these persons, subject to exceptions, from offering additional common shares for up to 180 days after the date of this prospectus, as described in “Underwriting.” In addition, our current shareholders have indicated that they will enter into lock-up agreements with us covering a period of months after the completion of this offering with respect to our common shares they will own as of the closing of this offering. These lock-up provisions, at any time and without notice, may be released. If the restrictions under the lock-up agreements are waived, our common shares may become available for resale into the market, subject to applicable law, which could reduce the market price for our common shares.

Future offerings of debt securities, which would rank senior to our common shares upon our bankruptcy liquidation, and future offerings of equity securities which would dilute the common shares holdings of our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to pay a dividend or other distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market price of our common shares and diluting their share holdings in our company.

An increase in market interest rates may have an adverse effect on the market price of our common shares and our ability to pay distributions to our shareholders.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on our common shares or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our common shares. For instance, if interest rates rise without an increase in our dividend rate, the market price of our common shares could decrease because potential investors may require a higher dividend yield on our common shares as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay distributions to our shareholders.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each shareholder’s basis in its common shares.

U.S. Federal Income Tax Risks

Your investment has various U.S. federal income tax risks.

Although the provisions of the Code relevant to your investment are generally described in “Material U.S. Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common shares and on your individual tax situation.

Our failure to qualify as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common shares and would substantially reduce the cash available for distribution to our shareholders.

We believe that, commencing with our short taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification as a REIT under the Code and we intend to operate in a manner that will enable us to meet the requirements for taxation as a REIT commencing with our short taxable year ending December 31, 2013. However, we cannot assure you that we will qualify and remain qualified as a REIT. In connection with this offering, we will receive an opinion from Hunton & Williams LLP that, commencing with our short taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the “IRS,” or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of the investments we make, and the possibility of future changes in our circumstances, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any calendar year, and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax (and any applicable state and local taxes), including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our shareholders would not be deductible by us in computing our taxable income (although such dividends received by certain non-corporate U.S. taxpayers generally would be subject to a preferential rate of taxation). Further, if we fail to qualify as a REIT, we might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required under U.S. federal tax laws to distribute substantially all of our REIT taxable income to our shareholders. Unless our failure to qualify as a REIT was subject to relief under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares of beneficial interest. In order to meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including RMBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, TRS securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. Generally, if we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and becoming subject to U.S. federal income tax (and any applicable state and local taxes) on all of our income. As a result, we may be required to liquidate from our portfolio otherwise attractive investments or contribute such investments to a TRS. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.

To qualify as a REIT, we must distribute to our shareholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our taxable income to our shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after tax net income to their parent REIT or their shareholders.

Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to shareholders in that year. In that event, we may be required to use cash reserves, incur debt, sell assets, make taxable distributions of our shares or debt securities or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any TRSs we form will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to shareholders.

The failure of RMBS subject to a repurchase agreement to qualify as real estate assets would adversely affect our ability to qualify as a REIT.

We intend to enter into repurchase agreements under which we will nominally sell certain of our RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that, for U.S. federal income tax purposes, these transactions will be treated as secured debt and we will be treated as the owner of the RMBS that are the subject of any such repurchase agreement notwithstanding that such agreements may transfer record ownership of such assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we do not own the RMBS during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Our ability to engage in TBA transactions could be limited by the requirements necessary to qualify as a REIT, and we could fail to qualify as a REIT as a result of these investments.

We intend to purchase or sell TBAs primarily for purposes of managing interest rate risk associated with our liabilities under repurchase agreements. We generally intend to treat such TBA purchases and sales as hedging transactions that hedge indebtedness incurred to acquire or carry real estate assets, or “qualifying liability hedges” for REIT purposes. We may, from time to time, opportunistically engage in TBA transactions because we find them attractive on their own. The law is unclear regarding whether income and gains from TBAs that are not qualifying liability hedges are qualifying income for the 75% gross income test and whether TBAs are qualifying assets for the 75% asset test.

To the extent that we engage in TBA transactions that are not qualifying liability hedges for REIT purposes, unless we receive a favorable private letter ruling from the IRS or we are advised by counsel that income and gains from such TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our income and gains from such TBAs and any non-qualifying income to no more than 25% of our gross income for each calendar year. Further, unless we receive a favorable private letter ruling from the IRS or we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in such TBAs and any non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit the TBAs held by us that are issued by any one issuer to no more than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase and sell Agency RMBS through TBAs and to hold or dispose of TBAs, through roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that such TBAs should be treated as qualifying assets or that income and gains from such TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our other non-qualifying assets for the 75% asset test, exceeded 25% of our total assets at the end of any calendar quarter, (ii) the value of our TBAs issued by any one issuer exceeds 5% of our total assets at the end of any calendar quarter, or (iii) our income and gains from our TBAs that are not qualifying liability hedges, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge. Our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate changes or other changes than we would otherwise want to bear.

Our ownership of and relationship with any TRSs that we form will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Any domestic TRS that we may form will pay federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us but is not required to be distributed to us unless necessary to maintain our REIT qualification.

Our ownership limitation may restrict change of control or business combination opportunities in which our shareholders might receive a premium for their common shares.

In order for us to qualify as a REIT for each taxable year after 2013, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to help us qualify as a REIT, among other purposes, our declaration of trust generally prohibits any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares.

The ownership limitation and other restrictions could have the effect of discouraging a takeover or other transaction in which holders of our common shares might receive a premium for their common shares over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. taxpayers taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in the stocks of REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends treated as qualified dividend income, which could adversely affect the value of the stock of REITs, including our common shares.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our shareholders.

We currently do not intend to enter into any transactions that could result in our, or a portion of our assets, being treated as a taxable mortgage pool for U.S. federal income tax purposes. If we enter into such a transaction in the future we will be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool, referred to as “excess inclusion income,” that is allocable to the percentage of our shares held in record name by disqualified organizations (generally tax-exempt entities that are exempt from the tax on unrelated business taxable income, such as state pension plans and charitable remainder trusts and government entities). In that case, under our declaration of trust, we could reduce distributions to such shareholders by the amount of tax paid by us that is attributable to such shareholder’s ownership.

If we were to realize excess inclusion income, IRS guidance indicates that the excess inclusion income would be allocated among our shareholders in proportion to our dividends paid. Excess inclusion income cannot be offset by losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to U.S. federal income tax at the maximum tax rate and withholding will be required on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Our recognition of “phantom” income may reduce a shareholder’s after-tax return on an investment in our common shares.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, shareholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a shareholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify and maintain our qualification as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders or for other reasons, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, the value of such securities, and also to what extent those securities constitute qualified real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties including statements regarding the following subjects:

•	use of proceeds of this offering;

•	our business and strategy;

•	our projected operating results;

•	statements about future distributions;

•	our ability to deploy effectively and timely the net proceeds of this offering and the proceeds from the private placement of additional shares to our initial investors;

•	our ability to obtain financing arrangements;

•	our expected leverage;

•	general volatility of the securities markets in which we invest and the market price of our common shares;

•	our understanding of our competition and ability to compete effectively;

•	our expected investments;

•	market, industry and economic trends;

•	our market opportunity;

•	the regulatory environment in which we operate;

•	interest rates;

•	our hedging activities; and

•	legal proceedings.

The forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and could be wrong. Furthermore, these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•

the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

•	our and our Manager’s lack of operating history and our Manager’s lack of experience operating a REIT;

•	general volatility of the financial markets, including markets for mortgage securities;

•	our use of and dependence on leverage;

•

the impact of Fannie Mae and Freddie Mac being placed into conservatorship by the FHA and related events, including the lack of certainty as to the future roles and structures of these entities and changes to legislation and regulations affecting these entities;

•	deterioration in quality and ratings of existing or future issuances of the securities we intend to acquire and own;

•	changes in our business, strategy and investment guidelines;

•	changes in and our perception of changes in our industry;

•

changes in regional housing markets, job turnover, consumer debt levels, residential equity valuations, yield curve shape and direction, interest rates, interest rate spreads and volatility, foreclosure rates, U.S. Federal Reserve target rates, inflationary pressures and recession indicators;

•	increases or decreases in prepayment rates on the mortgage loans securing the securities we intend to acquire and own;

•	changes in the market value of our assets, including the impact on collateral calls by lenders;

•	losses on our non-Agency RMBS investments and other targeted assets;

•	risks associated with our planned hedging activities and the effectiveness of our risk management strategies generally;

•	the concentration of the risks to which we are exposed;

•	availability of suitable opportunities to acquire interest only securities;

•	availability of financing and the terms of such financings, including our ability to use our assets as collateral;

•	our ability to consummate contemplated investment opportunities;

•	the level of equity that may be required to support our borrowings;

•	the liquidity of our portfolio or lack thereof;

•	the degree and nature of our competition;

•	changes in business conditions and the economy generally;

•	general volatility of the capital markets and the lack of a public market for our common shares;

•	further deterioration in the credit markets;

•	the impact of a recession, inflation, deflation and stagflation on the value of the securities we intend to acquire and our ability to finance our portfolio on a leveraged basis;

•	availability of qualified personnel, including the continued availability of an external manager;

•

the existence of conflicts of interest in our relationship with our Manager, Blackstone and certain of our trustees and officers, which could result in decisions that are not in the best interest of our shareholders;

•

our ability to qualify and maintain our qualification as a REIT and limitations imposed on our business by our status as a REIT, including limitations on our ability to hedge and acquire certain types of assets;

•	our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act and possible consequences of not qualifying for or losing that exemption;

•	changes in GAAP, including interpretations thereof;

•	changes in applicable laws and regulations;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; and

•	other risks associated with investing in residential mortgage-backed securities, including changes in business conditions and the general economy.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $         million (or approximately $         million if the underwriters fully exercise their over-allotment option), after deducting the offering expenses payable by us and excluding the underwriting discounts and commissions payable by our Manager or its affiliates.

We intend to deploy the net proceeds of this offering as follows:

•	approximately % to % in Agency RMBS backed by 30-year fixed rate mortgages;

•	approximately % to % in Agency RMBS backed by 15-year fixed rate mortgages;

•	approximately % to % in Agency RMBS backed by Hybrid/ARM mortgages; and

•	approximately % to % in non-Agency RMBS backed by Subprime/Alt-A/Prime mortgages and in our other targeted assets

We expect to deploy at least 80% of the net proceeds of this offering in Agency RMBS backed by 30-year and 15-year fixed rate mortgages. Taking into account our targeted leverage ratios and the targeted allocation of our equity capital described above, we estimate that, during the six month period following the completion of this offering, our assets will be allocated 0-10% to non-Agency RMBS and 90-100% to Agency RMBS.

Our asset acquisition decisions will be based on market conditions and other factors that our Manager deems relevant at the applicable time. Based on our expectation that the Agency RMBS market will continue to provide attractive opportunities, we expect that our equity capital will primarily be deployed in Agency RMBS investments for the foreseeable future. However, we cannot assure you that we will not change the allocation of our equity capital over time. We reserve the right to change the way we allocate our capital at any time and from time to time, depending on prevailing market conditions, including, among other things, the pricing and supply of Agency RMBS, the performance of our portfolio and the availability and terms of financing and our assessment of actual or potential governmental policy changes or interventions. Capital allocated to a particular class of Agency RMBS may reflect the actual usage of cash, such as in connection with the payment of the purchase price for such assets or in connection with the posting of collateral with third parties in connection with the financing of such assets, or may represent deemed allocations of capital pursuant to internal liquidity guidelines in connection with the financing or maintenance of such assets. We expect to borrow against our Agency RMBS and non-Agency RMBS securities through repurchase agreements and use the proceeds of the borrowings to acquire additional assets. Over time, we expect to deploy or redeploy a portion of our capital into targeted assets that may include MSRs and other mortgage- and real estate-related assets. We may also use the net proceeds of this offering for general corporate purposes.

Pending these uses, we intend to invest the net proceeds of this offering in readily marketable, interest-bearing, short-term investment grade securities or money market accounts that are consistent with our intention to qualify as a REIT. Such temporary investments are expected to provide a lower net return than we anticipate achieving from our targeted investments.

While we intend to use substantially all of the net proceeds of this offering to acquire Agency RMBS as described above, we will have significant flexibility, subject to our investment guidelines, to acquire assets other than Agency RMBS with which you may not agree or for purposes that are different in range or focus than those described above and elsewhere in this prospectus.

Although we do not intend to use any of the net proceeds from this offering to fund distributions to our shareholders, to the extent we use these net proceeds to fund distributions, these payments may be treated as a return of capital to our shareholders.

We also expect that our initial investors will fund the remaining portion of their capital commitments to us, which equal approximately $21.0 million of additional capital in the aggregate, through a private placement of our common shares concurrent with the completion of this offering. We expect to invest this additional capital in accordance with our investment strategy as described herein, but we have not yet determined how this additional capital will be allocated among our targeted assets.

DILUTION

Our net tangible book value as of December 31, 2012, was approximately $30.9 million, or $19.66 per common share. Net tangible book value per share represents the amount of our total tangible assets minus our total liabilities, divided by our common shares outstanding. After giving effect to the sale of          common shares in this offering at an assumed initial public offering price of $         per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value on December 31, 2012, would have been approximately $         million, or $         per share. This amount represents an immediate decrease in net tangible book value of $         per share to our existing shareholders and an immediate accretion in as adjusted net tangible book value of $         per share to new investors who purchase our common shares in this offering at an assumed initial public offering price of $        . The following table shows this immediate per share dilution:

Public offering price per share		$
Net tangible book value per share on December 31, 2012, before giving effect to this offering	$19.66
Decrease in net tangible book value per share attributable to this offering

As adjusted net tangible book value per share on December 31, 2012, after giving effect to this offering

Accretion in as adjusted net tangible book value per share to new investors		$

The following table summarizes, as of December 31, 2012, the differences between the average price per share paid by our existing shareholders and by new investors purchasing common shares in this offering at an assumed initial public offering price of $         per share, before deducting estimated offering expenses payable by us in this offering:

	Shares Purchased(1)		Total Consideration			Average Price
	Number	%	Amount		%	Per Share
Shares purchased by existing shareholders in initial private placement	1,575,000	%		$31,500,000	%	$20.00
Shares purchased by existing shareholders in concurrent private placement
Shares granted pursuant to our 2013 equity incentive plan(2)				—	0.0	—
New investors

Total		100.0%	$		100.0%	$

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional common shares
(2)	As of December 31, 2012, no restricted shares or other equity-linked awards had been granted under our 2013 equity incentive plan.

If the underwriters fully exercise their over-allotment option to purchase an additional          common shares, the number of common shares held by existing holders will be reduced to     % of the aggregate number of common shares outstanding after this offering, and the number of common shares held by new investors will be increased to         , or     % of the aggregate number of common shares outstanding after this offering.

DISTRIBUTION POLICY

To qualify as a REIT, we must distribute annually to our shareholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We currently expect to distribute substantially all of our REIT taxable income to our shareholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We will make distributions only upon the authorization of our Board of Trustees. The amount, timing and frequency of distributions will be authorized by our Board of Trustees based upon a variety of factors, including:

•	actual results of operations;

•	our level of retained cash flows;

•	the timing of the investment of the net proceeds of this offering;

•	restrictions under Maryland law;

•	any debt service requirements;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Code; and

•	other factors that our Board of Trustees may deem relevant.

Our ability to make distributions to our shareholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager’s management of our business. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to pay distributions to our shareholders. In addition, our Board of Trustees may change our distribution policy in the future. We may not pay an initial distribution until a significant portion of the proceeds of this offering have been invested. See “Risk Factors.”

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this offering or future offerings (and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes). We also may elect to pay all or a portion of any distribution in the form of a taxable distribution of our shares or debt securities.

CAPITALIZATION

The following table sets forth (i) our actual capitalization at December 31, 2012 and (ii) our capitalization as adjusted to reflect the effects of the sale of our common shares in this offering at an assumed offering price of $          per share, after deducting the estimated organization and offering expenses payable by us, and up to                  additional common shares that we may issue and sell to our initial investors in a private placement concurrent with this offering. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of December 31, 2012
	Actual	As Adjusted(1),(2)

Shareholders Equity:
Common shares, par value $0.01 per share; 500,000,000 shares authorized and 1,575,000 shares outstanding, actual; 500,000,000 shares authorized and shares outstanding, as adjusted	$15,750	$

Preferred shares, par value $0.01 per share; 100,000,000 shares authorized and no shares outstanding, actual; 100,000,000 shares authorized and no shares outstanding, as adjusted	—		—

Additional paid-in-capital	$31,484,250

Accumulated deficit	(536,401)

Total shareholders’ equity	$30,963,599	$

(1)	Assumes (i) shares will be sold in this offering at a public offering price of $ per share for net proceeds of approximately $ million after deducting the estimated offering and organization expenses of approximately $ million payable by us and (ii) shares will be issued and sold to our initial investors in a concurrent private placement. See “Use of Proceeds.”
(2)	Includes up to additional common shares that we may issue and sell to our initial investors in one or more private placements prior to or concurrently with this offering. Does not include up to additional common shares issuable upon the exercise by the underwriters of their over-allotment option.

SELECTED FINANCIAL INFORMATION

The following table sets forth selected historical financial information derived from our audited financial statements as of December 31, 2012 and for the period September 25, 2012 (the commencement of our operations) through December 31, 2012. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements including the notes thereto, included elsewhere in this prospectus. We commenced operations only on September 25, 2012, and therefore, the selected financial data presented below are not capable or indicative of our future financial condition or results of operations.

December 31, 2012
Balance Sheet Data at Period End:
Real estate related securities, at fair value
Non-Agency (Cost - $13,489,674)	$13,595,776
Deferred offering costs	360,537
Cash and cash equivalents	18,160,648
Interest receivable	38,894

Total Assets	32,155,855

Other liabilities	1,192,256

Total liabilities	1,192,256

Shareholders’ equity	$30,963,599

For the period September 25, 2012 (Commencement of Operations) Through December 31, 2012
Statement of Operations Data:
Interest income	$238,606

Expenses
Organizational expenses	567,595
Professional fees	125,000
Management fees	124,425
Agency and administration fees	26,033
Custody and other fees	19,345

Total expenses	862,398

Net Loss	$(536,401)

Share Data:
Loss per common share
Basic and diluted	$(0.34)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to and should be read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The discussion is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Our historical results may not indicate, and should not be relied upon as an indication of, our future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Executive Summary

We are a Maryland real estate investment trust formed in August 2012 that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets. Our primary objective is to generate attractive current yields and risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by constructing and actively managing a portfolio comprised primarily of Agency RMBS, and, to a lesser extent, non-Agency RMBS. We also may opportunistically acquire and manage other types of residential mortgage-related and real estate-related asset classes, such as residential whole mortgage loans, MSRs, and residential real properties. We believe that being able to combine Agency RMBS with non-Agency RMBS and other residential mortgage and real estate-related asset classes enables us to balance a range of mortgage-related risks.

We were formed through an initial strategic venture among affiliates of Ellington, an investment management firm and registered investment adviser with a 18-year history of investing in a broad spectrum of mortgage-backed securities and related derivatives, with an emphasis on the RMBS market, and the Blackstone Funds. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. As of December 31, 2012, we had deployed these funds in approximately $13.5 million of non-Agency RMBS. We are externally managed and advised by our Manager, an affiliate of Ellington.

We will elect and intend to qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2013. Accordingly, we generally will not be subject to U.S. federal income taxes on our taxable income that we distribute currently to our shareholders as long as we maintain our intended qualification as a REIT. We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act.

As of December 31, 2012, we had no outstanding indebtedness and our only liabilities related to accrued management fees and expenses.

Trends and Recent Market Developments

Key trends and recent market developments for the MBS market include the following:

•

Federal Reserve and Monetary Policy—On December 12, 2012, the U.S. Federal Reserve, or the “Federal Reserve,” announced that while the U.S. economy had shown some signs of improvement since its October 2012 meeting, the unemployment rate remained at an elevated level, growth in business fixed investment slowed, and in that light, it planned to continue its accommodative monetary policies;

•

Mortgage Market Statistics—Throughout most of 2012, mortgage delinquency and foreclosure rates have fallen, home prices have trended higher, and existing and new home sales have also increased, suggesting that, barring any unexpected economic relapses, the recovery in the U.S. housing market seems to be on solid footing;

•

Government Homeowner Assistance Programs—Changes made to the Home Affordable Refinance Program, or “HARP,” in 2011 led to a much higher level of refinancings under the program in 2012 as compared to 2011, and there is speculation that the program may be extended beyond its scheduled expiration at the end of 2013;

•

REO to Rental—A number of large institutional investors have been purchasing significant numbers of single family properties in select regions of the country, removing foreclosure inventory from the market and supporting home prices; in late 2012 one such institution completed its initial public offering;

•

GSE Developments—Government-sponsored enterprise, or “GSE,” related developments include Federal Housing Finance Agency, or “FHFA,” directing Fannie Mae and Freddie Mac to begin to more rationally price their risk, and the U.S. Treasury Department’s focus on accelerating the wind down of Fannie Mae and Freddie Mac;

•

Mortgage Servicing and Origination—Consolidation continued to drive the mortgage servicing industry toward larger, more efficient servicers, leading to higher prepayment speeds and more liberal use of short sales and principal reduction modifications instead of foreclosures;

•

Eminent Domain—On January 24, 2013, San Bernardino County announced that, contrary to its previous proposals, it would not use eminent domain to acquire “underwater” mortgages (i.e., mortgages for which the amount owed exceeds the property value);

•

Consumer Finance Protection Board—On January 10, 2013, the Consumer Finance Protection Bureau, or “CFPB,” issued its “Ability-to-Repay” rule, designed to ensure that lenders offer mortgages that borrowers can afford to pay back and also proposed to establish the final requirements for “Qualified Mortgages”; and

•

Liquidity and Valuations—Non-Agency MBS experienced a significant rally in 2012 in response to a number of positive developments, including widespread home-price improvements, a declining shadow inventory, a generally more optimistic economic outlook of market participants and decreased selling of non-Agency MBS by banks.

Federal Reserve and Monetary Policy

In order to continue to provide support to the recovery of the U.S. economy, on December 12, 2012, the Federal Reserve announced its ongoing plans with respect to its accommodative monetary policies. The Federal Reserve announced that it would continue purchasing Agency RMBS at a pace of $40 billion per month, a program also referred to as “QE3,” that was originally announced in September 2012. The Federal Reserve also announced an expansion of its asset buying program commencing in January 2013 pursuant to which it would make monthly purchases of U.S. Treasury securities, initially at a pace of $45 billion per month. This program replaces “Operation Twist,” a program designed to extend the average maturity of the Federal Reserve’s holdings of U.S. Treasury securities. The Federal Reserve further announced that it would be maintaining its existing policies of reinvesting principal payments from its holdings of Agency debt and Agency RMBS into Agency RMBS and of rolling over maturing U.S. Treasury securities at auction. The Federal Reserve also reiterated its stated goals of “maintaining downward pressure on longer-term interest rates, supporting mortgage markets and helping to make broader financial conditions more accommodative.” Similar to its September 2012 announcement, the Federal Reserve did not state a projected end date for these activities. Rather, its activities will be tied to “substantial” improvement in the labor market. The Federal Reserve also stated that it would continue to maintain the target range for the federal funds rate at 0% to 0.25% as long as the unemployment rate remains above 6.5%. In its September announcement, the Federal Reserve stated an expectation that the target federal funds rate would need to remain at this level at least through mid-2015. The Federal Reserve plans to closely monitor incoming information on economic and financial developments and adjust its actions accordingly.

The Federal Reserve’s policy initiatives are designed to lower yields on Agency RMBS and thereby drive mortgage rates lower in order to spur financing activity and support a stronger economic recovery. Upon the release of the minutes of the December 12, 2012 meeting, however, it became clear to market participants that there was discussion among Federal Reserve members suggesting that the Federal Reserve may slow or stop its asset purchase programs well before the end of 2013, in order to limit the growth of its record-large balance sheet. At its January 2013 meeting, the Federal Reserve reiterated its intention to continue its asset purchase and other programs until the outlook for the labor market improves substantially.

However, market perception of uncertainty with respect to future Federal Reserve actions has added significant volatility to the market for Agency RMBS. While the actions of the Federal Reserve have been successful in causing investors to sell lower-yielding assets, such as Agency RMBS and U.S. Treasury securities, and buy higher-yielding assets such as non-Agency MBS and high-yield corporate bonds, more recently, these actions have been somewhat less successful in lowering yields on Agency RMBS and U.S. Treasury securities. Market volatility notwithstanding, Agency RMBS prices remain at high levels and prepayment risk remains elevated. As a result, prepayments on Agency RMBS may increase, which would reduce the yields on these securities. In light of these risks, we expect to seek Agency RMBS investments with prepayment protection characteristics. or “prepayment protected pools.” Examples of prepayment protected pools are those comprised of low loan balance mortgages, mortgages backing investor properties, those containing mortgages originated through the government-sponsored “Making Homes Affordable” refinancing programs, and those containing mortgages with various other prepayment protection characteristics.

Mortgage Market Statistics

The percentage of subprime mortgages either delinquent or in foreclosure has declined over the period beginning December 31, 2010 through December 31, 2012, as reported by the Mortgage Bankers Association, or the “MBA,” in their National Delinquency Survey:

	As of
	December 31, 2012	December 31, 2011	December 31, 2010
Fixed (1)
Delinquent (2)	19.2%	19.7%	21.3%
Foreclosure	9.3%	10.7%	9.9%

Total	28.5%	30.4%	31.2%

ARM (1)
Delinquent (2)	22.3%	22.4%	25.3%
Foreclosure	18.2%	22.2%	22.0%

Total	40.5%	44.6%	47.3%

(1)	Source: Based on Mortgage Bankers Association, National Delinquency Survey press releases issued February 21, 2013, February 16, 2012 and February 17, 2011.
(2)	Includes loans that are at least one payment past due but does not include loans in foreclosure, seasonally adjusted.

The improving trend in delinquency and foreclosure statistics is at least in part due to the improvement in home prices that has occurred over the past year. As homeowners re-establish equity in their homes through recovering real estate prices, they are less likely to become delinquent on their mortgages. Data released by S&P Indices for its S&P/Case-Shiller Home Price Indices for November 2012 showed that, on average, home prices increased 4.5% for its 10-City Composite and by 5.5% for the 20-City Composite as compared to November 2011. According to the report, home prices remain below the peak levels of 2006, but on average, are back to their autumn 2003 levels for both the 10-City and 20-City Composites. In addition to home prices rising, new and existing home sales have increased. Existing home sales in November 2012 were the highest since November 2009 and new home sales were the highest since 2010. The slow pace of the recovery of the U.S. economy, including the still elevated level of unemployment, continues to create potential risk to the recovering housing market. However, recent trends continue to indicate a recovery has taken hold in the housing market.

On March 8, 2013, the U.S. Department of Labor reported that, as of February 2013, the U.S. unemployment rate was 7.7%. This compares to 8.3% as of February 2012. While it is difficult to quantify the relationship between the unemployment rate and the housing and mortgage markets, we believe that continued unemployment at such levels could impede the positive trends that have occurred in the housing market and could contribute to further increases in mortgage delinquencies and decreases in home prices. As a mitigating factor, however, the Federal Reserve’s accommodative monetary policies continue to support the housing market, and furthermore the Federal Reserve has announced that it will maintain these accommodative policies as long as the unemployment rate remains above 6.5% and as long as inflation seems to remain contained.

Government Homeowner Assistance Programs

According to the FHFA, Fannie Mae and Freddie Mac refinanced approximately one million loans in the eleven month period ended November 30, 2012 under HARP, more than twice the HARP refinancing activity for all of 2011. The increase in HARP refinancings is attributable to record-low mortgage rates and enhancements to the program made in late 2011, including removal of the loan-to-value ceiling for borrowers who refinance into fixed-rate loans and the elimination or lowering of fees for certain borrowers. Given the low level of mortgage rates, it is likely that HARP refinancing volume will remain elevated. Currently, the program is due to expire at the end of 2013; however, there is some market speculation that the program could be extended.

In November 2012, the FHFA announced the results of pilot transactions completed by Fannie Mae under the REO Pilot Program. Under this program, single-family foreclosed properties owned by Fannie Mae and Freddie Mac are sold to institutional investors in bulk and converted to rental properties, with seller financing available under certain conditions. Since the July 2012 launch of this program, almost 1,800 properties have been sold.

REO to Rental

In addition to the FHFA’s pilot program, a number of large institutional investors have been purchasing significant numbers of single family properties in select regions of the country with the objective of generating rental income and, potentially, long-term gains. Certain banks are also providing financing for these “REO to rental” purchases, in some cases with the goal of ultimately replacing such borrowings with long term debt through securitization of rental cashflows. Meanwhile, in late 2012 one newly formed real estate investment trust focused solely on REO to rental strategies successfully completed an initial public offering. In those regions where REO to rental activity is most concentrated, this activity is having two primary effects on the housing market. First, it is removing some of the foreclosure property inventory from the market, and second, the robust purchasing activity is supporting, and in many cases lifting, home prices.

GSE Developments

In the third quarter of 2012, the FHFA implemented several changes designed to more rationally price their risk, to broaden homeowner access to mortgage financing, and to increase the participation of private capital in the mortgage market. In August 2012, the FHFA directed Fannie Mae and Freddie Mac to raise guarantee fees on single-family mortgages by an average of 10 basis points. The increase became effective with mortgage settlements starting on December 1, 2012 for mortgage loans exchanged for mortgage-backed securities and on November 1, 2012 for mortgage loans sold for cash. In September 2012, the FHFA announced that Fannie Mae and Freddie Mac are launching a new representation and warranty framework for conventional loans sold or delivered on or after January 1, 2013. This change, which is part of a broader seller-servicer contract harmonization effort, will relieve lenders of certain repurchase obligations for mortgage loans that meet specific payment requirements, and certain other conditions and requirements.

In August 2012, the U.S. Department of Treasury, or the “Treasury,” announced a set of modifications to its preferred stock agreements with the FHFA, with a goal of expediting the wind down of Fannie Mae and Freddie Mac. The revised agreements replace the 10% dividend payments made to the Treasury with a sweep of all profits from Fannie Mae and Freddie Mac going forward. In addition, the modifications require an accelerated reduction of Fannie Mae and Freddie Mac’s investment portfolios, which will be wound down at an annual rate of 15% (rather than 10% per the previous agreements). As a result of this change, the GSE’s investment portfolios must be reduced to the $250 billion target set in the previous agreements four years earlier than previously scheduled.

On March 4, 2013, in connection with these ongoing efforts to wind down the GSEs, the FHFA announced its plans for the remainder of 2013. First, the FHFA plans to establish a new business entity that will be initially owned and funded by Fannie Mae and Freddie Mac and operate as a replacement for some of their legacy infrastructure. The longer term goal of this new entity is to create a common securitization platform that could eventually be sold or used by policy makers as a foundational element of the mortgage market of the future. Second, for 2013 the FHFA reiterated its goal of executing risk-sharing transactions for both Fannie Mae and Freddie Mac was set, and could include transactions involving expanded mortgage insurance, credit-linked securities, senior/subordinated securities, and others. Third, the FHFA also expects to continue increasing guarantee fees in 2013 so as to make these fees more aligned with what might be expected to be charged by private sector providers. Fourth, plans for 2013 also include maintaining foreclosure prevention activities, such as HARP refinancings for underwater borrowers. While this was not explicitly stated, it could potentially mean an extension in the HARP program beyond its scheduled expiration of December 31, 2013.

We believe that those efforts aimed at more rationally pricing risk taken by the GSEs and aimed at reducing the GSEs’ portfolios and thereby accelerating the re-entry of private capital into the U.S. mortgage market, are potentially beneficial to our business. However, this process has been slow and will likely continue to evolve over an extended period. Notwithstanding the effective stabilization of the financial condition of the GSEs in the aftermath of the financial crisis, the GSE’s continue to support the overwhelming majority of the U.S. single-family mortgage market. Alternatives to GSEs will become more and more necessary as they are wound down, which could increase the breadth and depth of attractive investment opportunities that are available to us and may serve as a catalyst for the rebirth of the non-Agency mortgage securitization market.

Mortgage Servicing and Origination

The mortgage servicing industry continued to consolidate, as the largest and most efficient mortgage servicers continued to acquire mortgage servicing rights, or “MSRs,” in a number of high-profile transactions. Non-bank servicers in particular are gaining market share, as MSRs will carry less favorable capital treatment under the impending Basel III framework. As a result of this industry consolidation, prepayment rates have jumped significantly for mortgage pools whose servicing was transferred to more efficient servicers. In the second half of 2012, we have also seen a growing convergence in refinancing rates among these servicers for certain collateral types, such as loans that became eligible for streamlined financing as part of HARP.

As staffing by mortgage originators has remained low following the bursting of the housing bubble, an important bottleneck constraint keeping prepayment rates low is the limited capacity of mortgage originators to refinance and originate new loans. This has resulted in a more protracted refinancing process for borrowers, as well as a significant increase in the spread between primary market mortgage rates (the rates paid by borrowers) and the secondary market mortgage rates (the yields demanded by RMBS investors for the loans they buy from originators); this increased spread is driving record high profit margins for mortgage originators.

We expect these dynamics to persist well into 2013. First, it will take many months for originators to increase hiring to sufficient levels. Second, there is still a large supply of HARP-eligible loans that originators can profitably refinance. Based on refinancing rates of HARP-eligible loans in 2012, we expect prepayment rates of HARP-eligible loans to remain elevated. Because HARP refinancings tend to be more profitable for originators than other refinancings, we expect originators to exhaust the pipeline of HARP-eligible refinancings before refocusing on traditional refinancings. Third, it is likely that FHA will continue to refine the HARP program over the next year so as to “unlock” additional borrowers, and this will provide further supply to the pipeline.

We are also seeing significant changes in the way that servicers are handling delinquent loans, driven both by consolidation in the servicing industry and by the strength in the housing market. Servicers are increasingly pursuing loan modifications and short sales in lieu of foreclosure. In the case of loan modifications, servicers are pursuing principal reduction modifications much more aggressively than they were a year ago. While this trend is partially the result of political and regulatory pressures, the strength in the housing market has also contributed, as more modified borrowers have reached a positive equity position in their homes, leading to a decline in re-default rates for modified borrowers. In the case of short sales, since these generally result in higher liquidation proceeds than foreclosures, the increasing frequency of short sales have helped reduce realized losses for investors in non-Agency RMBS.

Eminent Domain

Earlier in 2012, a few municipalities, most notably in California, announced that they were exploring using the power of eminent domain to seize certain mortgages as a way to aid homeowners with underwater mortgages. Under this controversial concept, which, its proponents assert, would only be applied to mortgages held in private label securitization trusts (and, in particular, those not backed by Fannie Mae or Freddie Mac, or held directly by banks), the municipality would first seize qualifying mortgages using eminent domain power, and then offer homeowners new loans with reduced principal balances that were at or even below the current property values. By law, the securitization trusts would have to receive “fair market value” as compensation for the seizure. Advocates of the idea believe that this strategy would help individual homeowners and local economies and, by reducing foreclosure volumes, accelerate the return of the housing market and the mortgage finance market to normalcy. While advocates believe that the use of eminent domain is both legally permissible and practical in this context, opponents have raised numerous objections. Opponents believe that such a forced transfer of mortgages from one set of private owners to others is unconstitutional, and violates many state laws. Opponents have also maintained that the contemplated procedures would have a severe negative impact on the mortgage markets, and would not only adversely affect RMBS investors and lenders, but also the ability of new borrowers to obtain mortgage loans on favorable terms, and ultimately housing values.

On January 24, 2013, San Bernardino County in California and two of its cities announced that they were abandoning a proposed plan to use eminent domain to assist local homeowners with underwater mortgages. The stated reason that the proposal was rejected was due to lack of public support. While the three California municipalities ultimately decided against the use of eminent domain to assist struggling borrowers, the idea continues to be presented to and discussed with other jurisdictions. It remains too early to tell whether or to what extent these other municipalities will actually attempt to use an eminent domain strategy to seize and restructure underwater mortgages. If these proposals are implemented and expanded to other jurisdictions, we believe that they could have a material adverse impact on our portfolio of non-Agency RMBS. However, we continue to believe the proposals in their current form are unlikely to withstand the inevitable legal and/or political challenges they would face, as evidenced by the decision of the three California municipalities.

Consumer Finance Protection Board

The CFPB was established under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act.” The CFPB’s mission is to make markets for consumer financial products and services operate better from the perspective of the consumer. Its activities include, among others, conduct rule-making, supervision, and enforcement of Federal consumer financial protection laws; restricting unfair, deceptive or abusive acts or practices, taking consumer complaints, and, promoting financial education. In connection with its mission, on January 10, 2013, the CFPB issued a final rule designed to implement laws requiring mortgage lenders to consider consumers’ ability to repay mortgage loans before extending them credit. The “ability-to-repay” rule, which is applicable to prime as well as subprime mortgages, requires the following: (i) potential borrowers must supply financial information and lenders must verify it; (ii) in order to qualify for a particular loan, a consumer must have sufficient assets or income to pay back the loan; and (iii) lenders must determine the consumer’s ability to repay both the principal and the interest of the loan over the long term. At a minimum, creditors generally must consider eight underwriting factors: (1) current or reasonably expected income or assets; (2) current employment status; (3) the monthly payment on the covered transaction; (4) the monthly payment on any simultaneous loan; (5) the monthly payment for mortgage-related obligations; (6) current debt obligations, alimony, and child support; (7)

the monthly debt-to-income ratio or residual income; and (8) credit history. Creditors must generally use reasonably reliable third-party records to verify the information they use to evaluate the factors.

The Dodd-Frank Act provides that “qualified mortgages,” which are mortgage loans satisfying certain criteria, are entitled to a presumption that the creditor making the loan satisfied the ability-to-repay requirements. However, the Act did not specify whether the presumption of compliance is conclusive (i.e., creates a safe harbor) or is rebuttable. The final rule removed this ambiguity in the Act, as it provides a safe harbor for loans that satisfy the definition of a qualified mortgage and are not higher-priced (i.e. prime mortgages), and provides a rebuttable presumption for higher-priced mortgage loans. It also sets certain product-feature prerequisites and affordability underwriting requirements for qualified mortgages and vests discretion in the CFPB to decide whether additional underwriting or other requirements should apply. The final rule issued by the CFPB implements the statutory criteria, which generally prohibit loans with negative amortization, interest-only payments, balloon payments, or terms exceeding 30 years from being qualified mortgages. So-called “no-doc loans,” where the creditor does not verify income or assets, also cannot be qualified mortgages. Finally, a loan generally cannot be a qualified mortgage if the points and fees paid by the consumer exceed three percent of the total loan amount, although certain bona fide discount points are excluded for prime loans. The rule provides guidance on the calculation of points and fees, and thresholds for smaller loans. The final rule also establishes general underwriting criteria for qualified mortgages. Most importantly, the general rule requires that monthly payments be calculated based on the highest payment that will apply in the first five years of the loan and that the consumer have a total (or back-end) debt-to-income ratio that is less than or equal to 43 percent.

These rules provide protections for borrowers as well as lenders, and will clearly influence the types of mortgages that lenders are willing to issue, given the legal protections afforded to qualified mortgages but not to non-qualified mortgages. It is too early to determine the impact that these rules will have on mortgage lending and on RMBS.

Liquidity and Valuations

Throughout 2012, non-Agency MBS securities experienced a significant rally, which was driven by several factors. First, home prices increased in most areas of the country during the year. Certain areas that had been hardest hit during the financial crisis, such as Phoenix, Arizona, for example, experienced some of the highest increases. Other areas less impacted by the crisis generally experienced more moderate increases. These increases in home prices, along with expectations of further future increases, had a related positive impact on non-Agency RMBS valuations. Also supporting non-Agency MBS prices was the significantly reduced level of selling of these securities by banks, as regulatory capital rules were eased, thereby making the capital implications of holding such securities less onerous. The release of the Simplified Supervisory Formula Approach changed the method of calculating capital charges for securitization exposures. In addition, in the third quarter the Federal Reserve finally completed the sale of the non-Agency RMBS and CMBS assets held in its Maiden Lane portfolios. These large portfolios represented assets that had been acquired by the Federal Reserve during the economic crisis to prevent the collapse of a large troubled financial institution, and the overhang of the anticipated sale of these assets had depressed non-Agency MBS prices. Ultimately, the overall success of the Maiden Lane sales provided confidence to the market and set the stage for the rise in non-Agency MBS prices for the remainder of the year. Finally, the Federal Reserve’s increased accommodative monetary policies, including QE3 discussed above, have kept yields on U.S. Treasuries and Agency RMBS pools low, and in response demand increased for higher-yielding securities such as non-Agency MBS and high-yield corporate bonds.

While we have no outstanding borrowings, we believe repurchase agreement financing remains readily available for both Agency and non-Agency MBS, and within each of these asset classes. The economic situation in Europe, however, while appearing marginally better than it was a year ago, continues to be an area of concern. Since European banks have historically been a significant financing source for many U.S. investment banks that provide RMBS financing, a systemic shock to the European financial system would severely constrain the willingness and ability of U.S. banks and investment banks to finance RMBS, especially non-Agency RMBS. As of December 31, 2012 we had repurchase agreements in place with six counterparties but no amounts outstanding under such arrangements.

Critical Accounting Policies

Certain of our critical accounting policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe that all of the decisions and assessments upon which our consolidated financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager and Ellington’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements included in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation: We apply Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”), to our holdings of financial instruments. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Financial instruments include securities and derivatives. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. The following is a description of the valuation methodologies used for our financial instruments:

Level 1—valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2—valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3—valuation methodologies include (i) the solicitation of valuations from third parties (typically, broker-dealers), (ii) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions, and (iii) the assessment of observable or reported recent trading activity. We utilize such information to assign a good faith fair value (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to each such financial instrument.

We seek to obtain at least one third-party indicative valuation for each instrument, and often obtain multiple indicative valuations when available. Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. We have been able to obtain third-party valuations on the vast majority of our assets, and we expect to continue to solicit third-party valuations on substantially all of our assets in the future to the extent practical. Generally, we value each financial instrument at the average of all third party valuations received. However, such third party valuations are not binding on us, and while we generally do not adjust such valuations, we may challenge or reject a valuation when, based on our validation criteria, we determine that such valuation is unreasonable or erroneous. Furthermore, we may determine, based on our validation criteria, that for a given instrument the average of the third-party valuations received does not result in what we believe to be fair value, and in such circumstances we may override this average with our own good faith valuation. Our validation criteria include the use of our own models, recent trading activity in the same or similar instruments, and valuations received from third parties. Our valuation process, including the application of our validation criteria, is overseen by a valuation committee. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

Prior to 2013, the valuation of our Level 3 assets was determined in accordance with the methodology described in Note 3 to our consolidated financial statements.

Accounting for Real Estate Related Securities: Investments in real estate related securities are generally recorded on trade date. These investments generally meet the requirements to be classified as available for sale under ASC 320-10-25, “Debt and Equity Securities,” which would require the securities to be carried at fair value on our consolidated balance sheet with changes in fair value charged to other comprehensive income, a component of shareholders’ equity. However, we have chosen to make a fair value election pursuant to ASC 825 for our real estate related securities portfolio. Electing the fair value option allows us to record changes in fair value in our consolidated statement of operations, which, in our view, more appropriately reflects the results of our operations for a particular reporting period as all securities activities will be recorded in a similar manner. As such, the real estate related securities are recorded at fair market value on our consolidated balance sheet and the period change in fair market value is recorded in current period earnings on our consolidated statement of operations as a component of unrealized gain/loss on real estate related securities.

Realized gains or losses on sales of securities and derivatives are included in the net other income line item on the Consolidated Statement of Operations, and are recorded at the time of disposition. The cost of positions sold is calculated based on identified cost. Principal write-offs are generally treated as realized losses.

Interest Income: We accrete market discounts and amortize market premiums on debt securities using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. Our accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Manager Compensation: The management agreement provides for the payment to the Manager of a management fee. The management fee is accrued and expensed during the period it is earned. For a more detailed discussion on the fees payable under the management agreement, see Note 5 to the consolidated financial statements included in this prospectus.

Income Taxes: Prior to the effective date of our election to be treated as a REIT for U.S. federal income tax purposes, as a Maryland real estate investment trust with more than one owner, we will be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the income of a partnership is taxable to its owners on a flow-through basis. Interest, dividend and other income that we realize from non-U.S. sources and capital gains that we realize on the sale of securities of non-U.S. issuers may be subject to entity-level tax, such as withholding and other taxes levied by the jurisdiction in which the income is sourced. Although we will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2013, we have not elected and do not intend to elect REIT status under the Code for the period presented in the consolidated financial statements. We follow the authoritative guidance on accounting for and disclosure of uncertainty on tax positions, which requires management to determine whether a tax position of the company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. We did not have any unrecognized tax benefits at December 31, 2012. We do not expect any change in unrecognized tax benefits within the next year. In the normal course of business, we may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for the open tax year 2012. We may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions; we might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these consolidated financial statements.

“Emerging Growth Company” Status: On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. Because we qualify as an “emerging growth company,” we may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies. We may take advantage of this extended transition period until the first to occur of the date that we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of this extended transition period. We have elected to take advantage of the benefits of this extended transition period. As a result, our financial statements may not be comparable to those of other public companies that comply with such new or revised accounting standards. Until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Recent Accounting Pronouncements

Refer to the notes to our consolidated financial statements for a description of relevant recent accounting pronouncements.

Financial Condition

As of December 31, 2012, all of our invested capital was invested in non-Agency RMBS. We also held approximately $18.2 million of cash and cash equivalents and had deferred offering costs of approximately $0.4 million at December 31, 2012.

Results of Operations for the Period September 25, 2012 (Commencement of Operations) through December 31, 2012

We received our initial capital funding of approximately $31.5 million on September 25, 2012 and deployed approximately $13.5 million of the capital into non-Agency RMBS. For the period September 25, 2012, our commencement of operations, through December 31, 2012, we recorded a net loss of $0.5 million, or $0.34 basic and diluted net loss per common share.

Interest Income

Our primary source of income is the interest earned on our investment portfolio. Our portfolio as of December 31, 2012 consisted solely of floating rate non-Agency RMBS and we earned $0.2 million in interest income on these securities for the period September 25, 2012, our commencement of operations, through December 31, 2012.

Expenses

Our expenses were $0.8 million and consisted solely of organizational expenses, professional fees, management fees, agency and administration fees, and custody and other fees for the period September 25, 2012, our commencement of operations, through December 31, 2012.

Other Income

For the period September 25, 2012, our commencement of operations, through December 31, 2012, we had total other income of approximately $0.1 million, which was primarily due to an unrealized gain on the non-Agency RMBS in our portfolio during the period.

Liquidity and Capital Resources

Liquidity refers to our ability to meet our cash needs, including repaying our borrowings, funding and maintaining RMBS and other assets, making distributions and other general business needs. We expect our short-term (one year or less) and long-term liquidity requirements to include acquisition costs for assets we acquire, payment of our management fee, compliance with margin requirements under our repurchase agreements, repurchase agreements, TBA and derivative contracts, repayment of repurchase agreement borrowings to the extent we are unable or unwilling to extend our repurchase agreements, and payment of our general operating expenses. We expect our capital resources will primarily include cash on hand, cash flow from our investments (including monthly principal and interest payments received on our RMBS and proceeds from the sale of securities), borrowings under repurchase agreements and proceeds from equity offerings. We expect that these sources of funds will be sufficient to meet our short-term and long-term liquidity needs.

We expect to borrow funds in the form of repurchase agreements. The terms of these borrowings under our master repurchase agreements generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment and margin requirements. In addition, each lender typically requires that we include supplemental terms and conditions to the standard master repurchase agreement. Typical supplemental terms and conditions include the addition of or changes to provisions relating to margin calls, net asset value requirements, cross default provisions, certain key person events, changes in corporate structure and requirements that all controversies related to the repurchase agreement be litigated in a particular jurisdiction. These provisions may differ for each of our lenders.

As of December 31, 2012, we had no amounts outstanding under our repurchase agreements.

We held cash and cash equivalents of approximately $18.2 million as of December 31, 2012.

We may declare dividends based on, among other things, our earnings, our financial condition, our working capital needs and new opportunities. The declaration of dividends to our shareholders and the amount of such dividends are at the discretion of our Board of Trustees. No dividends were paid during the period from September 25, 2012, our commencement of operations, through December 31, 2012.

Based on our current portfolio, amount of free cash on hand, debt-to-equity ratio and current and anticipated availability of credit, we believe that our capital resources will be sufficient to enable us to meet anticipated short-term and long-term liquidity requirements.

We are not required by our investment guidelines to maintain any specific debt-to-equity ratio, and we believe that the appropriate leverage for the particular assets we hold depends on the credit quality and risk of those assets, as well as the general availability and terms of stable and reliable financing for those assets.

Contractual Obligations and Commitments

We are a party to a management agreement with our Manager. Pursuant to that agreement, our Manager is entitled to receive a management fee, reimbursement of certain expenses and, in certain circumstances, a termination fee. Such fees and expenses do not have fixed and determinable payments. For a description of the management agreement provisions, see “Our Manager and the Management—Management Agreement.”

We enter into repurchase agreements with third-party broker-dealers whereby we sell securities to such broker-dealers at agreed-upon purchase prices at the initiation of the repurchase agreements and agree to repurchase such securities at predetermined repurchase prices and termination dates, thus providing the broker-dealers with an implied interest rate on the funds initially transferred to us by the broker-dealers. When we enter into a repurchase agreement, the lender establishes and maintains an account containing cash and securities having a value not less than the repurchase price, including accrued interest, of the repurchase agreement. We enter into reverse repurchase agreements with third-party broker-dealers whereby we purchase securities under agreements to resell at an agreed-upon price and date. In general, we most often will enter into reverse repurchase agreement transactions in order to effectively borrow securities that we can then deliver to counterparties to whom we have made short sales of the same securities. The implied interest rates on the repurchase agreements and reverse repurchase agreements we enter into are based upon market rates at the time of initiation. Repurchase agreements and reverse repurchase agreements that are conducted with the same counterparty may be reported on a net basis if they meet the requirements of ASC 210-20, Balance Sheet, Offsetting.

As of December 31, 2012, we had entered into six master repurchase agreements, or “MRAs,” but had no outstanding borrowings under these MRAs.

Off-Balance Sheet Arrangements

As of December 31, 2012, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide funding to any such entities. As such, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Inflation

Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

The primary components of our market risk are related to credit risk, prepayment risk and interest rate risk. We seek to actively manage these and other risks and to acquire and hold assets that we believe justify bearing those risks, and to maintain capital levels consistent with those risks.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We are subject to interest rate risk in connection with most of our assets and liabilities. For some securities in our portfolio, the coupon interest rates on, and therefore also the values of, such securities are highly sensitive to interest rate movements, such as inverse floating rate RMBS, which benefit from falling interest rates, or certain deep discount floating rate RMBS, which benefit from rising interest rates. Subject to qualifying and maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act, we intend to opportunistically hedge our interest rate risk by entering into interest rate swaps, TBAs, U.S. Treasury securities, Eurodollar futures, and other instruments. In general, such hedging instruments are used to offset the large majority of the interest rate risk we estimate to arise from our repurchase agreement indebtedness associated with our Agency RMBS positions. Hedging instruments may also be used to offset a portion of the interest rate risk arising from our repurchase agreement liabilities associated with certain non-Agency RMBS positions.

The following sensitivity analysis table shows the estimated impact on the fair value of our portfolio segregated by certain identified categories as of December 31, 2012, assuming a static portfolio and immediate and parallel shifts in interest rates from current levels as indicated below.

(In Thousands)	Estimated Change in Fair Value for a Decrease in Interest Rates by		Estimated Change in Fair Value for an Increase in Interest Rates by
Category of Instruments	50 Basis Points	100 Basis Points	50 Basis Points	100 Basis Points
Non-Agency RMBS	162	339	(146)	(277)

Total	$162	$339	$(146)	$(277)

Our analysis of interest rate risk is derived from Ellington’s proprietary models as well as third party information and analytics. Many assumptions have been made in connection with the calculations set forth in the table above and, as such, there can be no assurance that assumed events will occur or that other events will not occur that would affect the outcomes. For example, for each hypothetical immediate shift in interest rates, assumptions have been made as to the response of mortgage prepayment rates, the shape of the yield curve, and market volatilities of interest rates; each of the foregoing factors can significantly and adversely affect the fair value of our interest rate-sensitive instruments.

The above analysis utilizes assumptions and estimates based on management’s judgment and experience, and relies on financial models, which are inherently imperfect; in fact, different models can produce different results for the same securities. While the table above reflects the estimated impacts of immediate parallel interest rate increases and decreases on specific categories of instruments in our portfolio, we intend to actively trade many of the instruments in our portfolio and intend to diversify our portfolio to reflect a portfolio comprised primarily of Agency RMBS, and, to a lesser extent, other RMBS and mortgage-related assets. Therefore, our current or future portfolios may have risks that differ significantly from those of our December 31, 2012 portfolio estimated above. Moreover, the impact of changing interest rates on fair value can change significantly when interest rates change by a greater amount than the hypothetical shifts assumed above. Furthermore, our portfolio is subject to many risks other than interest rate risks, and these additional risks may or may not be correlated with changes in interest rates. For all of the foregoing reasons and others, the table above is for illustrative purposes only and actual changes in interest rates would likely cause changes in the actual fair value of our portfolio that would differ from those presented above, and such differences might be significant and adverse. See “Special Note Regarding Forward-Looking Statements.”

Prepayment Risk

Prepayment risk is the risk of change, whether an increase or a decrease, in the rate at which principal is returned in respect of mortgage loans underlying RMBS, including both through voluntary prepayments and through liquidations due to defaults and foreclosures. This rate of prepayment is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Changes in prepayment rates will have varying effects on the different types of securities in our portfolio. We attempt to take these effects into account in making asset management decisions with respect to our assets. Additionally, increases in prepayment rates may cause us to experience losses on our IOs and IIOs, as those securities are extremely sensitive to prepayment rates. Prepayment rates, besides being subject to interest rates and borrower behavior, are also substantially affected by government policy and regulation.

Credit Risk

We are subject to credit risk in connection with our assets, especially our non-Agency RMBS. Credit losses on real estate loans underlying our non-Agency RMBS can occur for many reasons, including, but not limited to, poor origination practices, fraud, faulty appraisals, documentation errors, poor underwriting, legal errors, poor servicing practices, weak economic conditions, decline in the value of homes, special hazards, earthquakes and other natural events, over-leveraging of the borrower on the property, reduction in market rents and occupancies and poor property management services in the case of rented homes, changes in legal protections for lenders, reduction in personal income, job loss and personal events such as divorce or health problems. Property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions (such as an oversupply of housing), changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors and retroactive changes to building or similar codes. For mortgage-related instruments, the two primary components of credit risk are default risk and severity risk.

Default Risk

Default risk is the risk that borrowers will fail to make principal and interest payments on their mortgage loans. Subject to qualifying and maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act, we may selectively attempt to mitigate our default risk by, among other things, opportunistically entering into credit default swaps on individual RMBS or RMBS indices, whereby we would receive payments upon the occurrence of a credit event on the underlying reference asset or assets. We also rely on third-party mortgage servicers to mitigate our default risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan default rates.

Severity Risk

Severity risk is the risk of loss upon a borrower default on a mortgage loan underlying our RMBS. Severity risk includes the risk of loss of value of the property underlying the mortgage loan as well as the risk of loss associated with taking over the property, including foreclosure costs. We rely on third-party mortgage servicers to mitigate our severity risk, but such third-party mortgage servicers may have little or no economic incentive to mitigate loan loss severities. Such mitigation efforts may include loan modification programs and prompt foreclosure and property liquidation following a default.

BUSINESS

Our Company

Ellington Residential Mortgage REIT is a Maryland real estate investment trust formed in August 2012 that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets. Our primary objective is to generate attractive current yields and risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by constructing and actively managing a portfolio comprised primarily of Agency RMBS, and, to a lesser extent, non-Agency RMBS. We also may opportunistically acquire other types of residential mortgage-related and real estate-related asset classes, such as residential whole mortgage loans, MSRs, and residential real properties. We believe that being able to combine Agency RMBS with non-Agency RMBS and other residential mortgage and real estate-related asset classes enables us to balance a range of mortgage-related risks.

We were formed through an initial strategic venture among affiliates of Ellington, an investment management firm and registered investment adviser with a 18-year history of investing in a broad spectrum of MBS and related derivatives, with an emphasis on the RMBS market, and the Blackstone Funds. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. As of December 31, 2012, we had deployed these funds in approximately $13.5 million of non-Agency RMBS.

The members of our management team are Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer; Laurence Penn, Vice Chairman of Ellington, who serves as our President and Chief Executive Officer; Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer; Paul Asaro, Chief Financial Officer of Ellington, who serves as our interim Chief Financial Officer and Treasurer; and Daniel Margolis, General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager. We currently do not have any employees.

We will elect and intend to qualify to be taxed as a REIT for U.S. federal income tax purposes and to maintain our exclusion from regulation under the Investment Company Act.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager does not have any employees of its own and instead relies on the employees of Ellington to perform its obligations to us.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions—Services Agreement” for a description of the terms of the services agreement between our Manager and Ellington. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of RMBS collateral and RMBS market transactions and other mortgage- and real estate-related assets. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 18-year history of investing in RMBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of December 31, 2012, Ellington employed over 110 employees and had assets under management of approximately $4.9 billion, comprised of our company and various other investment vehicles, including Ellington Financial LLC, a specialty finance company listed on the NYSE (NYSE:EFC).

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include, among others, the following officers of our Manager: Messrs. Vranos, Penn and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer, President and Chief Executive Officer and Co-Chief Investment Officer, respectively.

Our Initial Investors

We were formed through an initial strategic venture between affiliates of Ellington Management Group, L.L.C. and a group of funds managed by an affiliate of The Blackstone Group, LP. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. Affiliates of Ellington retain a capital commitment of approximately $1 million and the Blackstone Funds retain a commitment of approximately $20 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. The Blackstone Funds are managed by an affiliate of Blackstone, a leading investment and advisory firm. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses, which collectively had total assets under management of $210 billion as of December 31, 2012, include the management of private equity funds, real estate funds, hedge fund solutions, and credit businesses. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services.

Market Opportunity

Trends in RMBS

We intend to acquire and actively manage a portfolio comprised primarily of Agency and, to a lesser extent, non-Agency RMBS and other mortgage-related assets. We believe that those two markets offer attractive opportunities.

Agency RMBS. Even though we remain in a low interest rate environment, mortgage principal prepayment rates are much lower than historical precedent would predict. Additionally, there is significant dispersion in prepayment rates across different pools of mortgage loans, caused in large part by differences in underlying pool attributes (such as loan characteristics) and servicer behavior. As a result, and based on our prepayment projections, we expect to target pools that we believe (1) will generate attractive yields, (2) will have less prepayment sensitivity to government policy shocks, and/or (3) will create opportunities for trading gains once the market recognizes their fundamental value, which for newer pools may come only after several months, when actual prepayment experience can be observed. We believe that our Manager’s research team, its proprietary prepayment models, and its extensive databases remain essential tools in Ellington’s implementation of this strategy. In addition, as a result of the persistent impact on the mortgage market of the recent credit crisis, as evidenced by more stringent underwriting standards, declining home values and negative equity in homes, there has generally been a muted borrower response to the current historically low mortgage rates, thereby enhancing the value of Agency RMBS. We believe that our current Agency RMBS strategy will benefit from the current market environment characterized by a substantial continuous supply of Agency RMBS securities, favorable yield spreads, relatively low financing and hedging costs, and ample availability of leverage.

Non-Agency RMBS. We believe that the long-term fundamental prospects for non-Agency RMBS are attractive. Our view is based on an overall better outlook for home prices in non-judicial foreclosure states, low absolute prices on certain riskier vintage securities, favorable default and delinquency trends and improving economic conditions. We also believe that the non-Agency RMBS markets exhibit positive long-term technical trends. Although ratings-based capital requirements reduced the demand by banks for non-Agency RMBS over the past few years, the U.S. Federal Reserve’s recently released Simplified Supervisory Formula Approach is expected to reduce the anticipated required capital charge substantially for such securities. This recently released proposal will not take full effect for some time, but the implied effective increased bank buying power for the sector is significant. In addition, there is robust demand for non-Agency RMBS from a variety of sources, including insurance companies, money managers, distressed funds, and other REITs. Meanwhile, since the completion of the Maiden Lane non-Agency RMBS auctions there has been significantly less distressed supply in the RMBS market. We expect this supply-demand relationship, coupled with the continuing decline in the total outstanding amount of non-Agency RMBS, and the ability to modestly leverage non-Agency assets, will provide continued support for non-Agency RMBS.

Evolving Housing Market and Mortgage Landscape

While the housing market continues to stabilize and improve in many regions, the mortgage market continues to evolve quickly, and we believe that there are likely to be significant opportunities to capitalize on changes in the mortgage market overall and on the dispersion in performance among different securities.

As noted above under “Trends in RMBS,” we generally intend to seek Agency pools with certain prepayment protection characteristics, or “prepayment protected pools.” Examples of prepayment protected pools are those comprised of low loan balance mortgages, mortgages backing investor properties, those containing mortgages originated through the government-sponsored “Making Home Affordable” refinancing programs, or “MHA programs,” and those containing mortgages with various other prepayment protection characteristics. The success of the various MHA programs implemented to date and the expansion of such programs are resulting in new categories of collateral with prepayment characteristics and disparities with respect to prepayment speeds on otherwise similar assets, which we believe represents a significant market opportunity.

The third round of quantitative easing announced in September 2012 involves the U.S. Federal Reserve’s purchases of Agency RMBS at a pace of $40 billion per month; however, this buying program generally targets the cheapest-to-deliver pass-throughs with coupons at the prevailing mortgage rates, leaving behind pools with collateral characteristics believed to mitigate or reduce prepayment risk, which may offer greater relative value.

There are many additional governmental policy actions proposed to stimulate and support home price recovery, to increase the availability of mortgage credit, and to encourage the re-entry of private capital into the U.S. mortgage market that may benefit our business. Against this favorable policy back-drop, these opportunities would come available at a time when the financing environment remains very attractive as the U.S. Federal Reserve continues to keep interest rates at nearly zero, resulting in a relatively steep yield curve. We believe the subdued economic recovery should cause these conditions to persist for the near term.

In addition, the origination landscape continues to evolve with many small originators participating in the industry. The performance of these originators varies greatly depending upon size and expertise, creating inefficiencies, and in turn trading opportunities for us.

Other Opportunities

The current market landscape is also generating new opportunities in other mortgage-related strategies such as those involving whole mortgage loans, MSRs and single-family housing. These strategies require substantial infrastructure to model and manage and, therefore, pose a serious barrier to entry for inexperienced investment managers. We believe that our Manager’s proprietary research, models and analytics, trading and structuring expertise, risk management and asset-sourcing capabilities will allow us to be flexible in identifying these opportunities and capitalizing on them to complement our Agency and non-Agency RMBS strategies. To the extent we acquire MSRs, it may be necessary to hold such assets through a TRS. As a result, a portion of the income from such assets may be subject to U.S. corporate income tax.

Our Strategy

We intend to capitalize on the current market opportunity by utilizing an opportunistic strategy that we believe will enable us to generate attractive current yields and risk-adjusted total returns for our shareholders. In particular, our strategy will consist of:

•	utilizing an investment model that focuses on security selection and allocates capital to assets that balance a range of mortgage-related risks;

•	constructing and actively managing a hybrid investment portfolio comprised primarily of Agency RMBS and, to a lesser extent, non-Agency RMBS, designed to:

•	take advantage of opportunities in the Agency RMBS market by acquiring Agency RMBS on a leveraged basis; and

•	take advantage of opportunities in the non-Agency residential mortgage market by purchasing investment grade and non-investment grade non-Agency RMBS, including senior and subordinated securities;

•

opportunistically acquiring and managing other mortgage- and real estate-related assets, such as MSRs, residential whole mortgage loans and residential real properties that we would hold for appreciation and/or current income; and

•	opportunistically mitigating our interest rate and prepayment risk and, to a lesser extent, credit risk, by using a variety of hedging instruments.

Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and to maintain our exclusion from regulation as an investment company under the Investment Company Act. As a result, although we intend to focus on the acquisition and management primarily of Agency RMBS, and to a lesser extent, non-Agency RMBS, residential whole mortgage loans, MSRs and residential real properties, our acquisition and management decisions will depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. To the extent that we acquire MSRs, it may be necessary to hold such assets through a TRS. As a result, a portion of the income from such assets may be subject to U.S. corporate income tax. Our Manager is authorized to follow very broad investment guidelines and, as a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent trustees will periodically review our investment guidelines and our portfolio, they generally will not review our proposed asset acquisitions or asset management decisions.

Ellington’s investment philosophy revolves around the pursuit of value across various types of MBS and related assets. Ellington seeks investments across a wide range of MBS sectors without any restriction as to ratings, structure or position in the capital structure. Over time and through market cycles, opportunities will present themselves in varying sectors and in varying forms. By rotating between and allocating among various sectors of the RMBS markets and adjusting the extent to which it hedges interest rate, prepayment and credit risks, Ellington believes that it will be able to capitalize on the disparities between these RMBS sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns. Disparities between RMBS sectors vary from time to time and are driven by a combination of factors. For example, as various RMBS sectors fall in and out of favor, the relative yields that the market demands for those sectors may vary. In addition, Ellington’s performance projections for certain sectors may differ from those of other market participants and such disparities will naturally cause us, from time to time, to gravitate towards certain sectors and away from others. Disparities between RMBS sectors may also be driven by differences in collateral performance, in servicer behavior and in the structure of particular investments (for example, in the timing of cash flow), and our Manager may believe that other market participants are overestimating or underestimating the value of these differences. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive current yields and risk-adjusted total returns.

Ellington’s continued emphasis on and development of proprietary RMBS, interest rate, prepayment and credit models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and analytical approach to fixed income investing, especially in RMBS. Our Manager uses Ellington’s proprietary models to identify attractive assets, value these assets, monitor and forecast the performance of these assets, and (subject to qualifying and maintaining our qualification as a REIT) opportunistically hedge our interest rate risk, mitigate our prepayment risk and hedge our credit risk. We leverage these skills and resources for purposes of attaining our objectives.

We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading and hedging complex MBS.

Our Competitive Strengths

We believe the following competitive strengths uniquely position us to implement our business strategy:

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Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with access to investment opportunities and management expertise across our targeted asset classes. Certain of our officers were founding principals of Ellington and each of these officers has over 25 years of experience in the mortgage securities business with both buy side and sell side experience. Included among the members of our management team are the former heads of RMBS origination and trading, whole loan MBS origination and trading and fixed income research and quantitative systems at Kidder Peabody. One of the founding principals of Ellington and also our President and Chief Executive Officer, Mr. Penn, worked for ten years at Lehman Brothers, where, prior to joining Ellington in 1995 shortly after its inception, he co-headed Lehman Brothers’ trading desk for CMOs.

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Access to an Established Asset Manager with an Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington by having access to Ellington’s investment ideas, proprietary research, models and analytics, trading and structuring expertise, risk management and asset-sourcing capabilities. We believe this relationship will provide us with unique insights into attractive opportunities and access to market information that enhances our ability to make decisions regarding our combined Agency RMBS and non-Agency RMBS portfolio, which we believe is a significant competitive advantage. We believe that Ellington possesses the essential elements necessary to successfully acquire and manage RMBS, with a significant emphasis on Agency RMBS and the other mortgage- and real estate-related assets we may acquire on an opportunistic basis: portfolio management experience across multiple market cycles, disciplined asset selection, trading and hedging expertise, broad asset sourcing capabilities and sophisticated risk management systems and analytical tools. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.

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Expertise in Prepayment, Interest Rate and Credit Modeling and Investing. We expect to benefit from Ellington’s proprietary analytical models and investment infrastructure, which were developed utilizing more than 18 years of experience by Ellington, a leading participant in the markets we intend to target. Ellington’s investment process emphasizes the quantitative assessment of interest rate risk, prepayment risk and, where applicable, credit risk, both on a portfolio basis and a security-by-security basis. This process relies on the sophisticated quantitative tools and methodologies that are the foundation of Ellington’s investment technique and asset surveillance. Analyzing RMBS interest and prepayment risk, as well as credit risk in the case of non-Agency RMBS, necessitates the development and continuous refinement of sophisticated computer models. We believe that Ellington has differentiated itself with its long experience in investing and leveraging large pools of capital in complex mortgage and derivative instruments, through various economic and business cycles. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over most other market participants.

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Disciplined Security Selection Process. We intend to use a disciplined approach to security selection as a fundamental component of our asset acquisition strategy. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s proprietary analytics allow it to analyze securities individually based upon, among other things, available borrower credit information and property attributes. In order to generate attractive current yields and risk-adjusted returns on our investments, we intend to construct a portfolio with a focus on managing the various associated risks, such as duration and cash flow risk, including by selecting securities that have favorable prepayment characteristics and through the liability hedging strategy we will employ. In addition, we intend to actively and opportunistically manage the portfolio as market conditions permit.

•

Strong Risk Management and Risk Mitigation Focus. Risk management is one of Ellington’s core competencies and we implement techniques that are intended to mitigate the risks inherent in our business. In addition, our disciplined security selection process and our concentrated focus on managing our duration risk are also important components of what we believe to be our competitive advantages in our primary RMBS asset classes. Ellington has several employees dedicated to compliance and risk management, including its chief compliance officer. See “—Risk Management—Liquidity Management.”

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Strong Sponsorship and Alignment of Interests Between Our Shareholders and Our Manager. We were founded with investment and organizational assistance from affiliates of Blackstone and Ellington. Blackstone is a leading investment and advisory firm. These initial investors made an aggregate investment of approximately $31.5 million in us on September 25, 2012 in connection with our formation and have additional capital commitments to us of approximately $21.0 million. We expect that these initial investors will fund their remaining capital commitments through a private placement concurrent with this offering. These investments will result in affiliates of our Manager and the Blackstone Funds owning approximately     % and     %, respectively, of our outstanding common shares upon completion of this offering. In addition, two individuals affiliated with Ellington will serve on our Board of Trustees and one individual affiliated with Blackstone will serve on our Board of Trustees. Furthermore, these investors have agreed not to sell or otherwise transfer any of our common shares for a period of              months after the completion of this offering. We believe that the ownership of our common shares by affiliates of our sponsors, including affiliates of our Manager, will further align our Manager’s interests with our shareholders’ interests.

Our Targeted Asset Classes

Our targeted asset classes currently include:

Asset Class	Principal Assets
Agency RMBS

•      Agency RMBS collateralized by either fixed rate mortgage loans, adjustable rate mortgage loans or hybrid mortgage loans, or derivatives thereof, including:

•       whole pool mortgage pass-through certificates;

•       Agency CMOs, including IOs, POs, IIOs, and inverse floaters; and

•       TBAs.

Non-Agency RMBS	• RMBS backed by prime jumbo, Alt-A, manufactured housing and subprime mortgages;

• RMBS backed by fixed rate mortgages, ARMs, Option-ARMs and Hybrid ARMs;

• RMBS backed by first lien and second lien mortgages;

• Investment grade and non-investment grade securities;

• Senior and subordinated securities; and

• Non-Agency CMOs, including IOs, POs, IIOs and inverse floaters.

Other	• Residential whole mortgage loans;

• MSRs;

• Residential real properties; and • Other mortgage- and real estate-related assets, including asset backed securities and certain hedging transactions.

The following briefly discusses the principal types of assets we purchase.

Agency RMBS

Initially, the Agency RMBS we intend to acquire may include mortgage pass-through certificates, CMOs, and TBAs.

Residential Mortgage Pass-Through Certificates. Residential mortgage pass-through certificates represent interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the underlying residential mortgage loans are made monthly to holders of the certificates, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

Collateralized Mortgage Obligations. CMOs are structured instruments representing interests in specified mortgage loan collateral. CMO securitizations consist of multiple classes, or tranches, of securities, with each tranche having specified characteristics, based on the rules described in the securitization documents governing the division of the monthly principal and interest distributions, including prepayments, from the underlying mortgage collateral among the various tranches. IOs are CMOs that only receive interest payments while principal-only securities, or “POs,” receive only principal payments.

TBAs. In addition to investing in specific pools of Agency RMBS, subject to our satisfying the requirements for qualification as a REIT, we intend to utilize forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are TBAs. Pursuant to these TBA transactions, we agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. TBAs are liquid and have quoted market prices and represent the most actively traded class of RMBS. We intend to use TBAs primarily for hedging purposes. TBA trading is based on the assumption that mortgage pools that are eligible to be delivered at TBA settlement are fungible and thus the specific mortgage pools to be delivered do not need to be explicitly identified at the time a trade is initiated.

We intend to purchase or sell TBAs primarily for purposes of managing interest rate risk associated with our liabilities under repurchase agreements. We generally intend to treat such TBA purchases and sales as hedging transactions that hedge indebtedness incurred to acquire or carry real estate assets, or “qualifying liability hedges” for REIT purposes. Alternatively, we may, from time to time, opportunistically engage in TBA transactions because we find them attractive on their own, from a relative value perspective or otherwise. Our ability to engage in such TBA transactions may be limited by the gross income and asset tests applicable to REITs. See “Material U.S. Federal Income Tax Considerations—Gross Income Tests” and “—Asset Tests” and “Risk Factors—U.S. Federal Income Tax Risks—Our ability to engage in TBA transactions could be limited by the requirements necessary to qualify as a REIT, and we could fail to qualify as a REIT as a result of these investments.”

We expect that the majority of our Agency securities purchases will be newly issued securities (meaning that we will purchase these securities within approximately six months from their initial date of issuance) and the remaining purchases will be more seasoned Agency securities. The precise allocation of our Agency purchases will vary depending on market conditions and other factors that our Manager deems relevant at the applicable time.

Non-Agency RMBS

We acquire non-Agency RMBS backed by prime jumbo, Alt-A, subprime, manufactured housing and second lien mortgage loans. The residential mortgage loans securing our non-Agency RMBS will be either fixed-rate mortgages, ARMs, option-ARMs, Neg-Am ARMs or hybrid ARMs. Our non-Agency RMBS holdings can include investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.

Non-Agency RMBS are debt obligations issued by private originators of or investors in residential mortgage loans. Non-Agency RMBS generally are issued as CMOs and are backed by pools of whole mortgage loans or by mortgage pass-through certificates. Non-Agency RMBS generally are securitized in senior/subordinated structures, or in excess spread/over-collateralization structures. In senior/subordinated structures, the subordinated tranches generally absorb all losses on the underlying mortgage loans before any losses are borne by the senior tranches. In excess spread/over-collateralization structures, losses are first absorbed by any existing over-collateralization, then borne by subordinated tranches and excess spread, which represents the difference between the interest payments received on the mortgage loans backing the RMBS and the interest due on the RMBS debt tranches, and finally by senior tranches and any remaining excess spread.

The characteristics of RMBS differ from those of traditional fixed-income securities. The major differences include the monthly payment of interest and principal on the RMBS and the possibility that principal may be prepaid on the RMBS at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

We expect that the majority of our non-Agency purchases will be more seasoned non-Agency securities. The precise allocation of our non-Agency purchases will vary depending on market conditions and other factors that our Manager deems relevant at the applicable time, including, for instance, an increase in the availability of new issue non-Agency RMBS.

Other Assets

We also may from time to time opportunistically acquire other mortgage- and real estate-related assets that may include, among others, residential whole mortgage loans, MSRs and residential real properties. Subject to market conditions, we may invest in and manage residential real estate assets that are positioned to benefit from what we expect will be a rebound in the residential housing market . As part of this strategy, we may selectively acquire individual houses or small portfolios of houses that can be held for appreciation and/or current income.

Our Portfolio

Our portfolio consisted of the following investments as of             , 2013:

	Current Principal	Fair Value	Average Price	Cost	Average Cost
Agency RMBS
Agency 30 Year Fixed RMBS
Agency 15 Year Fixed RMBS
Agency Hybrid/ARM RMBS
Non-Agency RMBS
Subprime
Alt-A
Prime RMBS
Other Target Asset Classes

Our three-month average constant prepayment rate, or CPR, experienced by Agency RMBS owned by us as of                     , 2013, on an annualized basis, was     %. Our three-month average constant prepayment rate, or CPR, experienced by non-Agency RMBS owned by us as of                     , 2012, on an annualized basis, was     %.

Our three month weighted average geographic concentration of the loans backing our non-Agency RMBS as of                     , 2013 was as follows:              (    %),              (    %),              (    %),              (    %) and              (    %).

Investment Process

Our investment process benefits from the resources and professionals of our Manager and Ellington. The process is managed by an investment and risk management committee, which includes, among others, the following officers of our Manager: Messrs. Vranos, Penn and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer, President and Chief Executive Officer, and Co-Chief Investment Officer, respectively. The investment and risk management committee operates under investment guidelines and meet periodically to develop a set of preferences for the composition of our portfolio. The primary focus of the investment and risk management committee is to review and approve our investment policies and our portfolio composition and related compliance with our guidelines. Under the management agreement between us and our Manager, our Manager has the authority to enter into transactions consistent with our investment guidelines, subject to the oversight of our Board of Trustees. Any transactions deviating in a material way from these guidelines must be approved by our Board of Trustees.

Ellington employs a thorough investment process, which includes, as appropriate, a range of factors from higher level macro considerations to detailed loan-level analysis based on its extensive database of borrower behavior. Ellington will also maintain an ongoing analysis of relative value within our Agency RMBS portfolio and non-Agency RMBS portfolio and across various sectors of the RMBS market. Ellington’s infrastructure, built and refined over the last 18 years, will benefit us and our Manager as we invest the proceeds of this offering and strategically manage our portfolio going forward.

Ellington has a focused investment team for each of our targeted asset classes. Each team evaluates acquisition opportunities consistent with our investment guidelines. Our asset acquisition process includes sourcing and screening of asset acquisition opportunities, credit analysis, due diligence, structuring, financing and hedging, each as appropriate, to seek attractive current yields and total returns commensurate with our risk tolerance. We also screen and monitor potential asset acquisitions to determine their impact on maintaining our exclusion from regulation as an investment company under the Investment Company Act and our qualification as a REIT.

Valuation of Assets

Our Manager’s valuation process will be subject to the oversight of our Manager’s investment and risk management committee as well as the oversight of the independent members of our Board of Trustees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Critical Accounting Policies—Valuation of Financial Instruments.”

Risk Management

Risk management is a cornerstone of Ellington’s portfolio management process. Ellington’s risk management infrastructure system includes “ELLiN,” a proprietary portfolio management system that Ellington uses for all of its accounts, which provides real-time and batch reporting to all departments at Ellington, including trading, research, risk management, finance, operations, accounting and compliance. We will benefit from Ellington’s comprehensive risk management infrastructure and ongoing assessment of both portfolio and operational risks. In addition, we will utilize derivatives and other hedging instruments to opportunistically manage our interest rate risk.

Interest Rate Hedging

We intend to opportunistically manage our interest rate risk by using various hedging strategies to mitigate such risks, subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act. The interest rate hedging instruments that we use and may use in the future include, without limitation:

•	interest rate swaps (floating-to-fixed, fixed-to-floating, or more complex swaps such as floating-to-inverse floating, callable or non-callable);

•	CMOs;

•	TBAs;

•	U.S. treasury securities;

•	swaptions, caps, floors and other derivatives on interest rates;

•	futures and forward contracts; and

•	options on any of the foregoing.

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we may utilize certain derivative financial instruments and other hedging instruments to mitigate interest rate risk. Specifically, we may seek to manage our exposure to interest rate risk in part by entering into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on our borrowing costs. We may be exposed to mismatches between the interest we earn on our investments and our borrowing costs, caused by fluctuations in short-term interest rates. An interest rate swap is an agreement to exchange interest rate cash flows, calculated on a notional principal amount, at specified payment dates during the life of the agreement. Typically, one party pays a fixed interest rate and receives a floating interest rate and the other party pays a floating interest rate and receives a fixed interest rate. Each party’s payment obligation is computed using a different interest rate. In an interest rate swap, the notional principal is never exchanged.

In addition to investing in specific pass-through securities, we may utilize TBAs. Pursuant to these TBA transactions, we will agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. We will primarily engage in TBA transactions for purposes of managing interest rate risk associated with our liabilities under repurchase agreements. Alternatively, we may, from time to time, opportunistically, engage in TBA transactions because we find them attractive on their own, from a relative value perspective or otherwise. Our ability to engage in TBA transactions may be limited by our intention to qualify and remain qualified as a REIT.

Credit Risk Hedging

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, although we do not intend to operate our non-Agency RMBS investment strategy on a credit hedged basis in general, we may from time to time opportunistically enter into short positions using credit default swaps to protect against adverse credit events with respect to our non-Agency RMBS. We may use credit default swaps to hedge non-Agency RMBS credit risk by buying protection on a single non-Agency RMBS or by buying protection on a basket or index of non-Agency RMBS assets. We may also enter into credit default swaps on various MBS indices. We also enter into derivative contracts for hedging purposes referencing the unsecured corporate credit, or the equity of, certain corporations.

Liquidity Management

As part of the risk management and liquidity management functions that our Manager will perform for us, our Manager will compute a “cash buffer,” which, at any given point in time, will represent the amount of our free cash in excess of what our Manager estimates would conservatively be required, especially in times of market dislocation, to support our particular assets and liabilities at such time. Thus, rather than focusing solely on our leverage, our Manager will typically seek to maintain a positive cash buffer. However, our Manager is not required to maintain a positive cash buffer and may choose not to maintain a positive cash buffer at certain times, for example if it believes there are compelling market opportunities to pursue.

Our Financing Strategies and Use of Leverage

We intend to finance our assets with what we believe to be a prudent amount of leverage, which will vary from time to time based upon the particular characteristics of our portfolio, availability of financing and market conditions. Our borrowings will primarily consist of repurchase agreements collateralized by our Agency RMBS and non-Agency RMBS. As of December 31, 2012, we had master repurchase agreements in place with six repurchase agreement counterparties. In a repurchase agreement, we will sell an asset to a counterparty at a discounted value, or the loan amount, and simultaneously agree to repurchase the same asset from such counterparty at a price equal to the loan amount plus an interest factor. Despite being legally structured as sales and subsequent repurchases, repurchase agreements are generally accounted for as debt secured by the underlying assets. During the term of a repurchase agreement, we will generally receive the income and other payments distributed with respect to the underlying assets, and pay interest to the counterparty. While the proceeds of our repurchase agreement financings are often used to purchase additional assets subject to the same repurchase agreement, our financing arrangements are not expected to restrict our ability to use proceeds from these arrangements to support our other liquidity needs. Our repurchase agreement arrangements will typically be documented under the standard form master repurchase agreement of the Securities Industry and Financial Markets Association, with the ability for both parties to request margin. Given daily market volatility, we and our repurchase agreement counterparties will be required to post additional margin collateral to each other from time to time as part of the normal course of our business. Our repurchase agreement financing counterparties will generally have the right to determine the value of the underlying collateral for purposes of determining the amount of margin, subject to the terms and conditions of our agreement with the counterparty, including in certain cases our right to dispute the counterparty’s valuation determination.

We may utilize other types of borrowings in the future, including term facilities or other more complex financing structures. Additionally, we may take advantage of available borrowings, if any, under new programs established by the U.S. government to finance our assets. We also may raise capital by issuing unsecured debt, preferred or common shares or trust preferred securities.

Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee will have the discretion, without the need for further approval by our Board of Trustees, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio, although we currently expect that our debt-to-equity ratio initially will be within a range of 6:1 to 10:1 for our Agency RMBS and 0:1 to 2:1 for our non-Agency RMBS. To the extent we employ leverage with respect to other mortgage and real-estate related investments we may make from time to time, we do not expect the debt-to-equity ratio on those investments to exceed 1:1.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington manages various other clients that have strategies that are similar to, or overlap with, our strategy, including Ellington Financial LLC, a specialty finance company listed on the NYSE. As of December 31, 2012, Ellington had approximately $4.9 billion of total assets under management, excluding our assets, and the vast majority of these clients are permitted to and do invest in our targeted assets. These clients have agreed to pay Ellington a base management fee based upon net asset value for assets under management or committed capital. In addition, while our Manager is not entitled to receive an incentive fee under the terms of the management agreement, certain of these clients have agreed to pay Ellington incentive fees that are based upon achievement of certain profit thresholds. For example, pursuant to the terms of the management agreement between Ellington and Ellington Financial LLC, Ellington is entitled to receive a quarterly base management fee in an amount equal to 1.50% per annum of Ellington Financial LLC’s shareholders’ equity (calculated in accordance with GAAP) as of the end of each fiscal quarter (before deductions for base management fees and incentive fees payable with respect to such fiscal quarter), subject to certain adjustments. In addition to the base management fees, Ellington Financial LLC pays Ellington an incentive fee payable in an amount equal to 25% of the dollar amount by which adjusted net income (as defined in the Ellington Financial LLC management agreement) exceeds an annual rate of return equal to the greater of (A) 9% and (B) 3% plus the ten-year Treasury rate.

Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

Because the Agency pass-through certificates, Agency and non-Agency CMOs and certain other asset classes in which we intend to invest are typically available only in specified quantities and are also targeted assets for certain other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain other circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for:

•

Cross Transactions. Cross transactions are defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Pursuant to the terms of the management agreement, our Manager may enter into cross transactions where it acts on our behalf and where Ellington or our Manager acts on behalf of the other party to the transaction; provided, however, that our Manager will not enter into any cross transactions on our behalf unless the cross transaction involves a “level one” asset for GAAP accounting purposes which is being crossed at market prices, or the cross transaction has received approval of a majority of our independent trustees. Although we believe such restrictions on our Manager’s ability to engage in cross transactions on our behalf mitigate many risks, cross transactions, even at market prices, may potentially create a conflict of interest between our Manager’s and our officers’ duties to and interests in us and their duties to and interests in the other party. Subject to our Board of Trustees authorizing such action and upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent trustees or pursuant to and in accordance with a policy that has been approved by a majority of our independent trustees, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third party dealers, or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

•

Principal Transactions. Principal transactions are defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent trustees and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•

Investment in Other Ellington Accounts. Pursuant to our management agreement, if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination or structuring fees, the management fee payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any such management, origination or structuring fees.

•

Split Price Executions. Pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

Our Manager is authorized to follow very broad investment guidelines. Our Board of Trustees will periodically review our investment guidelines and our portfolio. However, our Board of Trustees generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, our Board of Trustees will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Trustees. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and, with the exception of those officers that are dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our trustees, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our trustees, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by the Board of Trustees or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Policies with Respect to Certain Other Activities

If our Board of Trustees determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow and other funds from debt financing, including repurchase agreements, or a combination of these methods. In the event that our Board of Trustees determines to raise additional equity capital, it has the power, without shareholder approval, to cause us to issue additional common shares or preferred shares in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future, offer equity or debt securities in exchange for assets and invest in the securities of other issuers for the purpose of exercising control over such entities. We engage in the purchase and sale of assets, and we may in the future make loans to third parties. We have not in the past and will not in the future underwrite the securities of other issuers.

Our Board of Trustees may change any of these policies without prior notice to you or a vote of our shareholders.

Competition

In acquiring our assets, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. Many of our competitors are significantly larger than us, have greater access to capital and other resources and may have other advantages over us. Our competitors may include other investment vehicles managed by Ellington or its affiliates, including Ellington Financial LLC (NYSE: EFC). In addition to existing companies, other companies may be organized for similar purposes, including companies focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of our common shares. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us.

Additionally, we may also compete with the U.S. Federal Reserve and the Treasury to the extent they purchase assets meeting our objectives pursuant to various purchase programs.

In the face of this competition, we have access to our Manager’s and Ellington’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential assets. In addition, we believe that these relationships enable us to compete more effectively for attractive asset acquisition opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Operating and Regulatory Structure

Tax Requirements

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2013. Provided that we qualify and maintain our qualification as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that is currently distributed to our shareholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income excluding net capital gains. We cannot assure you that we will be able to comply with such requirements in the future. Failure to qualify as a REIT in any taxable year would cause us to be subject to U.S. federal income tax on our taxable income at regular corporate rates (and any applicable state and local taxes). Even if we qualify for taxation as a REIT, we may be subject to certain federal, state, local and non-U.S. taxes on our income. For example, if we form a TRS, the income generated by that subsidiary will be subject to U.S. federal, state and local income tax.

Investment Company Act Exclusion

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership are organized as holding companies and conduct our businesses primarily through wholly-owned subsidiaries of our operating partnership. We intend to conduct our operations so that neither we nor our operating partnership come within the definition of an investment company by ensuring that less than 40% of the value of our total assets on an unconsolidated basis consist of “investment securities” as defined by the Investment Company Act, or the 40% Test.

Our operating partnership’s direct and indirect subsidiaries, through which we will operate our business, will rely upon certain exclusions from the definition of investment company under the Investment Company Act including, in the case of our operating partnership’s wholly-owned subsidiary, EARN Mortgage LLC, Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interests in real estate,” which we refer to as “qualifying real estate interests,” and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.” In satisfying the 55% requirement, the entity may treat securities issued with respect to an underlying pool of mortgage loans in which it holds all of the certificates issued by the pool as qualifying real estate interests. We will treat the whole-pool pass-through securities in which we intend to invest as qualifying real estate interests for purposes of the 55% requirement. The CMOs we may acquire will not be treated as qualifying real estate interests for purposes of the 55% requirement.

We also have formed, and may in the future form, certain other wholly-owned or majority-owned subsidiaries that will invest in CMOs, and, subject to our investment guidelines, other real estate-related assets. These subsidiaries will rely upon the exclusion from the definition of investment company under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The securities issued by any wholly-owned or majority-owned subsidiary that we may form in the future and that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

We will monitor our compliance with the 40% Test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

On August 31, 2011, the Securities and Exchange Commission published a concept release entitled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments” (Investment Company Act Rel. No. 29778). This release notes that the SEC is reviewing the 3(c)(5)(C) exclusion relied upon by companies similar to us that invest in mortgage loans and mortgage-backed securities. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations as a result of this review. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of EARN Mortgage LLC regularly, there can be no assurance that EARN Mortgage LLC will be able to maintain this exclusion from registration. In that case, our investment in EARN Mortgage LLC would be classified as an investment security, and we might not be able to maintain our overall exclusion from registering as an investment company under the Investment Company Act.

The loss of our exemption from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “—Risk Factors—Maintenance of our exclusion from registration under the Investment Company Act imposes significant limitations on our operations.”

Investment Advisers Act of 1940

Ellington is a registered investment adviser under the Advisers Act and is subject to the regulatory oversight of the Investment Management Division of the SEC.

Staffing

We currently do not have any employees. All of our executive officers will be employees of Ellington or one or more of its affiliates. In addition, our dedicated or partially dedicated Chief Financial Officer, Controller and/or in-house legal counsel, if our Manager elects to provide such officers to us, will be employees of Ellington or one or more of its affiliates. See “Management—Management Agreement.”

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager considers to be material. Nevertheless, at any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe the intense scrutiny of CDO market participants in particular (including large CDO collateral managers such as Ellington) increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries such as those discussed above were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our Corporate Information

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 698-1200. Our internet address is www.                    .com. Our internet web site, and the information contained therein or connected thereto, does not constitute part of this prospectus.

MANAGEMENT

Our Trustees and Executive Officers

Upon completion of this offering, our Board of Trustees will consist of seven members, including two of our current trustees and the five trustee nominees named below, each of whom has been nominated for election and consented to serve. We believe a majority of our Board of Trustees will meet the independence requirements of the NYSE. Our Board will be responsible for determining independence.

The following sets forth certain information as of March 27, 2013, with respect to our executive officers, trustees and persons who have agreed to become trustees of our company upon the closing of this offering:

Name	Age	Title

Trustees

Michael W. Vranos*	51	Co-Chief Investment Officer; Trustee

Laurence E. Penn	51	President and Chief Executive Officer; Trustee

Menes O. Chee	35	Trustee

*†		Trustee

*†		Trustee

*†		Trustee

*†		Trustee

Officers

Michael Vranos	51	Co-Chief Investment Officer; Trustee

Laurence E. Penn	51	President and Chief Executive Officer; Trustee

Mark Tecotzky	50	Co-Chief Investment Officer

Paul Asaro	61	Interim Chief Financial Officer and Treasurer

Daniel Margolis	39	Secretary

*	This individual has agreed to become a trustee upon closing of this offering.
†	This individual is expected to be an independent trustee under the rules of the NYSE.

For biographical information relating to our executive officers, including Messrs. Penn and Vranos who will also serve as trustees, see “Our Manager and the Management Agreement—Our Manager’s and Ellington’s Employees.” Information on each of our other trustees is set forth below. Pursuant to the shareholders’ agreement among our current shareholders, David S. Blitzer, who has served as a member of our Board of Trustees since September 24, 2012, will resign as a trustee of our company immediately prior to completion of this offering.

Menes O. Chee is a Managing Director in the Tactical Opportunities Group at Blackstone. Mr. Chee joined Blackstone in 2009, as a Managing Director of GSO Capital Partners, and transferred to Tactical Opportunities in 2012. Before joining Blackstone, from 2005 until 2009, Mr. Chee was a Principal with TPG-Axon Capital, a global multi-strategy hedge fund manager. Prior to that, from 2003 until 2005, Mr. Chee was a private equity investment professional with Texas Pacific Group. Previous to Texas Pacific Group, from 1999 until 2003, Mr. Chee worked at Credit Suisse First Boston in the Merchant Banking Group and at Donaldson Lufkin & Jenrette in the Leveraged Finance Group. Mr. Chee graduated magna cum laude from the University of Pennsylvania with a B.S. in Economics from the Wharton School and a B.A. from the College, where he was elected to Phi Beta Kappa.

Qualifications and Skills of our Board of Trustees

Our Board of Trustees believes its members collectively have or will have the experience, qualifications, attributes and skills to effectively oversee the management of our company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the company and its shareholders and a dedication to enhancing shareholder value. Set forth below is a brief description of the particular experience and skills of each trustee that led our Board of Trustees to conclude that such individual is qualified to serve as a trustee of our company in light of our business and structure.

Michael W. Vranos—Our Board of Trustees believes that Mr. Vranos’ operational experience as Co-Chief Investment Officer of our company, his trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee of our company. Additional information regarding Mr. Vranos’ experience is set forth under “Our Manager and the Management Agreement—Our Manager’s and Ellington’s Employees.”

Laurence E. Penn—Our Board of Trustees believes that Mr. Penn’s operational experience as President and Chief Executive Officer of our company and as President and Chief Executive Officer of Ellington Financial LLC (NYSE: EFC), together with his experience in risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee. Additional information regarding Mr. Penn’s experience is set forth under “Our Manager and the Management Agreement—Our Manager’s and Ellington’s Employees.”

Menes Chee—Our Board of Trustees believes that Mr. Chee’s operational experience as a Managing Director in the Tactical Opportunities Group at Blackstone and GSO Capital Partners, together with his experience as a Principal with TPG—Axon give him the qualifications and skills to serve as a trustee. Additional information regarding Mr. Chee’s experience is set forth above.

Corporate Governance – Board of Trustees and Committees

Our business will be managed under the oversight and direction of our Board of Trustees, which will establish investment guidelines for our Manager to follow in its day-to-day management of our business. Upon the completion of this offering, we expect a majority of the members of our Board of Trustees will be “independent,” as defined by the rules of the NYSE. Future nominees, other than those nominees designated by the Blackstone Funds or Ellington pursuant to a shareholders agreement, will be recommended by our nominating and corporate governance committee for nomination by our Board of Trustees.

The trustees will be informed about our business at meetings of our Board of Trustees and its committees and through supplemental reports and communications. We expect our independent trustees will meet regularly in executive sessions without the presence of our corporate officers.

Prior to the completion of this offering, our Board of Trustees will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will be composed exclusively of independent trustees, as defined by the listing standards of the NYSE. Moreover, our compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee trustees and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee

Our Board of Trustees will establish an audit committee. Our audit committee will consist of             ,              and             , each of whom will be an independent trustee and “financially literate” under the rules of the NYSE.              will chair our audit committee and will serve as our audit committee financial expert, as that term is defined by the SEC. Our audit committee will assist the Board in overseeing (i) our accounting and financial reporting processes; (ii) the integrity and audits of our consolidated financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our independent auditors; and (vi) the performance of the Company’s internal audit function.

Compensation Committee

Our Board of Trustees will establish a compensation committee. Our compensation committee will consist of             ,             , and             , each of whom will be an independent trustee.              will chair our

compensation committee. The compensation committee’s principal functions will be to (i) evaluate the performance of our officers, (ii) evaluate the performance of our Manager, (iii) review the compensation and fees payable to our Manager under our management agreement, (iv) review and approve the amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated Chief Financial Officer, Controller, in-house legal counsel and/or investor relations professional, if our Manager elects to provide any of them to us and (v) administer the issuance of common shares and other equity-based awards issued to our officers, our Manager or the employees of our Manager who provide services to us.

Nominating and Corporate Governance Committee

Our Board of Trustees will establish a nominating and corporate governance committee. Our nominating and corporate governance committee will consist of             ,             , and             , each of whom will be an independent trustee.              will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting. It also will periodically prepare and submit to the Board for adoption the committee’s selection criteria for trustee nominees. It will review and make recommendations on matters involving general operation of the Board and our corporate governance, and will recommend annually to the Board nominees for each committee of the Board. In addition, the committee will facilitate the annual assessment of the Board of Trustee’s performance as a whole and of the individual trustees.

Compensation Committee Interlocks and Insider Participation

We do not anticipate that any members of our compensation committee will serve as members of our Board of Trustees or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Trustees.

Code of Business Conduct and Ethics

Our Board of Trustees will establish a code of business conduct and ethics that will apply to our officers, trustees and any employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC, if any, and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers, trustees or any employees may be made only by our nominating and corporate governance committee, and will be promptly disclosed as required by law or stock exchange regulations.

Limitations on Liabilities and Indemnification of Trustees and Officers

For information concerning limitations of liability and indemnification applicable to our trustees, executive officers and, in certain circumstances, employees, see “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws,” and “Certain Relationships and Related Party Transactions—Indemnification.”

Compensation of Trustees

Any member of our Board of Trustees who is also an employee of our Manager or Ellington or their respective affiliates will not receive additional compensation for serving on our Board of Trustees. Each independent trustee is expected to receive an annual cash retainer of $         and a fee of $         for each Board and committee meeting attended ($         if the meeting is attended telephonically). The chairman of each of our Board of Trustees, the audit committee, the compensation committee and the nominating and corporate governance committee is expected to receive an additional annual cash retainer of $        , $        , $         and $        , respectively. We will reimburse our trustees for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Executive Compensation

We will not pay any annual cash compensation to our executive officers. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional rather than a fully dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional will also be subject to the approval of the compensation committee of our Board of Trustees.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Overview

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager does not have any employees of its own and instead relies on the employees of Ellington to perform its obligations to us.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions—Services Agreement” for a description of the terms of the services agreement between our Manager and Ellington. Ellington has established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of RMBS collateral and RMBS market transactions and other mortgage- and real estate-related assets. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. In addition, throughout Ellington’s 18-year history of investing in RMBS and related derivatives, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. In addition, our Manager provides us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions.

As of December 31, 2012, Ellington employed over 110 employees and had assets under management of approximately $4.9 billion, comprised of our company and various other investment vehicles, including Ellington Financial LLC, a specialty finance company listed on the NYSE (NYSE:EFC).

Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include, among others, the following officers of our Manager: Messrs. Vranos, Penn and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer, President and Chief Executive Officer, and Co-Chief Investment Officer, respectively.

Although our investment strategy focuses on the acquisition and management of primarily Agency RMBS and, to a lesser extent, non-Agency RMBS and other mortgage-related assets, Ellington’s expertise in related investment disciplines will provide our Manager not only with valuable investment insights into the selection of our Agency and non-Agency RMBS but also with the capacity to invest opportunistically in other mortgage-related assets, subject to our investment guidelines and as market conditions permit. As a result of Ellington’s extensive portfolio management experience, we believe we will be able to contribute to returns through opportunistic, active management of our investment portfolio.

Our Manager’s and Ellington’s Employees

Through 18 years of operational experience as an investment advisor, Ellington has built significant portfolio management and infrastructure resources to support its numerous funds and large asset base. Therefore, we believe that Ellington’s portfolio management resources and infrastructure are scalable to service our activities.

One of the strengths of the Ellington portfolio management team is the strength of its senior management team. Summary biographies of certain of these individuals are as follows:

Name/Position at Ellington	Age	Background Summary

Michael Vranos Founder & Chief Executive Officer	51	Mr. Vranos is the founder and Chief Executive Officer of Ellington. Mr. Vranos is also the Chief Executive Officer and President of our Manager and serves on our Manager’s investment and risk management committee. Mr. Vranos has been our Co-Chief Investment Officer since October 2012 and has agreed to become a member of our Board of Trustees upon completion of this offering. Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the Board of Directors for Ellington Financial LLC. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Until December 1994, Mr. Vranos was a Senior Managing Director at Kidder Peabody in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Laurence Penn Vice Chairman	51	Mr. Penn is a Vice Chairman of Ellington, where he helps oversee many functions of the firm, including trading, risk management, and new business. Mr. Penn is also the Executive Vice President of our Manager and serves on our Manager’s investment and risk management committee. Mr. Penn has been our President and Chief Executive Officer since October 2012 and has served as a member of our Board of Trustees since our inception. Mr. Penn also serves as Chief Executive Officer and President and as a member of the Board of Directors for Ellington Financial LLC. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers where he was a Managing Director and co-head of CMO origination and trading. Mr. Penn specialized in the trading and risk-management of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Richard Brounstein Vice Chairman	52	Mr. Brounstein is a Vice Chairman and the Director of Investor Relations at Ellington. Prior to joining Ellington in 2000, Mr. Brounstein was the Managing Director responsible for the Fixed Income Securities division at Société Générale Securities Corporation, later renamed S.G. Cowen Securities Corporation. In this capacity, Mr. Brounstein was responsible for supervising all aspects of risk management, market making, proprietary trading, distribution and finance related activities. In addition to his direct responsibilities for the Fixed Income Division, Mr. Brounstein was a member of the Risk Management committee at Société Générale Securities Corporation. Prior to joining Société Générale Securities Corporation, Mr. Brounstein was the Managing Director responsible for the Mortgage-Backed Securities Division at the Union Bank of Switzerland. Later he was given responsibilities for the supervision of distribution/placement of all Fixed Income Securities. Prior to joining the Union Bank of Switzerland, Mr. Brounstein worked with Mr. Vranos

Name/Position at Ellington	Age	Background Summary

		and other Ellington employees at Kidder Peabody. Mr. Brounstein received a M.A. from Columbia University and a B.A. from Fairleigh Dickinson University.

John Geanakoplos Managing Director	57	Professor Geanakoplos is a Managing Director at Ellington, where he is the head of Research and Development and is responsible for the design of computer models to evaluate and hedge the firm’s portfolio. Professor Geanakoplos is largely responsible for the theoretical framework of Ellington’s proprietary prepayment model and interest rate model. From 1992 until joining Ellington in 1995, Professor Geanakoplos was a Managing Director of Kidder Peabody, where he was head of the Fixed Income Research Department. In this capacity, he led the design of the firm’s proprietary MBS analytical systems. He became a full Professor at Yale University in 1986, at the age of 30, and is currently the James Tobin Professor of Economics and Director of the Cowles Foundation for Research in Economics. He was elected a fellow of the Econometric Society in 1990 and of the American Academy of Arts and Sciences in 1999. He was awarded the Samuelson Prize in 1999, and was awarded the first Bodossaki Prize in economics in 1995. In 1990 and again in 2000, he directed the economics program at the Santa Fe Institute, where he remains an external professor. Professor Geanakoplos graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Yale University and received a M.A. in Mathematics and a Ph.D. in economics from Harvard University.

Peter Green Managing Director	33	Mr. Green is a Managing Director at Ellington where he heads the Risk Management department, which helps monitor, measure, and manage liquidity, market, credit, operational, and other risks. Mr. Green also serves on our Manager’s investment and risk management committee. At Ellington, Mr. Green oversees the development of the firm’s many risk management tools adapted to the particular needs of Ellington’s investment strategies. Over his career at Ellington, Mr. Green has performed a wide variety of roles at the firm, including assisting in the development of Ellington’s interest rate and RMBS credit models, formulating hedging strategies, supporting new business initiatives, and helping design many of the computer systems that support the firm’s specific portfolio management and operational needs. Mr. Green holds a Ph.D. in Pure Mathematics from Harvard University and a B.Sc. from McGill University.

Daniel Margolis General Counsel	39	Mr. Margolis is Ellington’s General Counsel. Mr. Margolis has been our Secretary since our inception. He also serves as Secretary for Ellington Financial LLC. As General Counsel for Ellington, he is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining Ellington, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a

Name/Position at Ellington	Age	Background Summary

		variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University School of Law, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

Vassilios Nikos Nicopoulos Managing Director	51	Mr. Nicopoulos is a Managing Director at Ellington and is responsible for the mathematical modeling and computer implementation of Ellington’s interest rate and hedging models, and their use in valuing, hedging and managing the risk of MBS. Mr. Nicopoulos joined Ellington from Oxford University in England, where he was an Assistant Professor in Theoretical Condensed Matter Physics. His work focused on the complex behavior of interacting electronic systems. He has had extensive experience in the simulation and analysis of complex stochastic systems on workstations and supercomputers and has built an international reputation for research relevant to real-world physics problems. Mr. Nicopoulos graduated magna cum laude, Phi Beta Kappa with a B.A. in Physics from Harvard University, and also holds M.A. and Ph.D. degrees in Theoretical Physics from Princeton University. Prior to his position at Oxford, he was a researcher and consultant at Los Alamos National Laboratory.

David Rice Chief Compliance Officer	43	Mr. Rice is Ellington’s Chief Compliance Officer and chairs the firm’s Compliance Committee. He is responsible for implementation of Ellington’s compliance program. Prior to joining Ellington, he served as Associate General Counsel, Compliance at GSC Group. From 2002-2007 he served in the Division of Enforcement at the Securities and Exchange Commission in Washington, D.C., where he worked on investigations involving hedge funds, broker-dealers, investment companies, and public and private companies. He has a J.D. from Yale Law School, a Ph.D. in English from the University of California, Irvine, and graduated Phi Beta Kappa, summa cum laude, with a B.A. in English and Philosophy from the University of Southern California.

Mark Tecotzky Managing Director	50	Mr. Tecotzky is a Managing Director of Ellington, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Mr. Tecotzky also serves as the Co-Chief Investment Officer of Ellington Financial LLC and our Manager and serves on our Manager’s investment and risk management committee. Mr. Tecotzky has been our Co-Chief Investment Officer since October 2012. Prior to joining Ellington in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid ARMs and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other Ellington principals at Kidder Peabody, where he traded Agency and

Name/Position at Ellington	Age	Background Summary

		non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Nikolay Stoytchev Managing Director	38	Mr. Stoytchev is a Managing Director and Senior Portfolio Manager specializing in the trading and risk management of both Agency and non-Agency IOs, POs, IIOs and specified pools. Mr. Stoytchev started his career at Ellington by developing, together with Professor Geanakoplos, many of the firm’s proprietary models, most notably Ellington’s proprietary mortgage prepayment models. Mr. Stoytchev graduated summa cum laude from Yale University with a Bachelor of Arts in Applied Mathematics and Economics, “With Distinction” in both majors. His senior thesis, Value of Mortgage-Backed Securities, was written under the guidance of Professor Geanakoplos.

Robert Kinderman Managing Director	36	Mr. Kinderman is a Managing Director at Ellington where he is responsible for trading credit-sensitive securities, including CMBS, ABS, and subordinated RMBS. Mr. Kinderman also serves on our Manager’s investment and risk management committee. He started full-time with Ellington in 1998, developing credit models as well as pieces of Ellington’s proprietary portfolio management systems, and is currently the head trader for all credit-sensitive mortgage-backed and asset-backed investments at Ellington. He also helps direct the development of research, modeling and systems for credit-sensitive products. Mr. Kinderman earned a B.A. from Yale with distinction in Economics and in Mathematics.

Paul Asaro Chief Financial Officer	61	Mr. Asaro is the Chief Financial Officer of Ellington, and as such is responsible for all accounting and financial reporting. Mr. Asaro is also the interim Chief Financial Officer of our Manager and has been our interim Chief Financial Officer and Treasurer since our inception. Mr. Asaro has been with Ellington since 1997, initially as Chief Financial Officer of Ellington’s real estate finance affiliate Titan Management, and most recently as Ellington’s Controller. Prior to joining Ellington, Mr. Asaro served as Controller for Auda Advisor Associates L.L.C., an international investment advisory firm for high net worth European investors, and from 1988 through 1996 he served as Controller for Henry Kaufman and Company, Inc., an institutional investment advisory firm focused on fixed income and derivative securities. Before joining Henry Kaufman and Company, Inc., Mr. Asaro worked for nine years in the oil and gas industry, holding various senior finance positions with Weeks Petroleum Limited and R&B Petroleum, Inc. Mr. Asaro started his career as an auditor with Arthur Andersen & Co., where he engaged in various audit assignments from 1974 through 1978. Mr. Asaro received his MBA in Finance from the University of Connecticut and his B.S. in Accounting from Manhattan College. He became a Certified Public Accountant in 1977 and is a member of the American Institute of Certified Public Accountants, or CPAs, and the Connecticut Society of CPAs.

The Management Agreement

In September 2012, we and each of our current subsidiaries entered into a management agreement with our Manager pursuant to which our Manager is required to manage our business affairs in conformity with policies and investment guidelines that are approved and monitored by our Board of Trustees. Our Manager will be subject to the direction and oversight of our Board of Trustees. Our Manager will be responsible for, among other things:

•	the identification, selection, purchase and sale of our portfolio investments;

•	our financing and risk management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

In addition, our Manager is responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be necessary or appropriate, including the following:

(i) serving as our consultant with respect to the periodic review of our investment guidelines and other policies and criteria for our other borrowings and operations;

(ii) investigating, analyzing and selecting possible investment opportunities and originating, acquiring, structuring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of investments consistent with the investment guidelines;

(iii) with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, including the accumulation of assets for securitization and conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers, and owners of privately and publicly held real estate companies;

(iv) engaging and supervising, on our behalf and at our sole cost and expense, third party service providers that are not affiliated with Ellington who provide legal, accounting, due diligence, transfer agent, registrar, leasing services, master servicing, special servicing, banking, investment banking, mortgage brokerage, real estate brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments or potential investments and to our other business and operations;

(v) coordinating and supervising, on our behalf and at our sole cost and expense, other third party service providers to us;

(vi) serving as our consultant with respect to arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage backed securities owned by us;

(vii) coordinating and managing operations of any joint venture or co investment interests held by us and conducting all matters with any joint venture or co-investment partners;

(viii) providing executive and administrative personnel, office space and office services required in rendering services to us;

(ix) administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our Board of Trustees, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(x) in connection with any on-going obligations under the Sarbanes Oxley Act of 2002, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable law, engaging and supervising, on our behalf and at our sole cost and expense, third party consultants and other service providers to assist us in complying with the requirements of the Sarbanes Oxley Act of 2002, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable law;

(xi) communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xii) counseling our Board of Trustees in connection with policy decisions to be made by our Board of Trustees;

(xiii) counseling us, and when appropriate, evaluating and making recommendations to our Board of Trustees regarding hedging, financing and securitization strategies and engaging in hedging, financing, borrowing and securitization activities on our behalf, consistent with our investment guidelines;

(xiv) counseling us with respect to the qualification and maintenance of our status as a REIT at such time as our Board of Trustees determines to cause us to elect to be treated as a REIT for U.S. federal income tax purposes and thereafter monitoring our compliance with the various REIT qualification tests and other rules set out in the Code and the Treasury Regulations;

(xv) counseling us with respect to the maintenance of our exclusion from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from status as an investment company under the Investment Company Act;

(xvi) assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets, asset-backed securities, non real estate-related assets and real estate operating companies;

(xvii) furnishing reports to our Board of Trustees regarding the activities and services performed for us or any of our subsidiaries by our Manager;

(xviii) monitoring the operating performance of our investments and providing such periodic reports with respect thereto to our Board of Trustees as they shall reasonably determine from time to time to be necessary or appropriate;

(xix) investing or reinvesting any money or securities on our behalf (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or distributions to our shareholders), and advising us with respect to our capital structure and capital raising;

(xx) causing us to retain, at our sole cost and expense, qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and, from and after such time as our Board of Trustees determines to cause us to elect to be treated as a REIT for U.S. federal income tax purposes, compliance with the provisions of the Code and the Treasury Regulations applicable to REITs, and to conduct quarterly compliance reviews with respect thereto;

(xxi) causing us and each of our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxii) assisting us with respect to our compliance with all applicable regulatory requirements in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by any national securities exchange;

(xxiii) taking all necessary actions to enable us to make required tax filings and reports and compliance with the provisions of the Code, and Treasury Regulations applicable to us, including, without limitation, from and after such time as the Board of Trustees determines to cause us to elect to be treated as a REIT for U.S. federal income tax purposes, the provisions applicable to our qualification as a REIT for U.S. federal income tax purposes;

(xxiv) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations, parameters or directions as may be imposed from time to time by our Board of Trustees;

(xxv) using commercially reasonable efforts to cause expenses incurred by or on behalf of our company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Trustees from time to time;

(xxvi) advising on, and obtaining on our behalf, appropriate credit facilities or other financings for our investments consistent with our investment guidelines;

(xxvii) advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxviii) performing such other services as may be required from time to time for management and other activities relating to our assets as our Board of Trustees shall reasonably request;

(xxix) using commercially reasonable efforts to cause us to comply with all applicable laws;

(xxx) negotiating and entering into and executing, on our behalf, or causing us to execute repurchase agreements, interest rate agreements, swap agreements, brokerage agreements, resecuritizations, securitization warehouse facilities and other agreements and instruments required for us to conduct our business;

(xxxi) serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings;

(xxxii) providing us with portfolio management;

(xxxiii) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

(xxxiv) maintaining our website.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Trustees in following or declining to follow our Manager’s advice or recommendations.

Our Manager, Ellington, and their affiliates and each of their officers, directors, trustees, members, shareholders, partners, managers, investment and risk management committee members, employees, agents, successors and assigns, each of which we sometimes refer to as a “Manager Indemnified Party,” will not be liable to us for any acts or omissions arising out of or in connection with our company or the performance of our Manager’s duties and obligations to us under the management agreement, except by reason of acts or omissions found by a court of competent jurisdiction to be due to the bad faith, gross negligence, willful misconduct, fraud or reckless disregard of duties by any Manager Indemnified Party.

Under the management agreement, we are required to indemnify, defend and hold harmless each Manager Indemnified Party from and against any and all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by any of them by reason of (i) any acts, omissions or alleged acts or omissions arising out of or in connection with our company or performed by a Manager Indemnified Party in good faith and in accordance with or pursuant to our Manager’s duties and obligations under the management agreement, and (ii) any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which any such person may be involved, as a party or otherwise, arising out of or in connection with such acts or omissions performed in good faith and in accordance with the management agreement, except to the extent such costs are determined to be due to such Manager Indemnified Party’s bad faith, gross negligence, willful misconduct or fraud. Pursuant to the management agreement, none of the Manager Indemnified Parties will be liable, however, for (i) trade errors that may result from ordinary negligence that are otherwise taken in good faith and in accordance with or pursuant to the management agreement, such as errors in the investment-decision process or in the trade process, or (ii) acts or omissions of any Manager Indemnified Party made or taken in accordance with written advice provided to the Manager Indemnified Parties by specialized, reputable, professional consultants selected, engaged or retained by our Manager, Ellington or their affiliates with commercially reasonable care, including without limitation counsel, accountants, investment bankers, financial advisers, and appraisers, that are otherwise take in good faith and in accordance with or pursuant to the management agreement; provided that such advice relates to matters which are not customarily the expertise of an investment manager providing services substantially similar to those to be provided pursuant to the management agreement, or that such advice relates to matters about which such an investment manager would customarily seek such advice in the ordinary course of business other than, in the case of clauses (i) and (ii), if such costs result from the Manager Indemnified Party’s bad faith, gross negligence, willful misconduct or fraud or material breach or violation or reckless disregard of our Manager’s duties and obligations under the management agreement.

Our Manager has agreed in the management agreement to indemnify our company and our subsidiaries and each of their respective trustees, officers, employees and managers, each of which we sometimes refer to as a “Company Indemnified Party,” with respect to all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by reason of (i) acts or omissions or alleged acts or omissions of our Manager constituting bad faith, willful misconduct or gross negligence of our Manager, Ellington or their respective officers or employees or the reckless disregard of our Manager’s duties under the management agreement or (ii) claims by Ellington’s or our Manager’s employees relating to the terms and conditions of their employment with Ellington or our Manager. Our Manager intends to obtain errors and omissions and other insurance, which is customarily carried by property and investment managers.

Pursuant to the terms of the management agreement, our Manager is required through Ellington and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and President, a Chief Financial Officer (or comparable professional), a Chief Investment Officer or Co-Chief Investment Officers, a Controller (or comparable professional) and a Secretary) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that may be dedicated to us, devoting such portion of their time to the management of us as is reasonably necessary and appropriate for the proper performance of all of our Manager’s duties, commensurate with the level of our activity from time to time. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer (or comparable professional), Controller (or comparable professional), internal legal counsel and/or investor relations professional, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional rather than a fully dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional will also be subject to the approval of the Compensation Committee of our Board of Trustees. We have the benefit of our Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, our Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under the management agreement.

Term and Termination

The initial term of the management agreement will expire in September 2017 and will be automatically renewed for a one-year term on such date and on each anniversary of such date thereafter unless terminated as described below.

Either we or our Manager may elect not to renew the management agreement upon expiration of its initial term or any renewal term by providing written notice of non-renewal at least 180 days, but not more than 270 days, before expiration. In the event we elect not to renew the term, we will be required to pay our Manager a termination fee equal to five percent (5%) of our shareholders’ equity as of the end of the month preceding the date on which the term of the management agreement expires. No termination fee will be due to the Manager if the Manager determines not to renew the management agreement.

We have the right to terminate the management agreement for cause, as defined in the management agreement, at any time during the term upon 30 days’ prior written notice, without payment of any termination fee.

Following the completion of this offering, our Board of Trustees will review our Manager’s performance annually and, as a result of such review, upon the affirmative vote of at least two-thirds of the members of our Board of Trustees or of the holders of a majority of our outstanding common shares, we may terminate the management agreement based upon a determination by our independent trustees that our Manager’s performance has been unsatisfactory and materially detrimental to us or a determination by our independent trustees that the management fees payable to our Manager are not fair, subject to the right of our Manager to prevent such a termination by agreeing to a reduction of the management fees payable to our Manager. Upon any termination of the management agreement based on unsatisfactory performance or unfair management fees, we are required to pay our Manager the termination fee described above.

Our Manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act. Our Manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager the termination fee described above.

Our Manager may generally only assign the management agreement with the written approval of a majority of our independent trustees. However, our Manager may assign to one or more of its affiliates the performance of any of its responsibilities under the management agreement without the approval of our independent trustees so long as our Manager remains liable for any such affiliate’s performance and such assignment does not require our approval under the Investment Advisers Act.

License to use the Name “Ellington”

Pursuant to the management agreement, our Manager has granted us a non-exclusive, royalty-free license to use the name “Ellington.” We have a right to use the “Ellington” name for so long as our Manager or any successor to its business remains our Manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the word “Ellington.”

Management Fees and Reimbursement of Expenses

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager. Our Manager is not entitled to receive any incentive fee under the management agreement.

Management Fees

Under the management agreement, we will pay our Manager a management fee quarterly in arrears in an amount equal to 1.50% per annum of our shareholders’ equity, with shareholders’ equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of common shares or other equity securities of our company or our operating partnership (without double counting) since inception, plus (2) our and our operating partnership’s (without double counting) retained earnings or accumulated deficit calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our operating partnership has paid to repurchase our common shares, limited partnership interest in our operating partnership or other equity securities since inception. Shareholders’ equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in net income, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent trustees and approval by a majority of our independent trustees. Our shareholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of shareholders’ equity shown on our financial statements.

Our Manager will calculate the management fee within 45 days following the last day of each quarter and such calculation will be delivered to us. We will be obligated to pay the management fee within 15 business days after receipt of the calculation from our Manager.

In the event that our Manager, Ellington or any of their affiliates receives any management fees, origination fees or structuring fees from any investment fund, issuer of debt or other investment in which we have invested or participated, then the quarterly management fee payable by us to our Manager will be reduced by, or our Manager will otherwise rebate to us, an amount equal to the portion of such fee payable to our Manager, Ellington or their affiliates that is allocable to our investment or participating interest in such investment fund, other investment or debt securities during the same period.

Our Manager will earn a larger management fee as a result of future offerings of our securities to the extent our shareholders’ equity or the equity of our operating partnership increases (without double counting).

The Blackstone Funds hold special non-voting membership interests in the Ellington affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees we pay to our Manager.

Reimbursement of Expenses

We pay all of our direct operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses and fees and expenses for other similar services rendered by third-party service providers;

•	the compensation and expenses of our trustees and the cost of liability insurance to indemnify our trustees and officers;

•	the costs associated with the establishment and maintenance of any credit facilities and our other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings, including this offering;

•	expenses relating to the payment of distributions;

•

expenses connected with communications to holders of our securities in maintaining relations with such holders and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

•	transfer agent, registrar and exchange listing fees;

•	the costs of printing and mailing proxies, reports and other materials to our shareholders;

•	costs associated with any research, data, data services, computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors;

•

reasonable costs and out-of-pocket expenses incurred on our behalf by directors, trustees, officers, employees or other agents of our Manager for travel in connection with services provided under the management agreement;

•

costs of the wages, salaries and benefits associated with a dedicated Chief Financial Officer, Controller, internal legal counsel and investor relations professional if our Manager elects to provide us with these dedicated personnel, subject to approval of the reimbursed amounts by the Compensation Committee of our Board of Trustees;

•

a pro rata portion of the costs of the wages, salaries and benefits associated with a partially dedicated Chief Financial Officer, Controller, internal legal counsel and/or investor relations professional based on the portion of their working time and efforts spent on our matters and subject to approval of the reimbursed amounts by the Compensation Committee of our Board of Trustees;

•	the allocable share of any costs and expenses incurred by our Manager or its affiliates with respect to market information systems and publications, research publications and materials;

•	settlement, clearing, trade confirmation and reconciliation, and custodial fees and expenses;

•	all taxes and license fees;

•

all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business including, but not limited to, insurance covering activities of our Manager and its employees relating to the performance of our Manager’s duties and obligations under the management agreement;

•	costs and expenses incurred in contracting third parties for the servicing and special servicing of our assets;

•

all other actual out-of-pocket costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any of our subsidiaries, or against any of our or our subsidiaries’ trustees, directors or officers in his or her capacity as such for which we or any subsidiary are required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

•

the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf relating to our activities;

•

expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for us and separate from offices of our Manager and reasonably required for our operations;

•	the costs of the wages, salaries and benefits incurred by our Manager with respect to our dedicated officers;

•

costs associated with our marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	costs of maintaining our website; and

•	all other costs and expenses approved by our Board of Trustees.

In addition, other than as expressly described above, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates.

Services Agreement

Our Manager is party to a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Ellington in connection with the services provided. Our Manager and Ellington are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings, L.P. and VC Investments L.L.C., other than in respect of the special non-voting membership interests that the Blackstone Funds hold in the Ellington affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees earned by our Manager.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Effected by Ellington and its Affiliates in Respect of Our Portfolio

We may from time to time enter into certain “related party transactions” with Ellington and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other Ellington accounts. See “Business—Conflicts of Interest; Equitable Allocation of Opportunities” for a description of these types of transactions.

Management Agreement

We are party to a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Trustees. All of our officers also serve as officers, employees and/or directors of Ellington, our Manager or one of their other affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Our Manager and the Management Agreement,” “Business—Conflicts of Interest; Equitable Allocation of Opportunities” and “Risk Factors—Risks Related to our Relationship with our Manager and Ellington.” In addition, the Blackstone Shareholder holds a non-voting special membership interests in an affiliate of Ellington, which entitles it to receive a portion of the management fees that are paid to our Manager.

Services Agreement

Our Manager is party to a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Ellington in connection with the services provided. Our Manager and Ellington are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings, L.P. and VC Investments L.L.C., other than in respect of the special non-voting membership interests that the Blackstone Funds hold in the Ellington affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees earned by our Manager.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our current and future trustees and executive officers which will require us to indemnify such persons to the fullest extent permitted by the MGCL and to pay such persons’ expenses, including attorneys’ fees, in defending any civil, criminal or other proceedings related to their service on our behalf in advance of final disposition of such proceeding. See “Certain Provisions of Maryland Law and Our Charter and Bylaws—Limitations on Liabilities and Indemnification of Directors and Officers.”

Shareholders Agreement

We and the Blackstone Funds and affiliates of Ellington comprising our initial investors expect to enter into a shareholders agreement upon completion of this offering that will set forth certain corporate governance provisions, including contractual rights on the part of the Blackstone Funds to designate one nominee for election to our Board of Trustees and on the part of Ellington to designate two nominees for election to our Board of Trustees, and in

the case of the Blackstone Funds, subject to their maintaining beneficial ownership of at least     % of the common shares that they beneficially own upon completion of this offering and certain other conditions. The shareholders agreement will also include certain exclusivity provisions with respect to the manager of the Blackstone Funds and Ellington and other terms.

Registration Rights Agreement

We are a party to a registration rights agreement with an affiliate of Ellington and the Blackstone Funds pursuant to which we have granted such Ellington affiliate and the Blackstone Funds and each of their permitted transferees and other holders of our “registrable common shares” (as such term is defined in the registration rights agreement) who become a party to the registration rights agreement with certain demand and/or piggy-back registration and shelf takedown rights. In no event shall any holder of our registrable common shares have any of the registration, offering or sale rights set forth in the registration rights agreement prior to the expiration of the             month period following the closing of this offering. For more information regarding the registration rights agreement, see “Description of Our Shares of Beneficial Interest—Registration Rights Agreement.”

Related Party Transaction Policies

We expect that, in connection with the closing of this offering, our Board of Trustees will adopt a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, where the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the audit committee of our Board of Trustees. Based on its consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any trustee who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PRINCIPAL SHAREHOLDERS

Immediately prior to the completion of this offering, there will be             common shares outstanding. We issued 1,575,000 common shares to our initial investors in a private placement in connection with our initial capitalization and expect to issue an additional              shares to our initial investors in a private placement concurrent with this offering. Prior to completion of this offering, we will have no other common shares outstanding. The following table sets forth information regarding the beneficial ownership of our common shares immediately before and immediately after this offering and the private placement that will close concurrent with this offering.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages reflect beneficial ownership immediately after the completion of this offering as determined in accordance with Rule 13d-3 under the Exchange Act and assumes             common shares are outstanding following the completion of this offering. The percentages assume no exercise by the underwriter of its over-allotment option to purchase up to an additional              common shares within 30 days after the date of this prospectus. The address for all beneficial owners in the table below is Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, CT 06870 other than Messrs. Blitzer and Chee and Blackstone Tactical Opportunities EARN Holdings L.L.C., each of whose address is c/o The Blackstone Group LP, 345 Park Avenue, New York, NY 10154.

	Common Shares Outstanding
	Immediately Prior to this Offering		Immediately After this Offering
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of all Shares	Number of Shares Beneficially Owned	Percent of all Shares

Michael Vranos(1)	75,000	4.8%

Laurence E. Penn

Mark Tecotzky

Paul Asaro

Daniel Margolis

David S. Blitzer

Menes O. Chee

Blackstone Tactical Opportunities EARN Holdings L.L.C.	1,500,000	95.2%

VC Investments L.L.C. (1)	75,000	4.8%
All trustees, trustee nominees and executive officers as a group	1,575,000	100%

(1)	Represents common shares held directly by EMG Holdings, L.P., or EMGH, VC Investments L.L.C., or VC, and Michael W. Vranos each has shared voting and dispositive power over these shares. VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC.

DESCRIPTION OF OUR SHARES OF BENEFICIAL INTEREST

Although the following summary describes the material terms of our shares of beneficial interest, it is not a complete description of the Maryland REIT Law, or the “MRL”, the MGCL provisions applicable to a Maryland real estate investment trust or our declaration of trust and bylaws as they will be in effect upon the completion of this offering, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of December 31, 2012, we had 1,575,000 common shares issued and outstanding, all of which were issued in September 2012 pursuant to a private placement to our current shareholders consisting of affiliates of Ellington and the Blackstone Funds. Our declaration of trust authorizes our Board of Trustees to approve amendments to our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series that we have authority to issue without shareholder approval. Upon completion of this offering and the private placement of             additional common shares to our initial investors in a private placement concurrent with the completion of this offering,             common shares will be issued and outstanding on a fully diluted basis, or             common shares if the underwriters exercise in full their over-allotment option, and no preferred shares will be issued and outstanding.

Under Maryland law, shareholders are not personally liable for the obligations of a Maryland real estate investment trust solely as a result of their status as shareholders.

Common Shares

All of the common shares offered in this offering will, upon issuance, be duly authorized, fully paid and non-assessable. Subject to the preferential rights, if any, of holders of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, holders of our common shares are entitled to receive distributions on such shares of beneficial interest out of assets legally available therefore if, as and when authorized by our Board of Trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, except that, to the extent we incur any tax under the Code as the result of any “excess inclusion income” of ours being allocated to a “disqualified organization” that holds our shares in record name, we will reduce distributions to such shareholder in an amount equal to such tax paid by us that is attributable to such shareholder’s ownership in accordance with applicable Treasury regulations. We do not currently intend to make investments or engage in activities that generate “excess inclusion income,” but our declaration of trust does not prevent “disqualified organizations” from owning our common shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company” and “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income” for a discussion of “disqualified organizations” and “excess inclusion income.”

The common shares offered in this offering will be issued by us and will not represent any interest in or obligation of our Manager, Ellington or any of their affiliates. Further, the shares will not be a deposit or other obligation of any bank, will not be an insurance policy of any insurance company and will not be insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The common shares will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of common shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our Board of Trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our Board of Trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our Board of Trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our Board of Trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code for each taxable year beginning after December 31, 2013, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2013, no more than 50% of the value of our outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Because our Board of Trustees believes it is at present essential for us to qualify as a REIT, among other purposes, our declaration of trust provides that, subject to certain exceptions, upon completion of this offering, no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our shares, which we refer to as the ownership limit.

Our declaration of trust also prohibits any person from (i) beneficially or constructively owning or transferring our shares following the completion of this offering if such ownership or transfer would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT, effective upon the completion of this offering, and (ii) transferring our shares after the date on which we first have 100 shareholders if such transfer would result in our capital shares being beneficially owned by fewer than 100 persons.

Our Board of Trustees, in its sole discretion, prospectively or retroactively, may exempt a person from the ownership limit or the other restrictions on ownership and transfer of our shares described in the paragraph above and may establish or increase an excepted holder limit for such person. The person seeking an exemption must provide to our Board of Trustees any such representations, covenants and undertakings as our Board of Trustees may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing an excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Trustees may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on transfer and ownership is no longer required for us to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the ownership limit any of the other foregoing restrictions on ownership and transfer of our shares of beneficial interest, or who is the intended transferee of shares of our beneficial interest which are transferred to the trust (as described below), must give written notice immediately to us or, in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, must provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

Any attempted transfer of our shares that, if effective, would result in a violation of any of the foregoing restrictions on ownership and transfer of our shares, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to one or more charitable trusts for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in such shares, except that any transfer that results in the violation of the restriction relating to our shares being beneficially owned by fewer than 100 persons will be void ab initio. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our declaration of trust) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our declaration of trust provides that the purported transfer in violation of the restrictions will be void ab initio. Our shares held in the trust will be deemed to be issued and outstanding. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares held in the trust.

The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares (net of any commissions and other expenses). Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the purported transferee and owed by the proposed transferee to the trustee. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of the shares at market price, the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the market price on the date we accept, or our designee accepts, the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee must be paid to the charitable beneficiary.

If shares are certificated, all such certificates will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge).

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each owner of our shares must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our securities or might otherwise be in the best interests of our shareholders.

These restrictions on ownership and transfer of our shares will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Stock Exchange Listing

We intend to apply to list our common shares on the NYSE under the symbol “EARN.”

Transfer Agent and Registrar

We expect the transfer agent and registrar for our common shares to be American Stock Transfer & Trust Co.

Registration Rights

In connection with our September 2012 private placement, we entered into a registration rights agreement with an affiliate of Ellington, which together with its “permitted transferees” (as such term is defined in the registration rights agreement) we sometime refer to as the “Ellington Holders,” and the Blackstone Funds, which together with their permitted transferees we sometime refer to as the “Blackstone Holders.” Under the registration rights agreement, subject to certain limitations and customary cut-back rights, we have agreed to provide the Blackstone Holders and other holders of our “registrable common shares” (as such term is defined in the registration rights agreement) who become a party to the registration rights agreement with certain demand and/or piggy-back registration and shelf takedown rights; provided, however, that in no event shall any Blackstone Holder or other holder of our registrable common shares have any of the registration, offering or sale rights set forth in the

registration rights agreement prior to the expiration of the             month period following the closing of this offering. Pursuant to the registration rights agreement, subject to certain limitations, the Blackstone Holders may at any time and from time to time demand and we will facilitate (i) up to two registered offerings of registrable common shares held by the Blackstone Holders on a registration statement other than a Form S-3 registration statement, but only if the aggregate market value of the registrable common shares held by the Blackstone Holders and included in any such registration statement equals at least $50 million, and (ii) at such time when the Company is eligible to utilize a registration statement on Form S-3, a shelf registration of registrable common shares held by the Blackstone Holders. We also have agreed, upon the written request of the Blackstone Holders, but not more than once in any twelve month period, to file and seek effectiveness of a post-effective amendment to an existing shelf registration statement in order to register additional registrable common shares.

In addition, upon demand of the Blackstone Holders in accordance with the registration rights agreement, we will facilitate an unlimited number of offerings of registrable common shares off of an effective shelf registration statement, or “shelf takedown”; provided, however, that the Blackstone Holders may not demand a shelf takedown for an underwritten offering unless the registrable common shares to be sold by the Blackstone Holders in such a shelf takedown have an aggregate market value of at least $35 million; and provided further, that (i) in no event shall the Blackstone Holders be permitted to request more than two shelf takedowns that are underwritten offerings during any twelve month period and (ii) no more than one shelf takedown during any twelve month period shall be an underwritten offering other than a “block trade” offering. Subject to certain limitations, holders of registrable common shares, other than the Blackstone Holders, that are, or become a party to, the registration rights agreement will be entitled to various piggy-back rights with respect to the registration, offering or sales rights provided to the Blackstone Holders under the registration rights agreement.

Pursuant to the registration rights agreement, we may postpone the filing or initial effectiveness of, or suspend use of, a demanded registration statement or suspend the use or effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if our Board of Trustees determines that such registration or offering could materially interfere with a bona fide business or financing transaction of our company or is reasonably likely to require premature disclosure of information, the premature disclosure of which is reasonably likely to adversely affect us. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the second business day following the filing of our next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed. We will not be permitted to exercise a demand suspension more than once during any twelve month period.

Subject to certain exceptions, we are obligated to pay substantially all of the expenses relating to the registration or registered offerings of registrable common shares under the registration rights agreement, other than underwriters’, brokers’ and dealers’ discounts, or selling commissions and stock transfer taxes applicable to shares sold for the account of a holder, which will be borne instead by such holder. We have agreed to indemnify each selling shareholder for certain violations of federal or state securities laws in connection with any of the foregoing registration rights. In turn, each selling shareholder will agree to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides to us for use in a registration statement and for failure to comply with applicable law in effecting the sale or other disposition of the securities covered by the registration statement.

The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to, and qualified in its entirety by, all of the provisions of the registration rights agreement filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this offering, we will have an aggregate of              common shares outstanding (              common shares if the underwriters exercise in full their over-allotment option), including the 1,575,000 common shares issued in connection with our private placement in September 2012. No assurance can be given as to (i) the likelihood that an active market for our common shares will develop, (ii) the liquidity of any such market, (iii) the ability of our shareholders to sell their shares or (iv) the prices that our shareholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of our common shares or the availability of our common shares for future sale, including the 1,575,000 common shares issued in connection with our September 2012 private placement will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may affect adversely prevailing market prices of our common shares. See “Risk Factors—Risks Related to This Offering.”

Rule 144

As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The common shares held by our affiliates, which in this case includes our officers and trustees, certain affiliates of Ellington and the Blackstone Funds, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below. Pursuant to the registration rights agreement entered into in connection with our September 2012 private placement, the Ellington Holders and the Blackstone Holders and other holders of our registrable common shares who become a party to the registration rights agreement were granted certain registration rights. See “Description of our Shares of Beneficial Interest—Registration Rights,” for a description of these registration rights. In addition, the Ellington Holders and the Blackstone Holders have agreed to enter into certain lock-up arrangements as described below.

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, current public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration after only a six-month holding period, subject only to the continued availability of current public information about us. Any sales by affiliates under Rule 144, even after the applicable holding periods described above, are subject to requirements and or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Lock-up Agreements

We, our executive officers and trustees, our Manager and its executive officers, and our current shareholders, including the Ellington Holders and the Blackstone Holders, have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representatives, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such aforementioned transaction is to be settled by delivery of the common shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. These restrictions will be in effect for a period of 180 days after the date of this prospectus (subject to extension under certain circumstances). At any time and without public notice, the representatives may in their sole discretion release some or all of the securities from these lock-up agreements. In addition, we expect the Ellington Holders and the Blackstone Holders to enter into lock-up agreements prohibiting the sale, transfer or other disposition of our common shares, or any securities convertible into or exercisable or exchangeable for our common shares, without prior written consent of the other party for a period of              months following the completion of this offering.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR

DECLARATION OF TRUST AND BYLAWS

Although the following summary describes certain provisions of Maryland law and of our declaration of trust and bylaws as they will be in effect upon the completion of this offering, it is not a complete description of Maryland law and our declaration of trust and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees may be established by our Board of Trustees but may not be less than three nor more than the maximum number permitted under Maryland law. Our declaration of trust and bylaws also provide that, except as may be provided by our Board of Trustees in setting the terms of any class or series of shares, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our trustees will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of any series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our Board of Trustees to fill vacancies on our Board of Trustees, generally precludes shareholders from removing incumbent trustees except for “cause” and with a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” or, generally, any person who beneficially owns 10% or more of the voting power of the trust’s outstanding voting shares or an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the trust’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust’s board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our Board of Trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our Board of Trustees, including a majority of trustees who are not affiliates or associates of such person, and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our Board of Trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the trust or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel a Maryland real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its Board of Trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Our declaration of trust and bylaws are silent with respect to Subtitle 8 of Title 3 of the MGCL. However, through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, (3) require that a vacancy on the board be filled only by a majority of the remaining trustees and (4) that special meetings of shareholders may be called only by (i) the Chairman of the Board of Trustees, (ii) our Chief Executive Officer or (iii) one-third of the total number of authorized trustees.

Meetings of Shareholders

Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our Board of Trustees. In addition, our chairman, chief executive officer and one-third of the total number of authorized trustees of our Board of Trustees may call a special meeting of our shareholders.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that these mergers must be deemed advisable by a majority of our entire Board of Trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if deemed advisable by a majority of our entire Board of Trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the vote required to amend the provision regarding amendments to the removal provision itself (each of which require the affirmative vote of shareholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our Board of Trustees, our declaration of trust may be amended only if advised by our Board of Trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire Board of Trustees and the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board of Trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Trustees or (3) by a shareholder of record both at the time of giving notice and at the time of the annual meeting who is entitled to vote at the meeting in the election of such individual or on such other business and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting, or with respect to our first annual meeting as a public company, not more than 150 days before the date of such meeting and not less than the later of 120 days before the date of such meeting or 10 days after the date on which we first publicly announce the date of such meeting.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Trustees at a special meeting may be made only (1) by or at the direction of our Board of Trustees or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder of record at the time of giving notice and at the time of the meeting and who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board of Trustees to be elected at the meeting.

Our declaration of trust provides that submission of any action by us to our shareholders for approval must first be approved by our Board of Trustees.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our Board of Trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, on removal of trustees and the filling of trustee vacancies and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit in money, property or services, or

•	active or deliberate dishonesty that is established by a final judgment and is material to the cause of action.

Our declaration of trust contains a provision which eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust also authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, managing member, manager, employee or agent from and against any threatened, pending or completed action, suit or proceeding.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer with respect to a proceeding brought by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Upon completion of this offering, we expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancement by us of expenses and costs relating to certain claims, suits or proceedings arising from their service to us.

Approval of Certain Matters by the Board of Trustees

The action of a majority of the members of our Board of Trustees present at a meeting at which a quorum is initially present is generally sufficient to approve any matter.

REIT Qualification

Our declaration of trust provides that our Board of Trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Agreement of Limited Partnership of Ellington Residential Mortgage LP. See “Where You Can Find More Information.”

Management

Our operating partnership is organized as a Delaware limited partnership. A wholly owned subsidiary of our company is the sole general partner of our operating partnership. We conduct substantially all of our operations and make substantially all of our investments through the operating partnership and its subsidiaries. Pursuant to the partnership agreement through the general partner, we have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including investments, acquisitions, dispositions and financings (including the sale of limited partnership interests to us or to third party investors), to make distributions to partners, and to cause changes in the operating partnership’s business and investment activities.

The partnership agreement requires that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless we receive the approval of the holders of our common shares in accordance with the terms of our declaration of trust and bylaws.

We also may (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company or a majority-owned subsidiary of a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which shares of our common stock are listed.

No limited partner may transfer its limited partner interests in our operating partnership:

(i) if our Board of Trustees determines that the transfer would either (x) jeopardize our ability to elect to be treated as a REIT or (y) cause our operating partnership to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code;

(ii) except as contemplated pursuant to the registration rights agreement, if the transfer would require the registration of such partnership interest to be transferred pursuant to any applicable foreign, federal, provincial or state securities laws;

(iii) if the transfer would subject us, our operating partnership, any of our or operating partnership’s securityholders or any of their respective affiliates to regulation under the Investment Company Act of 1940, as amended, or the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or would subject us, our operating partnership, any of our or our operating partnership’s securityholders or any of their respective affiliates to regulation under the Investment Advisers Act of 1940, as amended;

(iv) if the transfer would result in a violation of any applicable law;

(v) if the transfer would require us or any of our direct or indirect subsidiaries to obtain any licensing or regulatory consent other than any such license or regulatory consent that is immaterial or ministerial in nature or that is a condition to the transfer;

(vi) if the transfer would reasonably be expected to have an adverse regulatory impact (other than an immaterial impact) on us or any of our direct or indirect subsidiaries; or

(vii) if the transfer is made to any person or entity who lacks the legal right, power or capacity to own the partnership interests or common shares issuable upon any redemption of the partnership interests.

Capital Contribution

We will contribute, directly, substantially all of the net proceeds of this offering to our operating partnership in exchange for OP units and as result will continue to own substantially all of the limited partnership interests in our operating partnership. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute substantially all of the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the assets of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such assets for their fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of assets or otherwise, which could have priority over OP units with respect to distributions from the operating partnership, including the OP units we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, beginning one year after the issuance of any OP units, limited partners (other than us) have redemption rights, which enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at our option, our common shares on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common shares at the time of redemption. The number of our common shares issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common shares in excess of the share ownership limit in our declaration of trust;

•	result in our common shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to fail to qualify as a REIT under the Code; or

•

cause the acquisition of common shares by such redeeming limited partner to be “integrated” with any other distribution of common shares for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to assets that are owned by us directly rather than by the operating partnership or its subsidiaries.

Fiduciary Responsibilities

Our trustees have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, we, through our wholly owned subsidiary, the general partner of our operating partnership, will have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, through our wholly owned subsidiary, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our trustees to us. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our company in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that, as the general partner of our operating partnership, our wholly owned subsidiary is acting for the benefit of the operating partnership, the limited partners and our company collectively.

Distributions

The partnership agreement provides that the operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s assets in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

In general, LTIP units are a class of partnership units in our operating partnership and will receive the same quarterly per unit distributions as the other outstanding OP units in our operating partnership. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP units with respect to liquidating distributions. However, the operating partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable U.S. Department of Treasury regulations, or Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of our OP units in our operating partnership. The partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Upon equalization of the capital accounts of the LTIP unit holders with the average per-unit capital account of our OP units, the LTIP units will achieve full parity with the OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. If a sale or revaluation of assets occurs at a time when our operating partnership’s assets have appreciated sufficiently since the last revaluation, the LTIP units would achieve full parity with the OP units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our operating partnership’s assets at the time of a sale or revaluation, full parity would not be reached.

Consequently, an LTIP unit may never become convertible because the value of our operating partnership’s assets has not appreciated sufficiently between revaluation dates to equalize capital accounts. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of our common shares.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, our operating partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s OP units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners.

Term

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	the dissolution or our company, together with the consent of the general partner and of the limited partners holding more than 50% of the percentage interests of the limited partners;

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the general partner.

Registration Rights

Subject to the terms of any other agreement between the general partner of our Operating Partnership and a limited partner with respect to OP units held by such limited partner, a holder of our OP units will only be entitled to the registration rights set forth in that certain registration rights agreement we entered into in September 2012 with an affiliate of Ellington and the Blackstone Funds, as the same may be amended from time to time. See “Description of Shares of Beneficial Interest—Registration Rights Agreement” for a description of the registration rights agreement.

Tax Matters

Our partnership agreement provides that our wholly owned subsidiary, as the sole general partner of the operating partnership, is the tax matters partner of the operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a shareholder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “– Taxation of Tax-Exempt U.S. Holders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “–Taxation of Non-U.S. Holders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs, and their investors;

•	trusts and estates (except to the extent discussed herein);

•	persons who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our shares.

This summary assumes that shareholders hold our common shares as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We will elect and intend to qualify to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ending on December 31, 2013. We believe that, commencing with our short taxable year ending December 31, 2013, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP will render an opinion that, commencing with our short taxable year ending on December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT relief provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that we currently distribute to our shareholders, but taxable income generated by any domestic taxable REIT subsidiaries, or TRSs, will be subject to regular corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses, that we do not distribute or allocate to shareholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•	The earnings of any TRS that we form will be subject to U.S. federal corporate income tax.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.

•

If we were to own a residual interest in a real estate mortgage investment conduit, or REMIC, we would be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our shares that is held in record name by “disqualified organizations.” Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool. For a discussion of “excess inclusion income,” see “––Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9. It uses the calendar year as its taxable year.

10. It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we will issue shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our declaration of trust restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. The provisions of our declaration of trust restricting the ownership and transfer of the shares are described in “Description of Our Shares of Beneficial Interest—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the shares of which is owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

We may form or invest in domestic or foreign TRSs in the future. To the extent that our TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our shareholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum federal rate applicable to qualified dividend income. See “—Taxation of U.S. Holders—Taxation of Taxable U.S. Holders on Distributions on Shares.”

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for federal income tax purposes; it cannot be included in any consolidated federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Similarly, a portion of the income from a REMIC residual interest may be treated as excess inclusion income. A shareholder’s share of excess inclusion income (i) would not be allowed to be offset by any losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its shareholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to shareholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a taxable mortgage pool equal to the percentage of its shares that is held in record name by “disqualified organizations” (as defined above under “—Taxation of Our Company”). Similar rules apply if we own a residual interest in a REMIC. If as a result of ownership by “disqualified organizations,” we are subject to tax on any excess inclusion income, under our declaration of trust, we will reduce distributions to such shareholders by the amount of tax paid by us that is attributable to such shareholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect our compliance with the distribution requirement. See “—Distribution Requirements.” To the extent that shares owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the shares held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our shares will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” We do not currently intend to hold REMIC residual interests (other than through a TRS) or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

Gross Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property (as described below);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Dividends

Our share of any dividends received from any corporation (including dividends from any TRS we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.

We intend to invest primarily in Agency RMBS pass-through certificates and CMOs (including IOs, IIOs and POs), and, to a lesser extent, non-Agency RMBS CMOs (including IOs, IIOs and POs), and we may invest directly in residential mortgage loans. Other than income from derivative instruments, as described below, we expect that all of the income of our Agency RMBS, non-Agency RMBS and residential mortgage loans will be qualifying income for purposes of the 95% gross income test. In the case of RMBS treated as interests in a grantor trust for federal income tax purposes, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any residential mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of RMBS treated as regular interests in a REMIC for federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. We expect that any interest income from an RMBS that is not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. We expect that a sufficient portion of our income from our Agency RMBS, non-Agency RMBS and residential mortgage loans will be qualifying income so that we will satisfy both the 75% and 95% gross income tests. However, there can be no assurance that we will satisfy both the 75% and 95% gross income tests.

We generally intend to engage in TBA transactions that are treated as “hedging transactions” as defined in “—Hedging Transactions.” With respect to contracts for forward settling transactions such as TBAs that are not hedging transactions, the law is unclear with respect to the qualification of gains from dispositions of contracts for forward settling transactions as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of such contracts for forward settling transactions should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of such contracts for forward settling transactions (other than hedging transactions) and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of such contracts for forward settling transactions, through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of such contracts for forward settling transactions should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any other non-qualifying income exceeds 25% of our gross income. See “—Failure to Qualify.”

Although we have no current intention to acquire distressed mortgage loans, we may acquire distressed mortgage loans in the future. Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing, in part, non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. To the extent we invest in distressed mortgage loans, we intend to do so in a manner consistent with maintaining our qualification as a REIT.

We may modify the term of any residential mortgage loans we acquire. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as non-qualifying income for purposes of the 75% gross income test and a portion of the value of the loan being treated as a non-qualifying asset for the 75% asset test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

We may invest opportunistically in other types of mortgage and real estate-related assets. To the extent we invest in such assets, we must do so in a manner that will enable us to satisfy the 75% and 95% gross income tests described above.

Hedging Transactions

From time to time, we will enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts and TBAs. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (“liability hedge”). A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “—Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income

We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights, generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

We may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To the extent we intend to dispose of an asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business,” we may contribute the asset to a TRS prior to the disposition.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-”straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	any obligation to pay “rents from real property”;

•	certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;

•	any security (including debt securities) issued by another REIT;

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any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

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any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We intend to invest primarily in Agency RMBS and, to a lesser extent, non-Agency RMBS that are pass-through certificates or CMOs (including IOs, IIOs and POs), and we may invest directly in residential mortgage loans. In the case of RMBS treated as interests in a grantor trust for federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans, and any residential mortgage loans that we own directly, will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. In the case of RMBS treated as regular interests in a REMIC for federal income tax purposes, such interests will generally qualify as real estate assets for purposes of the 75% asset test. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset test. To the extent any of our investments in Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States. Our investments in non-Agency RMBS that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% securities test described above.

We may also invest directly in residential mortgage loans, including, in the future, distressed loans. As discussed above under “—Gross Income Tests,” under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. To the extent we invest in residential mortgage loans (including distressed loans), we intend to do so in a manner consistent with qualifying and maintaining our qualification as a REIT.

We have entered, and may in the future enter, into repurchase agreements under which we nominally sold certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would by treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through forward settling transactions, including TBAs. The law is unclear with respect to the qualification of contracts for forward settling transactions as real estate assets or Government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that contracts for forward settling transactions should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in contracts for forward settling transactions and any non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investments in contracts for forward settling transactions with a single counterparty to no more than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through contracts for forward settling transactions could be limited. Moreover, even if we are advised by counsel that contracts for forward settling transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our contracts for forward settling transactions and any non-qualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in contracts for forward settling transactions with a single counterparty exceeds 5% of our total assets at the end of any calendar quarter. See “—Failure to Qualify.”

Derivative instruments, other than possibly TBAs as discussed in the prior paragraph, generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “—Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.

As discussed above, we may invest opportunistically in other types of mortgage-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If the IRS were to determine that we failed the 5% asset test or 75% asset test because contracts for forward settling transactions are not qualifying assets, it is possible that the IRS would not consider our position taken with respect to such assets, and accordingly our failure to satisfy the 5% asset test or 75% asset test, to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert these positions, we would fail to qualify as a REIT. See “—Failure to Qualify.” Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

We believe that the Agency RMBS, non-Agency RMBS, and other assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our Agency RMBS and non-Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “—Taxation of U.S. Holders—Taxation of Taxable U.S. Holders on Distributions on Shares.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.

We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We may acquire investments that are treated as having “market discount” for federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have no current intention to make a taxable dividend payable in cash and our shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates might be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of the Operating Partnership

Our operating partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, our operating partnership will be treated as a partnership for tax purposes, as described below.

Under the Code, a partnership generally is not subject to federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.

If and when our operating partnership becomes taxable as a partnership, rather than a disregarded entity, we generally will be treated for federal income tax purposes as contributing our assets to the operating partnership at such time. If our assets are appreciated at such time, we could recognize a smaller share of tax depreciation, and a larger share of tax gain on sale, from such properties subsequent to that deemed contribution, as compared to our percentage interest in the operating partnership. This deemed contribution also could trigger tax gain in some circumstances, but we expect to structure the admission of outside partners in a manner that should avoid any such gain.

As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

We may issue equity compensation to employees in the form of interests in our operating partnership that provide for capital gain treatment to the employees but do not generate a corresponding deduction for our operating partnership.

The discussion above assumes that our operating partnership will be treated as a “partnership” for federal income tax purposes once it is no longer treated as a disregarded entity. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for federal income tax purposes. Once our operating partnership is no longer a disregarded entity for federal income tax purposes, we intend to comply with one or more exceptions to treatment of our operating partnership as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.

Taxation of U.S. Holders

The term “U.S. holder” means a beneficial owner of our common shares that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common shares by the partnership.

Taxation of Taxable U.S. Holders on Distributions on Shares

As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 20% tax rate for “qualified dividend income.”

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.

As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our common shares. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such shareholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its common shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s common shares. Instead, the distribution will reduce the adjusted basis of such common shares. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her common shares as long-term capital gain, or short-term capital gain if the common shares have been held for one year or less, assuming the common shares are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “—Distribution Requirements.”

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common shares at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such common shares might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable U.S. holder will decrease.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any U.S. holder that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “––Requirements for Qualification––Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we would notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income. We intend to avoid generating excess inclusion income for our shareholders.

Taxation of Taxable U.S. Holders on the Disposition of Shares

In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. holder has held such common shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of common shares held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our common shares may be disallowed if the U.S. holder purchases our common shares (or substantially similar common shares) within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common shares.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Withholding

We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status. For payments made after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. holders who own our common shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common shares by U.S. holders who own our common shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of amounts withheld.

Taxation of Tax-Exempt U.S. Holders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. They are subject, however, to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI so long as our common shares are not otherwise used in an unrelated trade or business. However, if a tax-exempt shareholder were to finance its investment in our common shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt shareholders. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” However, we intend to avoid generating excess inclusion income for our shareholders. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares; or

•	A group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local, and foreign tax consequences of owning our common shares.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of our common shares that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common shares, including any reporting requirements.

For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.

A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” We intend to avoid generating excess inclusion income for our shareholders. If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN evidencing eligibility for that reduced rate, or

•	the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).

                    A non-U.S. holder will not incur tax on a distribution on the common shares in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its common shares. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its common shares. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For payments made after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common shares received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include residential mortgage loans or mortgage-backed securities such as Agency RMBS or non-Agency RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, the applicable withholding agent must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.

Capital gain distributions on our common shares that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, as long as (i) our common shares are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 5% of our common shares during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common shares will be treated as being regularly traded on an established securities market in the United States following this offering. If our common shares are not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 5% of our common shares at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We do not anticipate that we will be a United States real property holding corporation based on our investment strategy. In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our common shares by a non-U.S. holder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our common shares if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We believe that upon the effective date of our REIT election we will be a domestically controlled qualified investment entity, and that a sale of our common shares would not be subject to taxation under FIRPTA. No assurance can be given, however, that upon the closing of this offering we will remain a domestically controlled qualified investment entity.

If our common shares are regularly traded on an established securities market in the United States, an additional exception to the tax under FIRPTA on gain from share sales will be available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our common shares. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:

•	our common shares are considered regularly traded under applicable U.S. Treasury regulations on an established securities market, such as the New York Stock Exchange; and

•	the non-U.S. holder owned, actually or constructively, 5% or less of the applicable class of our shares at all times during a specified testing period.

As noted above, we anticipate that our common shares will be treated as being regularly traded on an established securities market following this offering. If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of common shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common shares.

State, Local and Foreign Taxes

We and/or our subsidiaries and common shareholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or our common shareholders transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and our common shareholders may differ from the federal income tax treatment of us and our common shareholders described above. Consequently, common shareholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our common shares.

UNDERWRITING

Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint bookrunners of this offering and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2013, we have agreed to sell to the underwriters named below the following respective numbers of common shares:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
UBS Securities LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the common shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to              additional common shares from us at the initial public offering price. The option may be exercised only to cover any over-allotments of common shares.

The underwriters propose to offer the common shares initially at the public offering price on the cover page of this prospectus. The underwriters may allow a discount of $             per share on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and discount to broker/dealers.

The following table summarizes the compensation our Manager or its affiliates have agreed to pay in connection with this offering:

Total
	Per Share	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commission	$	$	$

We estimate that our out of pocket expenses for this offering will be approximately $         million.

The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the common shares being offered.

We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension; provided, further, however, that the foregoing proviso shall not be applicable so long as we are an Emerging Growth Company.

Our trustees and executive officers, our Manager and its executive officers, and our existing shareholders have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any common shares or securities convertible into or exchangeable or exercisable for any of our common shares, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares, whether any of these transactions is to be settled by delivery of our common shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension; provided, further, however, that the foregoing proviso shall not be applicable so long as we are an Emerging Growth Company.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We intend to apply to have our common shares listed on the New York Stock Exchange under the symbol “EARN.”

There are no past or current material relationships between the underwriters or their affiliates and us. We are a party to master repurchase agreements, ISDA trading agreements and master securities forward transaction agreements with certain of the underwriters or their affiliates pursuant to which these underwriters or their affiliates may receive customary fees and expenses. Certain of the underwriters or their affiliates are currently counterparties in trading activities with us, and in the future may be lenders under one or more repurchase agreements or may be lenders to, or counterparties in securities, derivatives and other trading activities with us. In addition, certain underwriters or their affiliates have provided or are providing commercial banking activities to affiliates of us, none of which we believe are material to us. The underwriters and their affiliates may in the future engage in investment banking, lending and other commercial dealings in the ordinary course of business with us. They would receive customary fees and commissions for these services.

Prior to the offering, there has been no market for our common shares. The initial public offering price was determined by negotiation between us and the underwriters and does not necessarily reflect the market price of the common shares following the offering. The principal factors that were considered in determining the initial public offering price included:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

•	the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price corresponds to the price at which the common shares will trade in the public market subsequent to the offering or that an active trading market for the shares will develop and continue after the offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Hunton & Williams LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Hunton & Williams LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP. Certain matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements as of December 31, 2012 and for the period September 25, 2012 (commencement of operations) to December 31, 2012, and included in this Registration Statement have been included in reliance of the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Report of Independent Registered Public Accounting Firm

To the Members of the Board of Trustees and Shareholders of

Ellington Residential Mortgage REIT:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Ellington Residential Mortgage REIT at December 31, 2012, and the results of its operations, the changes in its shareholders’ equity and its cash flows for the period September 25, 2012 (commencement of operations) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, NY
March 28, 2013

ELLINGTON RESIDENTIAL MORTGAGE REIT

CONSOLIDATED BALANCE SHEET

December 31, 2012

ASSETS

Cash and cash equivalents	$18,160,648
Real estate securities, at fair value: Non-Agency (Cost—$13,489,674)	13,595,776
Deferred offering costs	360,537
Interest receivable	38,894

Total Assets	$32,155,855

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Accrued expenses	$1,075,706
Management fee payable	116,550

Total Liabilities	1,192,256

SHAREHOLDERS’ EQUITY

Common shares, par value $0.01 per share, 500,000,000 shares authorized; 1,575,000 shares issued and outstanding	15,750
Additional paid-in-capital	31,484,250
Accumulated deficit	(536,401)

Total Shareholders’ Equity	30,963,599

Total Liabilities and Shareholders’ Equity	$32,155,855

PER SHARE INFORMATION:
Shareholders’ equity per share (1,575,000.00 shares)	$19.66

See Notes to Consolidated Financial Statements

ELLINGTON RESIDENTIAL MORTGAGE REIT

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period September 25, 2012 (Commencement of Operations) through December 31, 2012

INTEREST INCOME
Interest income	$238,606

Total interest income	238,606

EXPENSES
Organizational expenses	567,595
Professional fees	125,000
Management fees	124,425
Agency and administration fees	26,033
Custody and other fees	19,345

Total expenses	862,398

OTHER INCOME
Net realized loss on real estate securities	(18,711)
Unrealized gains on real estate securities	106,102

Total other income	87,391

NET LOSS	$(536,401)

LOSS PER COMMON SHARE
Basic and Diluted	$(0.34)

See Notes to Consolidated Financial Statements

ELLINGTON RESIDENTIAL MORTGAGE REIT

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

For the Period September 25, 2012 (Commencement of Operations) through December 31, 2012

	Common Shares	Common Shares Amount	Preferred Shares	Preferred Shares Amount	Additional Paid-in Capital	Receivable from Shareholders	Accumulated Deficit	Total

BALANCE, September 24, 2012	100	$1	—	$—	$999	$(1,000)	$—	$—
Issuance of common shares	1,575,000	15,750	—	—	31,484,250	—	—	31,500,000
Repurchase of common shares at issue price	(100)	(1)	—	—	(999)	1,000	—	—
Net loss	—	—	—	—	—	—	(536,401)	(536,401)

BALANCE, December 31, 2012	1,575,000	$15,750	—	$—	$31,484,250	$—	$(536,401)	$30,963,599

See Notes to Consolidated Financial Statements

ELLINGTON RESIDENTIAL MORTGAGE REIT

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period September 25, 2012 (Commencement of Operations) through December 31, 2012

Cash flows provided by operating activities:
Net loss	$(536,401)

Reconciliation of the net loss to net cash provided by operating activities:
Net realized loss on real estate securities	18,711
Unrealized gains on real estate securities	(106,102)
Amortization of premiums and accretion of discounts (net)	(113,471)

(Increase) decrease in operating assets:
(Increase) in interest receivable	(38,894)

Increase (decrease) in operating liabilities:
Increase in accrued expenses	715,169
Increase in management fees payable	116,550

Net cash provided by operating activities	55,562

Cash flows used in investing activities:
Proceeds from sale of real estate securities	248,459
Settled purchases of real estate securities	(13,643,373)

Cash used in investing activities	(13,394,914)

Cash flows provided by financing activities:
Proceeds from issuance of common shares	31,500,000

Cash provided by financing activities	31,500,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,160,648

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,160,648

Supplemental disclosure of non-cash activity:
Issuance and repurchase of common shares	$1,000

See Notes to Consolidated Financial Statements

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

1. Organization and Investment Objective

Ellington Residential Mortgage REIT (“EARN”) was formed as a Maryland real estate investment trust on August 2, 2012, and commenced operations on September 25, 2012. EARN conducts its business through its subsidiaries, EARN OP GP LLC (the “General Partner”), a wholly owned subsidiary, and Ellington Residential Mortgage LP (the “Operating Partnership”), which were formed as a Delaware limited liability company and a Delaware limited partnership, respectively, on July 31, 2012 and commenced operations on September 25, 2012. As of December 31, 2012, EARN owns 100% of the Operating Partnership through its sole ownership of the General Partner and its direct limited partner interest.

The Operating Partnership conducts its business of acquiring, investing in and managing residential mortgage related and real estate related assets through its wholly owned subsidiaries, EARN Securities LLC, EARN TRS LLC, EARN Mortgage LLC, and EARN CMO LLC, a wholly owned subsidiary of EARN Mortgage LLC, which were formed as Delaware limited liability companies on July 31, 2012 and commenced operations on September 25, 2012.

EARN, the General Partner, the Operating Partnership and their direct and indirect wholly owned and consolidated subsidiaries are hereafter defined as the “Company.”

The Company acquires and manages Agency and non-Agency, both investment grade and non-investment grade, residential mortgage-backed securities (“RMBS”), including Agency pools and Agency and non-Agency collateralized mortgage obligations (“CMOs”). Collectively, all of these asset types are referred to as real estate securities. The Company may also acquire and manage mortgage servicing rights, residential whole mortgage loans, residential real property and other mortgage and real estate related assets. The Company may also invest in other instruments including but not limited to Agency pass-through TBAs, interest rate swaps, U.S. treasuries, Eurodollar futures and cash equivalents. The Company’s targeted investments may range from unrated (first loss) securities to AAA senior securities, and as of December 31, 2012, substantially all investments have some credit risk component.

Ellington Residential Mortgage Management LLC (“ERMM” or the “Manager”) serves as the Manager to the Company pursuant to the terms of the Amended and Restated Management Agreement dated September 24, 2012 (the “Management Agreement”). ERMM is an affiliate of Ellington Management Group, L.L.C. (“EMG”), an investment management firm and registered investment advisor and commodity pool operator. In accordance with the terms of the Management Agreement and Services Agreement, the Manager is responsible for administering the Company’s business activities and day-to-day operations of the Company and performs certain services, subject to oversight by the Board of Trustees.

On July 31, 2012, in connection with the formation of EARN, an affiliate of the Company entered into a subscription agreement with EARN to purchase 100 common shares, $0.01 par value per share, for $1,000 as the sole shareholder of EARN. On September 25, 2012, EARN sold 1,575,000 common shares for total proceeds of $31.5 million, of which $30 million was contributed by the Blackstone Tactical Opportunities Funds (the “Blackstone Funds”) and $1.5 million by an affiliate of EMG (“Ellington”). In conjunction with the private placement of common shares, EARN repurchased the 100 common shares at their issue price and the shares were cancelled and then reinstated as available for issuance.

In December 2012, the Company agreed to bear all organizational costs relating to the Company’s formation. These organizational costs have been recorded in the consolidated statement of operations of the Company.

The Company has not elected and does not intend to elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code (the “Code”) for the period September 25, 2012 (Commencement of Operations) through December 31, 2012.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

2. Significant Accounting Policies

(A) Basis of Presentation: The Company’s consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. Entities in which the Company has a controlling financial interest, through ownership of the majority of the entities’ voting equity interests, or through other contractual right that give the Company control, are consolidated by the Company. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and those differences could be material.

(B) Valuation: The Company applies Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”), to its holdings of financial instruments. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

(C) Accounting for Real Estate Securities: Investments in real estate securities are generally recorded on trade date. These investments generally meet the requirements to be classified as available for sale under ASC 320-10-25, “Debt and Equity Securities,” which requires the securities to be carried at fair value on the Consolidated Balance Sheet with changes in fair value charged to other comprehensive income, a component of Shareholders’ Equity. The Company has chosen to make a fair value election pursuant to ASC 825 for its real estate securities portfolio. Electing the fair value option allows the Company to record changes in fair value in the Consolidated Statement of Operations, which, in management’s view, more appropriately reflects the results of operations for a particular reporting period as all securities activities will be recorded in a similar manner. As such, the real estate securities are recorded at fair market value on the Consolidated Balance Sheet and the period change in fair market value is recorded in current period earnings on the Consolidated Statement of Operations as a component of unrealized gain/loss on real estate securities.

Realized gains or losses on sales of real estate securities are included in realized gains/losses on the Consolidated Statement of Operations, and are recorded at the time of disposition. The cost of positions sold is calculated based on identified cost. Principal write-offs are generally treated as realized losses.

(D) Interest Income: The Company accretes market discounts and amortizes market premiums on debt securities using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. The Company’s accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

(E) Expense Recognition: Expenses are charged when incurred. Expenses include, but are not limited to, operating expenses related to the Company that are incurred by the Company or the Manager, which are eligible for reimbursement by the Company.

(F) Cash and Cash Equivalents: Cash and cash equivalents include cash and short term investments with original maturities of three months or less at the date of acquisition. Cash equivalents are recorded at cost plus accrued

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

interest, which approximates fair value. Cash accounts are maintained with financial institutions. These balances generally exceed insured limits.

(G) Deposits with Dealers Held as Collateral/Due to Brokers: Deposits with dealers held as collateral is restricted cash for clearing and executing trades. Deposits with dealers held as collateral, due to brokers and other financial assets and liabilities may be offset and the net amount may be reported in the Consolidated Balance Sheet when there is a legally enforceable right to set off the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously. Deposits with dealers held as collateral and Due to brokers are carried at cost, which approximates fair value. As of December 31, 2012, the Company does not have any deposits with dealers held as collateral or amounts due to brokers.

(H) Financial Derivatives: The Company may enter into various types of financial derivatives subject to certain restrictions, including restrictions associated with qualifying as a REIT when the company elects REIT tax status, and investment guidelines. As of December 31, 2012, the Company does not have any financial derivatives.

Swaps: The Company may enter into interest rate swaps. Interest rate swaps are contractual agreements whereby one party pays a floating rate of interest on a notional principal amount and receives a fixed rate on the same notional principal, or vice versa, for a fixed period of time.

The Manager does not intend to operate its non-Agency RMBS investment strategy on a credit hedged basis; however, the Company may opportunistically enter into short positions using credit default swaps to protect against adverse credit events with respect to the Company’s non-Agency RMBS. The Company may use credit default swaps to hedge non-Agency RMBS credit risk by buying protection on a single non-Agency RMBS or by buying protection on a basket or index of non-Agency RMBS assets. The Company may also enter into credit default swaps on various MBS indices and derivative contracts for hedging purposes referencing the unsecured corporate credit, or the equity of, certain corporations. However, this strategy is subject to qualifying and maintaining EARN’s qualification as a REIT and maintaining EARN’s exclusion from regulation as an investment company under the Investment Company Act.

Upfront payments paid/received by the Company on open swap contracts are initially recorded as an asset or liability and are recorded as a realized gain or loss on the termination date. During the term of swap contracts, changes in value are recognized as unrealized gains or losses in earnings. Periodic payments or receipts required by swap agreements are recorded as unrealized gains or losses when accrued and realized gains or losses when received or paid. Amounts receivable/payable from credit events are recorded in Due from/to swap counterparties. The Company may be required to deliver or receive cash or securities as collateral upon entering into swap transactions. When a contract is terminated, the Company will realize a gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Company’s basis in the contract, if any.

The Company’s swap contracts will be generally governed by International Swaps and Derivatives Association (“ISDA”) trading agreements, which are separately negotiated agreements with dealer counterparties. Changes in the relative value of the swap transactions may require the Company or the counterparty to post or receive additional collateral. Typically, a collateral payment or receipt is triggered based on the net change in the value of all contracts governed by a particular ISDA trading agreement. Cash collateral received from or paid to counterparties is included in Due to brokers and Deposits with dealers held as collateral, respectively. As of December 31, 2012, the Company does not have any swap contracts.

Futures Contracts: A futures contract is an agreement between two parties to buy and sell a financial instrument for a set price on a future date. Initial margin deposits are made upon entering into futures contracts and can be either cash or securities. During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by marking to market to reflect the market value of the contract. Variation margin payments are made or received periodically, depending upon whether unrealized losses or gains are incurred. When the contract is closed, the Company records a realized gain or loss equal to the difference between the proceeds of

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

the closing transaction and the Company’s basis in the contract. As of December 31, 2012, the Company does not have any futures contracts.

Options: The Company may purchase put, call, straddle or other similar options such as swaptions. When the Company purchases an option, an amount equal to the premium paid is recorded as an asset and is subsequently marked-to-market. Premiums paid for purchasing options that expire unexercised are recognized on the expiration date as realized losses. If an option is exercised, the premium paid is subtracted from the proceeds of the sale or added to the cost of the purchase to determine whether the Company has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premium paid.

The Company may write put, call, straddle or other similar options such as swaptions. When the Company writes an option, an amount equal to the premium received is recorded as a liability and is subsequently marked-to-market. Premiums received for writing options that expire unexercised are recognized on the expiration date as realized gains. If an option is exercised, the premium received is subtracted from the cost of the purchase or added to the proceeds of the sale to determine whether the account has realized a gain or loss on the related investment transaction. When the Company enters into a closing transaction, the Company will realize a gain or loss depending upon whether the amount from the closing transaction is greater or less than the premium received.

The Company may be required to deliver or receive cash or securities as collateral upon entering into certain option transactions. Movements in the value of the option transactions may require the Company or the counterparty to post additional collateral. As of December 31, 2012, the Company does not have any options or swaptions.

(I) Securities Lending: The Company may lend its portfolio securities to institutions in exchange for cash as collateral. The Company may bear the risk of a delay in recovery of, or even loss of rights in, the securities if the counterparty fails financially. The Company receives compensation for loaning its securities in the form of interest on the loan. As of December 31, 2012 there were no securities lending contracts outstanding.

(J) Repurchase Agreements and Reverse Repurchase Agreements: The Company may enter into repurchase agreements with third-party broker-dealers whereby it sells securities under agreements to repurchase at an agreed upon price and date. Interest on the value of repurchase and reverse repurchase agreements issued and outstanding is based upon market rates at the time of issuance. The Company accounts for repurchase agreements as collateralized borrowings. When the Company enters into a repurchase agreement, the lender establishes and maintains an account containing cash transferred and securities having a value not less than the repurchase price, including accrued interest, of the repurchase agreement. The Company enters into reverse repurchase agreement transactions with third-party broker-dealers whereby it purchases securities under agreements to resell at an agreed upon price and date. Repurchase and reverse repurchase agreements that are conducted with the same counterparty are reported on a net basis if they meet the requirements under the authoritative guidance. Repurchase agreements and reverse repurchase agreements are carried at their contractual amounts, which approximate fair value. As of December 31, 2012, the Company does not have any repurchase agreements or reverse repurchase agreements.

(K) When-Issued/Delayed Delivery Securities: The Company may purchase or sell securities on a when-issued or delayed delivery basis. Securities purchased or sold on a when-issued basis are traded for delivery beyond the normal settlement date at a stated price or yield, and no income accrues to the purchaser prior to settlement. Purchasing or selling securities on a when-issued or delayed delivery basis involves the risk that the market price or yield at the time of delivery may be lower or higher than the agreed upon price or yield, in which case a realized or unrealized loss may be incurred. As of December 31, 2012, the Company does not have any when-issued or delayed delivery securities.

The Company may transact in the forward settling To Be Announced RMBS (“TBA”) market. A TBA position is a forward contract for the purchase (“long position”) or sale (“short position”) of Agency RMBS at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date. The specific Agency RMBS delivered into the contract upon the settlement date, published each month by the Securities Industry and Financial

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

Markets Association, are not known at the time of the transaction. The difference between the contract price and the fair value of the TBA position is reported in gain (loss) on derivatives, in the Consolidated Statement of Operations. Upon settlement of the TBA contract, the realized gain or loss on the TBA contract is equal to the difference between the fair value of the underlying Agency RMBS physically received/delivered and the contract price, or if cash settled, is equal to the net cash amount paid or received.

The Company estimates the fair value of TBA positions based on similar methods used to value real estate securities. As of December 31, 2012, the Company does not have any TBA positions.

(L) U.S. Treasury securities: The Company may purchase or sell short U.S. Treasury securities and U.S. Treasury futures contracts to help mitigate the potential impact of changes in interest rates on the performance of its portfolio. The Company may borrow securities under repurchase agreements to cover short sales of U.S. Treasury securities. The Company accounts for these as securities borrowing transactions and recognizes an obligation to return the borrowed securities at fair value on the balance sheet based on the value of the underlying borrowed securities as of the reporting date. As of December 31, 2012, the Company does not have any U.S. Treasury securities.

(M) Organizational Expenses: Organizational expenses are expensed as incurred. Organizational expenses consisted mainly of legal fees.

(N) Offering Costs/Placement Fees/Deferred Offering Costs: Offering costs and placement fees are charged against shareholders’ equity. Costs associated with the Company’s proposed public offering of common shares have been capitalized and deferred until the offering occurs or it appears unlikely the offering will occur. If the offering occurs, the deferred offering costs will be offset against the proceeds of the offering and charged against shareholders’ equity. If it appears unlikely that an offering will occur, the deferred offering costs will be expensed in the consolidated statement of operations in that period. Deferred offering costs consist principally of legal, accounting, printing and other fees associated with the offering.

(O) Manager Compensation: The management agreement provides for the payment to the Manager of a management fee. The management fee is accrued and expensed during the period it is earned. For a more detailed discussion on the fees payable under the management agreement, see Note 5.

(P) Share Based Compensation: The Company will apply the provisions of ASC 718, “Compensation—Shares Compensation” with regard to its planned equity incentive plans. ASC 718 covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued. As of December 31, 2012, the Company has not established a share based compensation plan.

(Q) Dividends: Dividends payable are recorded on the declaration date.

(R) Shares Repurchased: Common shares that are repurchased by the Company subsequent to issuance decrease the total number of shares issued and outstanding. At December 31, 2012 there were no shares repurchased.

(S) Earnings Per Share (“EPS”): In accordance with the provisions of ASC 260, “Earnings per Share,” the Company calculates basic income per share by dividing net income (loss) for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted income per share takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

(T) Income Taxes: The Company, as a business trust with more than one owner, is considered a partnership for U.S. federal income tax purposes. In general, partnerships are not subject to entity-level tax on their income, but the

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

income of a partnership is taxable to its owners on a flow-through basis. Interest, dividend and other income realized by the Company from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to entity level tax such as withholding and other taxes levied by the jurisdiction in which the income is sourced. The Company has not elected and does not intend to elect REIT status under the Code for the period September 25, 2012 (Commencement of Operations) through December 31, 2012. The Company follows the authoritative guidance on accounting for and disclosure of uncertainty on tax positions, which requires management to determine whether a tax position of the company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Company did not have any unrecognized tax benefits at December 31, 2012. The Company does not expect any change in unrecognized tax benefits within the next year. In the normal course of business, the Company may be subject to examination by federal, state, local and foreign jurisdictions, where applicable, for the open tax year 2012. The Company may take positions with respect to certain tax issues which depend on legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions, the Company might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these consolidated financial statements.

(U) Recent Accounting Pronouncements: In December 2011, the FASB issued ASU No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). This amends ASU 210-20, Balance Sheet Offsetting, to require new disclosures about balance sheet offsetting for derivative and financial instruments which are offset on the Consolidated Balance Sheet. The update requires disclosure of gross asset and liability amounts for financial instruments shown net on the Consolidated Balance Sheet. ASU 2011-11 is effective for interim and annual periods beginning on or after January 1, 2013 and is to be applied retrospectively. The Company does not expect the adoption of ASU 2011-11 to have a material impact on its consolidated financial statements.

In January 2013, the FASB issued ASU No. 2013-01, Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013- 01”). The amendment clarifies that the scope of ASU 2011-11 applies to derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. The Company does not expect the adoption of ASU 2013-01 to have a material impact on its consolidated financial statements.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

3. Valuation

The following is a description of the valuation methodologies used for the Company’s financial instruments:

Level 1 valuation methodologies include the observation of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 valuation methodologies include the observation of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 valuation methodologies include (i) the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment and default rate assumptions, (ii) the assessment of observable or reported recent trading activity and (iii) the solicitation of valuations from third parties (typically, broker-dealers).

The Company utilizes such information to assign a good faith fair value (the estimated price that would be received to sell an asset or paid to transfer a liability in an orderly transaction at the valuation date) to such financial instruments.

The Company seeks to obtain at least one third-party indicative valuation for each instrument, and often obtains multiple indicative valuations when available. Third-party valuation providers often utilize proprietary models that are highly subjective and also require the use of a significant amount of judgment and the application of various assumptions including, but not limited to, prepayment assumptions and default rate assumptions. The Company has been able to obtain third-party valuations on the vast majority of the Company’s assets and expects to continue to solicit third-party valuations on substantially all assets in the future to the extent practical. Third-party valuations are not binding on the Company; rather, the Company uses its judgment, based on its own models, recent trading activity in the same or similar instruments, and the indicative valuations received from third parties to determine and assign fair values to the Company’s Level 3 assets. The Company believes that third-party valuations play an important role in ensuring that its valuation determinations are fair and reasonable. The Company’s valuation process is overseen by a valuation committee. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for the financial instruments existed, and the differences could be material to the consolidated financial statements.

The following table presents the Company’s financial instruments measured at fair value on a recurring basis as of December 31, 2012:

Description	Level 1	Level 2	Level 3	Total

Assets:

Non-Agency RMBS	$—	$—	$13,595,776	$13,595,776

Total Investments Carried at Fair Value	$—	$—	$13,595,776	$13,595,776

The Company did not have any transfers of assets or liabilities between Levels 1, 2 and 3 of the fair value hierarchy for the period September 25, 2012 (Commencement of Operations) through December 31, 2012.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

The following tables present additional information about the Company’s investments which are measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value:

Non-Agency RMBS

Beginning balance	$—
Transfers (1):
Transfers into level 3	—
Transfers out of level 3	—
Purchases	13,643,373
Proceeds from sales	(248,459)
Amortization/accretion, net	113,471
Realized net gains/(losses)	(18,711)
Unrealized net gains (losses)	106,102

Ending balance	$13,595,776

Change in unrealized gain/(loss) for level 3 assets still held as of December 31, 2012	$106,102

(1)	Transfers are assumed to occur at the beginning of the period.

The following table presents a summary of quantitative information, which management is aware of, about the significant unobservable inputs used in the fair value measurement of investments for which the Company has utilized Level 3 inputs to determine fair value:

(In thousands)				Range
Description	Fair Value as of December 31, 2012	Valuation Technique	Significant Unobservable Input	Min	Max	Weighted Average (1)

Non-Agency RMBS
Private label RMBS -		Discounted Cash
Principal & Interest Securities	13,595,776	Flows	Yield	6.2%	20.4%	8.5%

			Projected Collateral Prepayments	12.6%	52.2%	29.4%
			Projected Collateral Losses	11.3%	41.4%	26.9%
			Projected Collateral Recoveries	6.8%	33.2%	23.8%
			Projected Collateral Scheduled Amortization	3.0%	52.7%	19.9%

						100.0%

(1)	Averages are weighted based on the fair value of the related instrument.

Collateral prepayments, losses, recoveries and scheduled amortization are projected over the remaining life of the collateral and expressed as a percentage of the collateral’s current principal balance.

Material changes in any of the inputs above in isolation could result in a significant change to reported fair value measurements. Fair value measurements are impacted by the interrelationships of these inputs. For example, a higher expectation of collateral prepayments will generally result in a lower expectation of collateral losses. Conversely, higher losses will generally result in lower prepayments.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

4. Real Estate Securities

The following table presents the current principal balance, premium or discount, amortized cost, gross unrealized gain, gross unrealized loss, and fair market value of the Company’s real estate securities portfolio at December 31, 2012. The non-Agency RMBS portfolio is not issued or guaranteed by Fannie Mae, Freddie Mac or any agency of the U.S. Government and are therefore subject to credit risk.

		Premium		Gross Unrealized			Weighted Average
	Current Face	(Discount)	Amortized Cost	Gain	Losses	Fair Value	Coupon	Yield
Non-Agency RMBS	$26,890,052	$(13,400,378)	$13,489,674	$117,432	$(11,330)	$13,595,776	2.2%	8.5%

The following table details weighted average life:

	Weighted Average Life (1)	Fair Value	Amortized Cost	Weighted Average Coupon
Non-Agency RMBS	7.8	13,595,776	13,489,674	2.2%

Total	7.8	13,595,776	13,489,674	2.2%

(1)	Actual maturities of MBS are generally shorter than stated contractual maturities. Maturities are affected by the contractual lives of the underlying mortgages, periodic payments of principal and prepayments of principal.

5. Management Fees

The Manager receives an annual management fee in an amount equal to 1.50% per annum of shareholders’ equity (as defined in the management agreement) as of the end of each fiscal quarter (before deductions for management fee with respect to such fiscal period). The management fee is payable quarterly in arrears. For the period September 25, 2012 (Commencement of Operations) to December 31, 2012, the total management fee incurred by EARN was $124,425, of which $116,550 remains payable at December 31, 2012.

Shareholders’ equity is defined in the management agreement, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of common shares or other equity securities of EARN or the Operating Partnership (without double counting) since inception, plus (2) EARN’s and the Operating Partnership’s (without double counting) retained earnings or accumulated deficit calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company or the Operating Partnership has paid to repurchase common shares, limited partnership interests in the Operating Partnership or other equity securities since inception. Shareholders’ equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in the financial statements prepared in accordance with GAAP, regardless of whether such items are included in net income, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case, after discussions between the Manager and EARN’s independent trustees and approval by a majority of EARN’s independent trustees.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

6. Earnings per Share

Basic EPS is calculated by dividing net income (loss) for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted EPS takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

As of December 31, 2012, the Company did not have any dilutive instruments outstanding.

The following table presents a reconciliation of the earnings and shares used in calculating basic and diluted EPS for the period September 25, 2012 (Commencement of Operations) through December 31, 2012:

Period Ended December 31, 2012
Numerator:
Net loss to common shares for basic and diluted earnings per share	$(536,401)

Denominator:
Basic weighted average shares outstanding	1,575,000
Manager and trustee restricted stock	—

Diluted weighted average shares outstanding	1,575,000

Basic Earnings (Loss) Per Share	$(0.34)
Diluted Earnings (Loss) Per Share:	$(0.34)

7. Related Party Transactions

Management Agreement

EARN has entered into a management agreement with the Manager, which provides for an initial term through September 27, 2017, and will be renewed automatically each year for an additional one-year period, subject to certain termination rights. The Company is externally managed and advised by the Manager. Pursuant to the terms of the management agreement, effective September 24, 2012, the Manager provides the Company with its management team, including its officers, along with appropriate support personnel. The Company does not have any employees. The Manager is responsible for the day-to-day duties and obligations of the Company arising under the management agreement.

Services Agreement

The Manager and EMG are parties to a services agreement, pursuant to which EMG is required to provide to the Manager personnel, services and resources as needed to enable the Manager to carry out its obligations and responsibilities under the management agreement. The Company is a named third-party beneficiary to the services agreement and, as a result, has, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by the Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, the Manager makes certain payments to EMG in connection with the services provided. The Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by the Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of the Manager and EMG, other than, in respect of certain special non-voting membership interests held by certain shareholders.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

Expense reimbursement

The Company is required to reimburse the Manager for operating expenses related to the Company that are incurred by the Manager, including expenses relating to legal, accounting, due diligence, other services and all other costs and expenses as approved by the Board of Trustees. The Company’s reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash within 60 days following delivery of the expense statement by the Manager; provided, however, that such reimbursement may be offset by the Manager against amounts due to the Company from the Manager. The Company will not reimburse the Manager for the salaries and other compensation of its personnel except that the Company will be responsible for expenses incurred by the Manager in employing certain EARN officers as further described below.

Following an initial public offering, the Company will reimburse the Manager for the allocable share of the compensation, including, without limitation, wages, salaries and employee benefits paid or reimbursed, as approved by the Compensation Committee of the Board of Trustees, to certain dedicated or partially dedicated officers who spend all or a portion of their time managing the Company’s affairs based upon the percentage of time devoted by such personnel to the Company’s affairs. In their capacities as officers or personnel of the Manager or its affiliates, they will devote such portion of their time to the Company’s affairs as is necessary to enable the Company to operate its business.

Termination fee

The termination fee, payable for (1) EARN’s termination or non-renewal of the management agreement without cause or (2) the Manager’s termination of the management agreement upon a default by EARN in the performance of any material term of the management agreement, will be equal to five percent (5%) of Shareholders’ Equity, as defined in the management agreement (see note 5 above) as of the month-end preceding termination. As of December 31, 2012, no event of termination of the management agreement has occurred.

Registration Rights Agreement

EARN is a party to a registration rights agreement with Ellington and the Blackstone Funds pursuant to which the Company has granted Ellington and the Blackstone Funds and each of their permitted transferees and other holders of the Company’s “registrable common shares” (as such term is defined in the registration rights agreement) who become a party to the registration rights agreement with certain demand and/or piggy-back registration and shelf takedown rights. In no event shall any holder of EARN’s registrable common shares have any of the registration, offering or sale rights set forth in the registration rights agreement prior to the one year anniversary of the closing of the initial public offering.

8. Capital

The Company has authorized 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share. The Board of Trustees may authorize the issuance of additional shares of any class.

As of December 31, 2012, there were 1,575,000 common shares outstanding; no preferred shares have been issued.

In addition to the initial subscription of $31.5 million, the Company has aggregate additional capital commitments from its shareholders of $21.0 million. The aggregate additional committed capital remains available to be drawn, for purposes of satisfying investments, management fees and expenses over the commitment period. The commitment period began on September 24, 2012 and will end on the earlier of (a) the date the total capital commitment has been fully drawn, or (b) the date that is two business days following an initial public offering. The commitment period may be extended if mutually agreed by the shareholders, Ellington and the Blackstone Funds.

ELLINGTON RESIDENTIAL MORTGAGE REIT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

Distribution Policy

Once the Company elects to be taxed as a REIT, the timing and frequency of distributions will be determined by the Board of Trustees based upon a variety of factors deemed relevant by the Company’s trustees, including restrictions under applicable law, capital requirements of the Company and the REIT requirements of the Code. Distributions to shareholders generally will be taxable to shareholders as ordinary income, although a portion of such distributions may be designated as long-term capital gain or qualified dividend income or may constitute a return of capital. The Company will furnish annually to each shareholder a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment.

9. Commitments and Contingencies

From time to time, the Company may become involved in various claims and legal actions arising in the ordinary course of business. Management is not aware of any significant contingencies at December 31, 2012.

The Company, the Manager and the Company’s current shareholders have entered into a commitment to enter into a shareholders agreement that will set forth certain governance provisions including contractual rights for those shareholders to designate nominees for election to our Board of Trustees, certain exclusivity arrangements for the benefit of the Company and other terms.

10. Subsequent Events

The Company evaluated events and transactions that occurred from January 1, 2013 to March 28, 2013, the date the financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

SEC registration fee		$13,640
FINRA filing fee		15,500
NYSE listing fee			*
Legal fees and expenses (including Blue Sky fees)			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Transfer agent fees and expenses			*
Miscellaneous			*

Total	$		*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

On September 25, 2012, we completed a private placement of 1,575,000 common shares to our initial investors for a price of $20.00 per share. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.	Indemnification and Limitation of Liability of Trustees and Officers.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust permits us and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee or officer and at our request, serves or has served another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer, managing member, manager, partner, employee or agent and who is made or is threatened to be made a party to the proceeding by reason of his or her service in any such capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer has reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of if the corporation or if the director or officer was adjudged to be liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. In accordance with the Maryland General Corporation Law, as a condition to advancing expenses, we must obtain (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

We also expect to enter into indemnification agreements with our trustees and our executive officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancement by us of expenses and costs relating to certain claims, suits or proceedings arising from their service to us.

We expect to obtain an insurance policy under which our trustees and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such trustees and officers by reason of any acts or omissions covered under such policy in their respective capacities as trustees or officers, including certain liabilities under the Securities Act of 1933.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated by reference herein. following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Item 37.	Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on April 1, 2013.

ELLINGTON RESIDENTIAL MORTGAGE REIT

By:	/s/ Laurence Penn
Laurence Penn
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Each person whose signature appears below hereby constitutes and appoints Laurence Penn and Daniel Margolis, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common shares under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

By:	/s/ Laurence Penn	Chief Executive Officer and	April 1, 2013
	Laurence Penn	President; Trustee (Principal Executive Officer)

By:	/s/ Paul A. Asaro	Interim Chief Financial Officer and	April 1, 2013
	Paul A. Asaro	Treasurer (Principal Financial and Accounting Officer)

By:	/s/ David S. Blitzer	Trustee	April 1, 2013
David S. Blitzer

By:	/s/ Menes O. Chee	Trustee	April 1, 2013
Menes O. Chee

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Articles of Amendment and Restatement of Ellington Residential Mortgage REIT.

3.2*	Form of Bylaws of Ellington Residential Mortgage REIT.

4.1*	Specimen Common Share Certificate of Ellington Residential Mortgage REIT.

5.1*	Opinion of Venable LLP (including consent of such firm).

8.1*	Opinion of Hunton & Williams LLP (including consent of such firm).

10.1*	Amended and Restated Management Agreement between Ellington Residential Mortgage REIT and Ellington Residential Mortgage Management LLC.

10.2*	Services Agreement between Ellington Residential Mortgage Management LLC and Ellington Management Group, L.L.C.

10.3*	Form of Indemnification Agreement.

10.4*	Registration Rights Agreement, dated as of September 25, 2012, by and among Ellington Residential Mortgage REIT, EMG Holdings, L.P. and Blackstone Tactical Opportunities EARN Holdings, L.L.C.

10.5*	Form of Shareholders Agreement by and among Ellington Residential Mortgage REIT, EMG Holdings, L.P. and Blackstone Tactical Opportunities EARN Holdings, L.L.C.

10.6*	Amended and Restated Agreement of Limited Partnership of Ellington Residential Mortgage LP.

21.1*	Subsidiaries of Ellington Residential Mortgage REIT.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

23.2*	Consent of Hunton & Williams LLP (including in Exhibit 8.1).

23.3	Consent of PricewaterhouseCoopers LLP.

99.1	Consent of Michael W. Vranos to being named as a trustee.

*	To be filed by amendment.